UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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SPECTRUM BRANDS HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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3001 Deming Way

Middleton, WI 53562

July 1, 2021

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc., to be held on August 3, 2021, at 9:00 a.m., Eastern Time, at the principal office of Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

At the meeting, stockholders will be asked to consider matters contained in the enclosed Notice of Annual Meeting of Stockholders and proxy statement. We will also consider any additional business that may be properly brought before the Annual Meeting.

If you wish to attend the Annual Meeting in person, you must reserve your seat by July 23, 2021 by contacting our Investor Relations Department at investorrelations@spectrumbrands.com. Additional details regarding requirements for admission to the Annual Meeting are described in the proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

If you have any questions concerning the Annual Meeting and you are the stockholder of record of your shares, please contact our Investor Relations Department at (608) 278-6148 or our proxy solicitor, Okapi Partners LLC, toll-free, at (855) 208-8902. If you are the stockholder of record of your shares and have questions regarding your stock ownership, please contact our transfer agent, American Stock Transfer & Trust, by telephone at (800) 937-5449 (within the U.S.) or (718) 921-8124 (International). If your shares are held by a broker or other nominee (that is, in “street name”), please contact your broker or other nominee for questions concerning the Annual Meeting or your stock ownership.

Stockholders of record can vote their shares by attending the Annual Meeting or by submitting a proxy through the mail, over the Internet, or by using a toll-free telephone number. Instructions for using these convenient services are provided on the proxy card. Please read the enclosed information carefully before voting your shares. You may also vote your shares by marking your votes on the enclosed proxy or following the enclosed voting instruction card. If you attend the Annual Meeting, you may withdraw your proxy and vote your shares in person. If your shares are held in street name, you should vote your shares in accordance with the instructions of your bank or brokerage firm or other nominee.

We appreciate your ongoing support of Spectrum Brands Holdings, Inc.

Sincerely,

David M. Maura

Chief Executive Officer and Chairman of the Board

3001 Deming Way

Middleton, WI 53562

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON August 3, 2021

July 1, 2021

To Our Stockholders:

We will hold the Annual Meeting of Stockholders (“Annual Meeting”) of Spectrum Brands Holdings, Inc., a Delaware corporation (the “Company,” “Spectrum Brands,” “we,” “us” or “our”), on August 3, 2021 at 9:00 a.m., Eastern Time, at our principal office, 3001 Deming Way, Middleton, WI 53562. We may, at any time prior to the Annual Meeting, elect to change the place of the meeting (including holding the meeting through a “virtual” or online method) and/or postpone or cancel the meeting in accordance with applicable law.

We are monitoring the public health impact of the coronavirus (COVID-19). The health and well-being of our employees, stockholders, directors, officers, and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method. Any such change will be announced as promptly as practicable, through a press release and a filing with the Securities and Exchange Commission, as well as any other notification required by state law.

The purposes of the Annual Meeting are to:

1.	elect two Class III directors;

2.	ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021;

3.	approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4.	approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to de-classify the Board of Directors.

Our Board of Directors recommends a vote FOR the nominees in Proposal 1 and FOR Proposals 2, 3, and 4. These proposals are described in the attached proxy statement, which you are encouraged to read fully. Stockholders will also consider any additional business that may be properly brought before the Annual Meeting or any adjournment or postponement thereof.

If you wish to attend the Annual Meeting in person, you must reserve your seat by July 23, 2021 by contacting our Investor Relations Department at investorrelations@spectrumbrands.com. Additional details regarding requirements for admission to the Annual Meeting are described in the attached proxy statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Our Board of Directors has set the close of business on June 15, 2021 as the record date for the Annual Meeting (the “Record Date”). The stock transfer books of the Company will not be closed following the Record Date, but only stockholders of record at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the

Annual Meeting will be available for inspection at the Annual Meeting and will also be available for twenty days prior to the Annual Meeting, during normal business hours, at the principal office of the Company, located at 3001 Deming Way, Middleton, WI 53562.

The vote of each eligible stockholder is important. Please vote as soon as possible to ensure that your vote is recorded promptly, even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

Ehsan Zargar

Executive Vice President, General Counsel, and Corporate

Secretary

3001 DEMING WAY

MIDDLETON, WI 53562

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

SPECTRUM BRANDS HOLDINGS, INC.

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

2021 ANNUAL MEETING INFORMATION

This summary highlights information you will find in this Proxy Statement. As it is only a summary, please review the complete proxy statement before you vote.

Date and Time:	Location:	Record Date:	Proxy Mail Date:
August 3, 2021 at 9:00 a.m., Eastern Time	Principal office of the Company, 3001 Deming Way, Middleton, WI 53562	June 15, 2021	On or about July 1, 2021

How to Vote

By Internet:	By Phone:	By Mail:	In Person:
Visit the website listed on your proxy card	Call the telephone number on your proxy card	Sign, date, and return your proxy card in the enclosed envelope	Attend the Annual Meeting in Middleton, WI

Voting:	Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Admission:	Admission to the 2021 Annual Meeting is limited to shareholders as of the Record Date or their duly appointed proxies. If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport.

2021 Annual Meeting Agenda and Vote Recommendations:

Matter	Board Vote Recommendation		Page Reference (for more details)

Proposal 1	Election of Directors	FOR	72
Proposal 2	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	73

Proposal 3	Advisory Vote on Executive Compensation	FOR	74
Proposal 4	Approve an Amendment to our Charter to De-classify the Board of Directors	FOR	75

We are monitoring the public health impact of the coronavirus (COVID-19). The health and well-being of our employees, stockholders, directors, officers, and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method. Any such change will be announced as promptly as practicable, through a press release and a filing with the Securities and Exchange Commission (the “SEC”), as well as any other notification required by state law.

GENERAL INFORMATION ABOUT THE PROXY STATEMENT

AND ANNUAL MEETING

Why am I receiving these materials?

This proxy statement, the accompanying Notice of Annual Meeting of Stockholders, and proxy card are being furnished to the stockholders of the Company by the Board of Directors (the “Board”) to solicit your proxy to vote at the 2021 Annual Meeting of Stockholders of the Company and any adjournments or postponements thereof (the “Annual Meeting”) to be held on August 3, 2021, at 9:00 a.m., Eastern Time, at the principal office of the Company, 3001 Deming Way, Middleton, WI 53562. The Board may, at any time prior to the Annual Meeting, elect to change the place of the meeting (including holding the meeting through a “virtual” or online method) and/or postpone or cancel the meeting in accordance with applicable law.

This proxy statement summarizes the information that holders of our shares, need to vote at the Annual Meeting. Unless stated otherwise herein or the context requires otherwise, references to “shares” means shares of our Common Stock, and “stockholder” means a holder of our Common Stock.

We will begin mailing this Proxy Statement, along with the proxy card and the other materials listed below, on or about July 1, 2021. To ensure that your proxy is voted at the Annual Meeting, your proxy should be received no later than 5:00 p.m., Eastern Time, on July 29, 2021 if given by mail, or by 11:59 p.m., Eastern Time, on August 2, 2021 if submitted by telephone or over the Internet.

We have requested that banks, brokerage firms and other nominees who hold shares on behalf of the beneficial owners of our shares (such stock is often referred to as being held in “street name”) as of the close of business on June 15, 2021 forward these materials, together with a proxy card or voting instruction card, to those beneficial owners. We have agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

What materials am I receiving?

You are receiving:

1.	this Proxy Statement for the Annual Meeting;

2.	a proxy card or voting instruction form for the Annual Meeting; and

3.

a report containing the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2020 (“Fiscal 2020”), as filed with the SEC on November 18, 2020, and Amendment No. 1 thereto, as filed with the SEC on January 27, 2021 (together, the “2020 Annual Report”).

What is the purpose of the Annual Meeting?

At the Annual Meeting, including any adjournment or postponement thereof, our stockholders will be asked to consider and vote upon four proposals to:

1.	Elect Messrs. Maura and Polistina as Class III directors;

2.	Ratify the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021 (“Fiscal 2021”);

3.	Approve, on an advisory basis, the compensation of the Company’s named executive officers; and

4.	Approve an amendment to the Charter to de-classify the Board of Directors (the “Charter Amendment”).

You may also be asked to consider and vote to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof. Other than matters incident to the conduct of the Annual Meeting and those set forth in this Proxy Statement, we do not know of any business or proposals to be considered at the Annual Meeting. If any other business is proposed and properly presented at the Annual Meeting, the proxies received from our stockholders give the proxy holders the authority to vote on the matter at their discretion.

Who are the nominees for election and what would be the size and composition of the Board and its standing committees following their election?

The nominees for election as Class III directors at the Annual Meeting are Messrs. Maura and Polistina. See “Directors, Executive Officers and Corporate Governance – Class III Director Nominees” for our nominees’ biographical information. If Proposal 4 (approval of the Charter Amendment) is approved, directors will remain on the Board until the term of such director’s Class expires and will then be elected annually. If Proposal 1 (election of directors) is approved, the Board will consist of seven directors and will not have any vacancies.

As of the date hereof, Messrs. Campbell, Patel, Polistina and Rovit, and Mses. Chow, James and Ward are “independent” directors under the applicable SEC rules, the New York Stock Exchange (the “NYSE”) Listed Company Manual and other rules (“NYSE Rules”) and the Company’s Corporate Governance Guidelines. As of the date hereof, our Audit Committee is comprised of Messrs. Patel (Chair), Campbell and Rovit and Ms. Chow. Each of Messrs. Patel, Campbell and Rovit and Ms. Chow qualifies as an “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. As of the date hereof, our Compensation Committee is comprised of Messrs. Polistina (Chair) and Patel and Ms. James. As of the date hereof, our Nominating and Corporate Governance Committee (our “NCG Committee”) is comprised of Ms. James (Chair) and Messrs. Polistina and Rovit.

What does our Board recommend?

Our Board recommends that you vote FOR the nominees in Proposal 1 and FOR Proposals 2, 3, and 4.

Who can vote?

Our Board has fixed the close of business on June 15, 2021 as the date to determine the stockholders who are entitled to attend and vote at the Annual Meeting (the “Record Date”). On the Record Date, our outstanding capital stock consisted of 42,628,769 shares of Common Stock, which was held by approximately 1,250 holders of record including persons who hold shares for an indeterminate number of beneficial owners. Each share of Common Stock is entitled to one vote in the election of directors and on each matter submitted for stockholder approval.

Can I obtain a list of stockholders entitled to vote at the Annual Meeting?

At the Annual Meeting, and at least twenty days prior to the Annual Meeting, a complete list of stockholders entitled to vote at the meeting will be available at our principal office, 3001 Deming Way, Middleton, WI 53562, during regular business hours. Stockholders of record may inspect the list for proper purposes during normal business hours.

What is the difference between a stockholder of record and a beneficial owner of shares held in “street name”?

Stockholder of record. You are a stockholder of record if at the close of business on the Record Date your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust. Our proxy materials were sent directly to you by the Company and you can vote your shares as instructed on the accompanying proxy card.

Beneficial owner of shares held in “street name.” You are a beneficial owner if at the close of business on the Record Date your shares were held in the name of your bank, brokerage firm or other nominee. Being a beneficial owner means that your shares are held in “street name.” Our proxy materials were forwarded to you by that organization, and their instructions for voting your shares should accompany this Proxy Statement.

How do I attend the Annual Meeting, and do I need to do anything in advance to attend?

All stockholders at the close of business on the Record Date are invited to attend the Annual Meeting. All stockholders planning to attend the Annual Meeting in person must contact our Investor Relations Department at investorrelations@spectrumbrands.com by no later than July 23, 2021 to reserve a seat at the Annual Meeting. For admission, stockholders should come to the Annual Meeting check-in area no less than 15 minutes before the Annual Meeting is scheduled to begin. Stockholders of record should bring a form of photo identification so their share ownership can be verified. A beneficial owner holding shares in “street name” must also bring an account statement or letter from his or her bank or brokerage firm showing that he or she beneficially owns shares as of the close of business on the Record Date, along with a form of photo identification. Registration will begin at 8:30 a.m., Eastern Time and the Annual Meeting will begin at 9:00 a.m., Eastern Time. Please note that the use of cameras and other recording devices will not be allowed at the Annual Meeting.

If I am a stockholder of record, how do I vote and what are the voting deadlines?

Stockholders of record.

If you are a stockholder of record, there are several ways for you to vote your shares:

•

By mail. If you received printed proxy materials, you may submit your vote by completing, signing and dating the proxy card received and returning it in the prepaid envelope by following the instructions that appear on the proxy card. Proxy cards submitted by mail must be received no later than 5:00 p.m., Eastern Time, on July 29, 2021 to be voted at the Annual Meeting.

•

By telephone or over the Internet. You may vote your shares by telephone or via the Internet by following the instructions provided in the proxy card. If you vote by telephone or via the Internet, you do not need to return a proxy card by mail. Internet and telephone voting are available 24 hours a day, 7 days a week. Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Eastern Time, on August 2, 2021 to be voted at the Annual Meeting.

•

In person at the Annual Meeting. You may vote your shares in person at the Annual Meeting. Even if you plan to attend the Annual Meeting in person, we recommend that you also submit your proxy card or vote by telephone or via the Internet by the applicable deadline so that your vote will be counted if you later decide not to attend the meeting.

Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting, and do I need to do anything in advance to attend?”

I hold my shares in “street name,” how do I vote and what are the voting deadlines?

If you are a beneficial owner of your shares, you should have received voting instructions from the bank, brokerage firm or other nominee holding your shares. You should follow such instructions in order to instruct your bank, brokerage firm or other nominee on how to vote your shares. The availability of telephone and Internet voting will depend on the voting process of the bank, brokerage firm or other nominee holding your shares. Shares held beneficially may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker or nominee giving you the right to vote the shares. Details regarding requirements for admission to the Annual Meeting are described in this Proxy Statement under the heading “How do I attend the Annual Meeting and do I need to do anything in advance to attend?”

Can I revoke or change my vote after I submit my proxy?

Stockholders of record. If you are a stockholder of record, you may revoke your vote at any time before the final vote at the Annual Meeting by:

•	signing and returning a new proxy card with a later date, since only your latest proxy card received no later than 5:00 p.m., Eastern Time, on July 29, 2021 will be counted;

•	submitting a later-dated vote by telephone or via the Internet, since only your latest Internet or telephone vote received by 11:59 p.m., on August 2, 2021 will be counted;

•	attending the Annual Meeting in person and voting again; or

•

delivering a written revocation to Ehsan Zargar, Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562, no later than 5:00 p.m., Eastern Time, on August 2, 2021.

Beneficial owners of shares held in “street name.” If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow its instructions for changing your vote.

What is a “quorum”?

We may hold the Annual Meeting only if a “quorum” is present, either in person or by proxy. A “quorum” is a majority of our outstanding shares entitled to vote on the Record Date. Your shares will be counted towards establishing a quorum if you vote by mail, telephone, or over the Internet or if you vote in person at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists. If a quorum is not present at the Annual Meeting, we may adjourn the meeting from time to time until we have established a quorum.

What if I do not give specific instructions?

Stockholder of record. If you are a record holder of shares and you do not give specific voting instructions, the proxy holders will vote your shares as recommended by our Board on all matters presented in this Proxy Statement, and as the proxy holders determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owner of shares held in “street name.” If your shares are held in “street name” and you do not give specific voting instructions to your nominee, then, under the NYSE Rules, your nominee generally may vote on routine matters but cannot vote on non-routine matters. If you do not give instructions on how to vote your shares on a non-routine matter, your nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares; this is referred to as a “broker non-vote.”

Which ballot measures are “routine” or “non-routine”?

Proposal 1 (election of directors), Proposal 3 (the approval, on an advisory basis, of the compensation of the Company’s named executive officers), and Proposal 4 (approval of the Charter Amendment to de-classify the Board) are considered non-routine matters under applicable rules. A brokerage firm or other nominee cannot vote without instructions on a non-routine matter. Therefore, if you hold your shares in street name, it is critical that you give instructions on how to cast your vote with respect to these matters if you want your votes to count. If you do not instruct your bank, brokerage firm or other nominee how to vote on these matters, no votes will be cast on your behalf.

Proposal 2 (the ratification of the appointment of KPMG as our independent registered public accounting firm for Fiscal 2021) is considered routine under applicable rules. A broker or other nominee generally may vote on routine matters, and therefore no broker non-votes are expected in connection with this matter.

What vote is required to approve the proposals?

Director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy.

We have adopted a majority voting policy for the election of directors, which is in line with current corporate governance best practices. Pursuant to this voting policy, which applies in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.” This voting policy provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from our Board to our NCG Committee. Our NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to our Board concerning the acceptance or rejection of such tendered offer of resignation. The decision of our Board will be promptly publicly disclosed.

In the case of contested elections, the required voting standard to be elected as a director will be a plurality voting standard. Under such plurality voting standard, the nominees receiving the most votes “for” their election at a meeting of stockholders at which a quorum is present would be elected to our Board (despite the amount of “against” or “withhold” votes, abstentions or broker non-votes with respect to any nominee).

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify the appointment of KPMG as our independent registered public accounting firm for Fiscal 2021 (Proposal 2) and to approve, on an advisory basis, the compensation of our named executive officers (Proposal 3). The affirmative vote of holders of at least 66-2/3% of the shares outstanding of the Company then outstanding is required to approve the Charter Amendment (Proposal 4). With regards to Proposal 1 (election of directors), abstentions are not counted as either a vote cast “for” or “against” such director. With regards to Proposal 2 (ratification of KPMG’s appointment as auditor) and Proposal 3 (advisory vote on executive compensation), abstentions will be considered present in person or represented by proxy at the Annual Meeting and will have the effect of a vote against each of these proposals because approval of each of these proposals requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. With regards to Proposal 4 (approval of the Charter Amendment), abstentions will be considered as a vote “against” such proposal because approval of such proposal requires the affirmative vote of holders of at least 66-2/3% of the shares outstanding of the Company then outstanding.

How are broker “non-votes” and abstentions treated?

Broker “non-votes” and shares held as of the Record Date by holders who are present in person or represented by proxy at the Annual Meeting but who have abstained from voting or have not voted with respect to some or all of such shares on any proposal to be voted on at the Annual Meeting will be counted as present for purposes of establishing a quorum.

Broker “non-votes” and abstentions will: (i) have no effect on the outcome of the votes on Proposal 1 (election of directors), (ii) have the effect of a vote against each of Proposal 2 (ratification of KPMG’s appointment as auditor) and Proposal 3 (advisory vote on executive compensation) because approval of each of these proposals requires the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote, and (iii) have the effect of a vote against Proposal 4 (approval of the Charter Amendment) because approval of such proposal requires the affirmative vote of holders of at least 66-2/3% of the shares outstanding of the Company then outstanding.

Who will count the votes and serve as the inspector of election?

The Company expects to engage Broadridge Financial Solutions, Inc. as the independent inspector of election to tabulate stockholder votes at the Annual Meeting. In the event Broadridge Financial Solutions, Inc. is not engaged, one or more persons appointed by the Company will serve as the inspector of election.

Who is making and paying for this proxy solicitation?

This proxy is solicited on behalf of our Board. Certain officers, directors and other employees may also solicit proxies on our behalf by mail, telephone, fax, Internet or in person. The Company is paying for the cost of preparing, assembling and mailing this proxy soliciting material. We have engaged Okapi Partners LLC (“Okapi Partners”) to assist us in the distribution of proxy materials and the solicitation of votes described above. We will bear the costs of the fees for the solicitation agent, which are not expected to exceed $20,000, excluding out-of-pocket expenses. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of common shares held of record by them, and these custodians will be reimbursed for their reasonable charges and expenses to forward our proxy materials to their customers or principals.

What is the deadline to propose actions for consideration at the 2021 Annual Meeting of Stockholders?

We currently expect to hold our 2021 Annual Meeting of Stockholders in August 2021. Under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a stockholder’s proposal to be considered timely for inclusion in our proxy statement and form of proxy relating to the 2021 Annual Meeting of Stockholders, generally we must receive such proposal by the close of business on the 120th day prior to the first anniversary of the date of this Proxy Statement. However, if the date of the 2021 Annual Meeting of Stockholders is more than 30 days before or after the first anniversary of this year’s Annual Meeting, we must receive such proposal within a reasonable time prior to the Company beginning to print and distribute proxy materials for such meeting.

For a stockholder’s proposal to be considered timely under our Bylaws (and subject to all of the provisions fully set forth therein) for consideration at our 2021 Annual Meeting of Stockholders (without inclusion in the proxy statement for such meeting pursuant to Rule 14a-8), it generally must be received no later than the close of business on the 90th day (and no earlier than the close of business on the 120th day) prior to the first anniversary of this year’s Annual Meeting. However, if the date of the 2021 Annual Meeting of Stockholders is more than 30 days before (or more than 60 days after) the first anniversary of this year’s Annual Meeting, then notice by the stockholder must be received: (i) no earlier than the close of business on the 120th day prior to the 2021 Annual Meeting of Stockholders; and (ii) no later than the close of business on the later of: (a) the 90th day prior to such meeting and (b) the 10th day following the day on which we publicly announce the meeting date.

Where can I find voting results?

We will announce preliminary voting results at the Annual Meeting. We will publish the final voting results from the Annual Meeting in a Current Report on Form 8-K within four business days of the date of the Annual Meeting. You will also be able to find the results on our website at www.spectrumbrands.com.

What is our policy with respect to the attendance of our directors at Board and standing committee meetings and annual meetings of stockholders?

The Board held a total of nine meetings and acted by unanimous written consent on a total of three occasions during Fiscal 2020. Our Audit Committee held a total of four meetings during Fiscal 2020. Our Compensation Committee held six meetings and acted by unanimous written consent on two occasions during Fiscal 2020. Our NCG Committee held six meetings and acted by unanimous written consent on one occasion during Fiscal 2020. The Board and the directors recognize the importance of director attendance at Board and committee meetings. During Fiscal 2020, all of our directors attended at least 75% of the meetings of the Board and committees on which they served. The Company does not have a formal policy regarding the attendance of directors at annual meetings of stockholders, but we encourage all of our directors to attend. All of our directors attended the 2020 Annual Meeting of Stockholders.

How can stockholders communicate with our Board?

Stockholders may communicate with our Board by writing to the Board of Directors, Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562. Please see the additional information in the section captioned “Communications with our Board.”

I share an address with another stockholder, and we received only one paper copy of the proxy materials. How can I obtain an additional copy of the proxy materials?

The SEC allows us to deliver a single copy of proxy materials to an address shared by two or more stockholders, unless the stockholders instruct us to the contrary. This delivery method, referred to as “householding,” can result in significant cost savings for us. We will promptly provide you another copy of these materials, without charge, if you contact our proxy solicitor using the following contact information:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll Free: (855) 208-8902

Email: info@okapipartners.com

In addition, a copy of proxy materials, as well as the documents we file with the SEC, are available on our website at www.spectrumbrands.com; the materials furnished with this Proxy Statement include a copy of the Company’s 2020 Annual Report (but such material is not incorporated by reference into our proxy materials).

Stockholders of record sharing an address who receive multiple copies of proxy materials and wish to receive a single copy of such materials in the future should submit their request to us in the same manner. If you are the beneficial owner, but not the record holder, of our shares and wish to receive only one copy of the proxy statement related materials in the future, you need to contact your bank, brokerage firm or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address.

Where are the Company’s principal executive offices located and what is the Company’s main telephone number?

Our principal executive offices are located at 3001 Deming Way, Middleton, WI 53562. You may contact our Investor Relations Department by phone at (608) 278-6148 or by email at investorrelations@spectrumbrands.com.

Who can help answer my questions?

If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our proxy solicitor:

Okapi Partners LLC

1212 Avenue of the Americas, 24th Floor

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Our Board of Directors

Our directors are elected at each annual meeting of shareholders and hold office for staggered three-year terms. Our NCG Committee considers and chooses nominees for our Board with the primary goal of presenting a well-qualified slate of candidates who will serve the interests of our Company and our shareholders, taking into account the attributes of each candidate’s professional skillset and credentials, as well as gender, age, ethnicity and personal background. In evaluating nominees, our NCG Committee reviews each candidate’s background and assesses each candidate’s independence, skills, experience and expertise based upon a number of factors. We seek directors with the highest professional and personal ethics, integrity and character that have experience at the governance and policy-making level in their respective fields. Our NCG Committee reviews the professional background of each candidate to determine whether each candidate has the appropriate experience and ability to effectively make important decisions as a member on our Board. Our NCG Committee also determines whether a candidate’s skills and experience complement and enhance the collective skills and experience of our existing Board members. If Proposal 4 (approval of the Charter Amendment) is approved, directors will remain on the Board until the term of such director’s Class expires and will then be elected annually.

We are committed to ensuring that female and minority candidates are among the pool of individuals from which new Board nominees are selected. Starting in October of 2018 and continuously since then, we have steadily advanced this objective by appointing to our Board a number of candidates, all of whom are from diverse backgrounds and a majority of whom have been female candidates. As of the date of this report, the majority of our Board is comprised of female and diverse background members.

Our directors collectively represent a robust and diverse set of skills and experience, which we believe positions our Board and its committees well to effectively oversee the execution of our business strategy and to advance the interests of the Company and its stakeholders. The following table summarizes some of the key categories of skills and experience of our current directors:

Director Skills and Experience
✓100%: International Business Experience	✓100%: Business Operations

✓88%: Consumer Products	✓88%: Corporate Governance

✓100%: Corporate Strategy & Business Development	✓100%: Ethics/Corporate Social Responsibility

✓88%: Executive Leadership & Management	✓75%: Finance/Capital Management & Allocation

✓100%: Mergers & Acquisitions	✓75%: Public Company Executive Experience

✓75%: Marketing/Sales or Brand Management	✓75%: Human Resources & Compensation

✓88%: Accounting/Auditing	✓88%: Public Company Board Experience

Following the date of our Annual Meeting, our Board will consist of seven members and there will be no vacancies on the Board. If Proposal 4 (approval of the Charter Amendment) is approved, directors will remain on the Board until the term of such director’s Class expires and will then be elected annually.

Following the Annual Meeting, Ms. Ward (age 49, Class III director) will no longer serve as a director of the Company. The Board and Ms. Ward have mutually agreed that she shall not be re-nominated to the Board upon the completion of her term. This decision was made to allow Ms. Ward to pursue other opportunities and not because of any disagreement with the Company on matters relating to its operations, policies or practices.

Following the Annual Meeting, the Board will consist of seven directors. The names of each of the directors following the Annual Meeting and their respective classes, ages, Board tenures and committee memberships are each set forth in the following table:

				Committee Membership***
Name	Class*	Age	Tenure**	A	C	NCG
Sherianne James Independent Director	I	52	2018		○	●

Leslie L. Campbell Independent Director	I	61	2021	○

Joan Chow Independent Director	I	60	2021	○

Hugh R. Rovit Independent Director	II	60	2018	○		○

Gautam Patel Independent Director	II	49	2020	●	○

David M. Maura Executive Chairman	III	48	2018
Terry L. Polistina Lead Independent Director	III	57	2018		●	○

*

The term of our Class I directors expires at our 2022 annual stockholders meeting, our Class II directors expires at our 2023 annual stockholders meeting and our Class III directors elected at our upcoming Annual Meeting expires at our 2024 annual stockholders meeting.

**	Tenure represents service on the Board of the Company following the merger between HRG Group, Inc. and Spectrum Brands Legacy, Inc. (the “Merger”).
***	Committee membership: A = Audit Committee, C = Compensation Committee, NCG = NCG Committee; ● indicates committee Chair, ○ indicates committee member.

Director Biographies

Set forth below are biographies for each of our director nominees and continuing directors, accompanied by descriptions of some of their key skills and experiences. The absence of any given category of key skills or experiences from the list preceding a director’s biography does not necessarily signify a lack of qualification in any such category.

Class III Director Nominees

David M. Maura Director since July 2018 Age: 48 Race/Ethnicity: Caucasian Gender: Male
Independence & Committees: ● None

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   International Business Experience

●   Mergers & Acquisitions

●   Public Company Board Experience

●   Public Company Executive Experience

●   Risk Management & Oversight

David M. Maura was appointed our Executive Chairman and our Chief Executive Officer in July 2018. Previously, he had served as the Executive Chairman, effective as of January 2016, and as Chief Executive Officer, effective as of April 2018, of SPB Legacy. Prior to such appointment, Mr. Maura served as non-executive Chairman of the board of directors of SPB Legacy since July 2011 and served as interim Chairman and as one of the directors of SPB Legacy since June 2010. Mr. Maura was a Managing Director and the Executive Vice President of Investments at HRG Group, Inc. (“HRG Legacy”) from October 2011 until November 2016 and had been a member of HRG Legacy’s board of directors from May 2011 until December 2017. Mr. Maura previously served as a Vice President and Director of Investments of Harbinger Capital Partners LLC (“Harbinger Capital”) from 2006 until 2012. Prior to joining Harbinger Capital in 2006, Mr. Maura was a Managing Director and Senior Research Analyst at First Albany Capital, Inc., where he focused on distressed debt and special situations, primarily in the consumer products and retail sectors. Prior to First Albany, Mr. Maura was a Director and Senior High Yield Research Analyst in Global High Yield Research at Merrill Lynch & Co. Previously, Mr. Maura was a Vice President and Senior Analyst in the High Yield Group at Wachovia Securities, where he covered various consumer product, service, and retail companies. Mr. Maura began his career at ZPR Investment Management as a Financial Analyst.

Mr. Maura served as Chairman, President and Chief Executive Officer of Mosaic Acquisition Corp., a special purpose acquisition company, from October 2017 to January 2020, when the company merged with Vivint Smart Home, Inc. (“Vivint”). Mr. Maura served as an outside director on Vivint’s board until March 2020 when he resigned from the board of Vivint. He previously served on the boards of directors of Ferrous Resources, Ltd., Russell Hobbs, and Applica. Mr. Maura received a B.S. degree in Business Administration from Stetson University and is a CFA charterholder.

Terry L. Polistina Lead Independent Director since July 2018 Age: 57 Race/Ethnicity: Caucasian Gender: Male
Independence & Committees: ● Independent Director ● Chair of our Compensation Committee ● NCG Committee

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   International Business Experience

●   Marketing/Sales or Brand Management

●   Mergers & Acquisitions

●   Public Company Board Experience

●   Public Company Executive Experience

●   Risk Management & Oversight

●   Supply Chain/Logistics

Terry L. Polistina was appointed to our Board in July 2018. From June 2010 until July 2018, Mr. Polistina served as one of the directors of SPB Legacy. Since July 2018, Mr. Polistina has also served as the Lead Independent Director of the Board. Prior to that, he served as a director of SBI from August 2009 to June 2010. Mr. Polistina served as the President, Small Appliances of SPB Legacy beginning in June 2010 and became President - Global Appliances of SPB Legacy in October 2010 until September 2013. Prior to that, Mr. Polistina served as the Chief Executive Officer and President of Russell Hobbs from 2007 until 2010. Mr. Polistina served as Chief Operating Officer at Applica from 2006 to 2007 and Chief Financial Officer from 2001 to 2007, at which time Applica combined with Russell Hobbs. Mr. Polistina previously served as a director of privately held Entic, Inc. Mr. Polistina received an undergraduate degree in finance from the University of Florida and holds an MBA from the University of Miami. Mr. Polistina is the Chair of our Compensation Committee, is a member of our NCG Committee, and serves as the Lead Independent Director of the Board.

Directors Continuing in Office:

Class I Directors

Sherianne James Independent Director since October 2018 Age: 52 Race/Ethnicity: African American Gender: Female
Independence & Committees: ● Independent Director ● Chair of our NCG Committee ● Compensation Committee

Key Skills/Experience:

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   International Business Experience

●   Marketing/Sales or Brand Management

●   Mergers & Acquisitions

●   Public Company Executive Experience

Sherianne James was appointed to our Board in October 2018. Ms. James has served as Chief Marketing Officer of Essilor of America since August 2017 and SVP of Customer Engagement since March 2020, and previously was Vice President, Consumer Marketing for the company since July 2016. From February 2011 to July 2016, she held positions of increasing responsibility in marketing and operations for Transitions Optical, a division of Essilor of America, culminating in her role as Vice President of Transitions Optical from April 2014 to July 2016. From July 2005 through December 2010, Ms. James was Senior Marketing Manager for Russell Hobbs/Applica. She previously held a number of key project manager, research manager and brand manager positions with Kraft Foods, Inc. and, later, Kraft/Nabisco Foods from June 1995 to June 2005. Ms. James earned a B.S. degree in chemical engineering from the University of Florida in 1994 and an MBA from Northwestern University’s Kellogg Graduate School of Management in 2002. Ms. James currently serves as Chair of our NCG Committee and is a member of our Compensation Committee.

Leslie L. Campbell Independent Director since April 2021 Age: 61 Race/Ethnicity: African American Gender: Male
Independence & Committees: ● Independent Director ● Audit Committee

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Consumer Products

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   International Business Experience

●   Marketing/Sales or Brand Management

●   Mergers & Acquisitions

●   Supply Chain/Logistics

●   Technology/Cyber-Security

Leslie L. Campbell was appointed to our Board in April 2021. Since 2015, Mr. Campbell has been the owner and Chief Executive Officer of Campbell & Associates LLC, a product development and Engineering company. From 2013 to 2015, he served as Executive Vice President at AAMP Global, a vehicle technology company where he was responsible for engineering, research and development, new product development and operations. From 2002 to 2013, Mr. Campbell served in various senior roles of increasing responsibility in the engineering department for Applica Consumer Products, including serving the last six years of his tenure as Vice President of Engineering Quality and Regulatory where he was responsible for the design and development of new products and the maintenance of existing core product lines. From 1999 to 2002, Mr. Campbell served as Chief Engineer for B/E Aerospace where he was responsible for the design and development of galley products for commercial airlines. From 1995 to 1999, Mr. Campbell served as a Senior Research Engineer for Baker Hughes. From 1990 to 1995, he served as Senior Engineer at the Johnson Space Center (NASA) and from 1989 to 1990 he was a Senior Engineer at General Electric – Aerospace Division. Mr. Campbell has extensive experience in product development and product design and product quality and safety standards. Mr. Campbell received an undergraduate degree in engineering from the University of Florida. Mr. Campbell currently serves as a member of our Audit Committee.

Joan Chow Independent Director since April 2021 Age: 60 Race/Ethnicity: Asian Gender: Female
Independence & Committees: ● Independent Director ● Audit Committee

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Human Resources & Compensation

●   International Business Experience

●   Marketing/Sales or Brand Management

●   Mergers & Acquisitions

●   Public Company Board Experience

●   Public Company Executive Experience

Joan Chow was appointed to our Board in April 2021. Since February 2016, Ms. Chow has served as Chief Marketing Officer of the Greater Chicago Food Depository. From 2007 to August 2015, Ms. Chow was the Executive Vice President and Chief Marketing Officer at ConAgra Foods, Inc.. ConAgra Foods, now known as Conagra Brands, is one of North America’s leading packaged food companies. Prior to joining ConAgra in 2007, Ms. Chow was employed for nine years with Sears Holdings Corporation in various marketing positions of increasing responsibility, having served as Senior Vice President/Chief Marketing Officer of Sears Retail immediately prior to taking the position with ConAgra. Prior to that, she served in executive positions with Information Resources Inc. and Johnson & Johnson Consumer Products, Inc. Ms. Chow currently serves as Chair of the Compensation Committee and a member of the Governance Committee at Welbilt Inc. and is also a director at High Liner Foods, where she is on the Human Resources Committee. She has previously served as a director of The Manitowoc Company, RC2 Corporation, and Feeding America. Ms. Chow has extensive leadership experience in retail and consumer packaged goods marketing, advertising, branding, consumer insights, and digital/social marketing and human resources matters. Ms. Chow has an M.B.A. from the Wharton School of the University of Pennsylvania and a B.A. with Distinction from Cornell University. Ms. Chow currently serves as a member of our Audit Committee.

Class II Directors

Hugh R. Rovit Independent Director since July 2018 Age: 60 Race/Ethnicity: Caucasian Gender: Male
Independence & Committees: ● Independent Director ● Audit Committee ● NCG Committee

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Consumer Products

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Executive Leadership & Management

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   International Business Experience

●   Marketing/Sales or Brand Management

●   Mergers & Acquisitions

●   Public Company Board Experience

●   Public Company Executive Experience

●   Supply Chain/Logistics

Hugh R. Rovit was appointed to our Board in July 2018. From June 2010 until July 2018, Mr. Rovit served as one of the directors of SPB Legacy. Prior to that time, he served as a director of SBI from August 2009 to June 2010. Mr. Rovit is currently Chief Executive Officer of S’well, Inc., a global manufacturer and marketer of reusable stainless-steel bottles and accessories. He previously served as Chief Executive Officer of Ellery Homestyles, a leading supplier of branded and private label home fashion products to major retailers, offering curtains, bedding, throws and specialty products, from May 2013 until its sale in September 2018 to a strategic competitor. Previously, Mr. Rovit served as Chief Executive Officer of Sure Fit Inc., a marketer and distributor of home furnishing products from 2006 through 2012 and was a Principal at turnaround management firm Masson & Company from 2001 through 2005. Previously, Mr. Rovit held the positions of Chief Financial Officer of Best Manufacturing, Inc., a manufacturer and distributor of institutional service apparel and textiles, from 1998 through 2001 and Chief Financial Officer of Royce Hosiery Mills, Inc., a manufacturer and distributor of men’s and women’s hosiery, from 1991 through 1998. Mr. Rovit is also a director of PlayPower, Inc., GSC Technologies, Inc. and previously served as a director of Nellson Nutraceuticals, Inc., Kid Brands Inc., Atkins Nutritional, Inc., Oneida, Ltd., Cosmetic Essence, Inc., Xpress Retail and Twin Star International. Mr. Rovit received his B.A. degree from Dartmouth College and has an MBA from Harvard Business School. Mr. Rovit is a member of our Audit Committee and NCG Committee.

Gautam Patel Independent Director since October 2020 Age: 48 Race/Ethnicity: Asian Gender: Male
Independence & Committees: ● Independent Director ● Chair of our Audit Committee ● Compensation Committee

Key Skills/Experience:

●   Accounting/Auditing

●   Business Operations

●   Corporate Governance

●   Corporate Strategy & Business Development

●   Ethics/Corporate Social Responsibility

●   Finance/Capital Management & Allocation

●   Human Resources & Compensation

●   International Business Experience

●   Mergers & Acquisitions

●   Public Company Board Experience

Gautam Patel was appointed to our Board in October 2020. Mr. Patel has served as Managing Director of Tarsadia Investments, a private investment firm based in Newport Beach, California, since 2012. In that role, Mr. Patel has led a team of investment professionals to identify, evaluate and execute principal control equity investments across sectors including life sciences, financial services and technology. Prior to joining Tarsadia, Mr. Patel served as Managing Director at Lazard from 2008 to 2012, where he led financial and strategic advisory efforts in sectors including transportation and logistics, private equity and healthcare. Prior to that, Mr. Patel served in a variety of advisory roles at Lazard from 1999 to 2008, including restructuring, bankruptcy and corporate reorganization assignments in 2001 and 2008. From 1994 to 1997, Mr. Patel was an Analyst at Donaldson, Lufkin & Jenrette, where he worked on mergers and acquisitions as well as high-yield and equity financings. Mr. Patel is currently a Board Member of Amneal Pharmaceuticals (NYSE: AMRX). Mr. Patel also serves on the board of Casita Maria Center for Arts and Education, a New York-based nonprofit organization which aims to empower children through arts-based education. Mr. Patel received a B.A. from Claremont McKenna College, a B.S. from Harvey Mudd College, an MSc from the London School of Economics and an MBA from the University of Chicago. Mr. Patel currently serves as Chair of our Audit Committee and as a member of our Compensation Committee.

Our Executive Officers

Our executive officers serve at the discretion of our Board. Our Board selected each of our executive officers because his or her background provides each executive with the experience and skillset geared toward helping us succeed in our business strategy. Our management team is composed of seasoned executives who all focus on the performance of our Company to drive long-term outcomes for us. We are committed to ensuring that female and minority candidates are among the pool of individuals from which new executive officers are selected. During Fiscal 2019, we made progress in advancing this objective by appointing to our executive team a woman and a candidate from a diverse background. We are committed to further progressing this objective in the future.

Included in the discussion below is information regarding our executive officers who do not serve as directors of our Company. See “Our Board of Directors” above for certain information regarding David Maura, our only director-employee.

Randal D. Lewis Executive Vice President, Chief Operating Officer since October 2018 Age: 54 Race/Ethnicity: Caucasian Gender: Male

Randal D. Lewis was appointed our Chief Operating Officer in October 2018 and Executive Vice President in September 2019. He has direct responsibility for all operating divisions. Mr. Lewis was previously the President of our Global Consumer Division from March 2018, which included our Global Auto Care, Global Pet Care and Home & Garden business units. Prior to that, he was President of our Pet, Home & Garden business units since November 2014. Previous to that, he was Senior Vice President and General Manager of our Home & Garden business since January 2011. From April 2005 to January 2011, Mr. Lewis served as our Home & Garden business’s Vice President, Manufacturing and Vice President, Operations. Prior to that, Mr. Lewis held various leadership roles from October 1997 to April 2005 with the former owners of United Industries Corporation, which is now owned by the Company and from January 1989 to October 1997 Mr. Lewis worked at Unilever. Mr. Lewis earned a B.S. degree in mechanical engineering from the University of Illinois, Urbana-Champaign.

Rebeckah Long Senior Vice President, Global Human Resources since September 2019 Age: 46 Race/Ethnicity: Caucasian Gender: Female

Rebeckah Long was appointed our Senior Vice President, Global Human Resources in September 2019 and has direct responsibility for consistent delivery and execution of the Human Resource function globally. Ms. Long previously served as Vice President of Global Human Resources of Spectrum Brands since April 2019. Prior to that, she was Human Resource Business Partner for several business divisions within Spectrum Brands since March 2008, with a focus on talent strategy and organizational effectiveness. Prior to joining Spectrum Brands, she was the Regional Human Resources Manager for United Rentals, Inc. from June 2000 to February 2008 and was responsible for the integration of over 25 businesses into the United Rentals portfolio. Ms. Long earned a B.S. degree in Economics from Illinois State University.

Jeremy W. Smeltser Executive Vice President, Chief Financial Officer since November 2019 Age: 46 Race/Ethnicity: Caucasian Gender: Male

Jeremy W. Smeltser was appointed our Executive Vice President on October 1, 2019 and was appointed our Chief Financial Officer on November 17, 2019. He previously served as Vice President and Chief Financial Officer of SPX Flow, Inc. (“SPX Flow”). Prior to his role at SPX Flow, he served as Vice President and Chief Financial Officer of SPX Corporation, where he served in various roles, including as Vice President and Chief Financial Officer, Flow Technology and became an officer of SPX Corporation in April 2009. Mr. Smeltser joined SPX Corporation in 2002 from Ernst & Young LLP, where he was an audit manager in Tampa, Florida. Prior to that, he held various positions with Arthur Andersen LLP in Tampa, Florida and Chicago, Illinois, focused primarily on assurance services for global manufacturing clients. Mr. Smeltser earned a B.S. degree in Accounting from Northern Illinois University.

Ehsan Zargar Executive Vice President, General Counsel and Corporate Secretary since October 2018 Age: 44 Race/Ethnicity: Asian (Middle East) Gender: Male

Ehsan Zargar was appointed our Executive Vice President, General Counsel and Corporate Secretary on October 1, 2018. Mr. Zargar is responsible for the Company’s legal, environmental, health and safety, insurance and real estate functions. From June 2011 until July 2018, Mr. Zargar held a number of increasingly senior positions with HRG Legacy, including serving as its Executive Vice President and Chief Operating Officer from January 2017 until July 2018, as its General Counsel since April 2015 and as Corporate Secretary since February 2012. From August 2017 until July 2018, Mr. Zargar served as a director of SPB Legacy. From November 2006 to June 2011, Mr. Zargar worked in the New York office of Paul, Weiss, Rifkind, Wharton & Garrison LLP. Previously, Mr. Zargar practiced law at another major law firm focusing on general corporate matters. Mr. Zargar received a law degree from Faculty of Law at the University of Toronto and a B.A. from the University of Toronto.

Corporate Governance✓ Increased diversity among Board and executive team

The following table provides an overview of our corporate governance, including recent enhancements and existing practices.

Recent Enhancements	Existing Practices

✓ Commenced process to de-classify the Board

✓ Increased diversity among Board and executive team

✓ Adopted majority voting and a director resignation policy

✓ Strengthened our stock ownership guidelines

✓ Strengthened our anti-hedging policy

✓ Hired a new independent compensation consultant

✓ Adopted a board diversity policy

✓ Adopted a global environmental, social and governance policy

✓ Adopted a global energy and greenhouse gas policy

✓ Strengthened our environmental policy

✓ Strengthened our human rights policy

✓ Completed our transition to a stand-alone independent company

✓ Independent lead director

✓ Majority of the Board composed of independent directors

✓ All committees composed entirely of independent directors

✓ All four members of our Audit Committee are financial experts

✓ Related person transactions policy

✓ Anti-hedging policy and anti-pledging policy

✓ Securities trading policy

✓ Compensation clawback policy

✓ Corporate governance and code of ethics policies

✓ Environmental, social and governance policies

✓ Risk oversight policy

Board Structure

Lead Independent Director

Mr. Polistina was appointed to our Board, and as our Lead Independent Director in July 2018. In his capacity as our Lead Independent Director, Mr. Polistina:

•	presides at all meetings of the Board at which the Chairman of the Board is not present;

•	presides at all executive sessions of the independent members of the Board and has the authority to call meetings of the independent members of the Board;

•

serves as liaison between the management and the independent members of the Board and provides our Chief Executive Officer (“CEO”) and other members of management with feedback from executive sessions of the independent members of the Board;

•	reviews and approves the information to be provided to the Board;

•	reviews and approves meeting agendas and coordinates with management to develop such agendas;

•	approves meeting schedules to assure there is sufficient time for discussion of all agenda items;

•	if requested by major shareholders, ensures that he is available for consultation and direct communication;

•	interviews, along with the Chair of our NGC Committee, Board and senior management candidates and makes recommendations with respect to Board candidates and hiring of senior management;

•	consults with other members of our Compensation Committee with respect to the performance review of our CEO and other member of our senior management team; and

•	performs such other functions and responsibilities as requested by the Board from time to time.

Mr. Maura serves as our Executive Chairman and our CEO. Given Mr. Maura’s broad experience in mergers and acquisitions, the consumer products and retail sectors and finance and investments, as well as his role in SPB Legacy’s strategy and growth since 2010, our Board believes that it is in the best interest of the Company for Mr. Maura to concurrently serve as our Executive Chairman and CEO.

Director Independence

In accordance with the New York Stock Exchange Listed Company Manual (the “NYSE Rules”) and our Corporate Governance Guidelines, a majority of our Board is required to be composed of independent directors. All of our directors, except for David Maura (our Chairman and CEO), qualify as independent directors. More specifically, our Board has affirmatively determined that none of the following directors has a material relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company): Leslie L. Campbell, Joan Chow, Sherianne James, Terry L. Polistina, Hugh R. Rovit, Gautam Patel, and Anne S. Ward. Our Board has adopted the definition of “independent director” set forth under Section 303A.02 of the NYSE Rules to assist it in making determinations of independence. Our Board has determined that the directors referred to above currently meet these standards and qualify as independent.

Meetings of Independent Directors

The Company generally holds executive sessions at each Board and committee meeting. In his capacity as our Lead Independent Director, Mr. Polistina presides over executive sessions of the entire Board and the Chair of each committee presides over the executive sessions of that committee.

Committees Established by Our Board of Directors

Our Board has designated three principal standing committees: our Audit Committee, our Compensation Committee and our NCG Committee, each of which has a written charter addressing each such committee’s purpose and responsibilities and include such duties that the Board may designate, from time to time. Our Board, directly or through one or more of its committees, provides oversight on our management’s efforts to promote corporate social responsibility and sustainability, including efforts to advance initiatives regarding the environment, diversity, equity and inclusion, human rights, labor, health and safety and other matters. Each such committee is composed entirely of independent directors.

Audit Committee

Our Audit Committee has been established in accordance with Section 303A.06 of the NYSE Rules and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the purpose of overseeing the Company’s accounting and financial reporting processes and audits of our financial statements. Our Audit Committee is responsible for monitoring (i) the integrity of our financial statements, (ii) our independent registered public accounting firm’s qualifications and independence, (iii) the performance of our internal audit function and independent auditors and (iv) our compliance with legal and regulatory requirements. The responsibilities and authority of our Audit Committee are described in further detail in the Charter of the Audit Committee, as adopted by our Board in July 2018, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.”

The current members of our Audit Committee are Gautam Patel (Chair), Joan Chow, Leslie L. Campbell, and Hugh R. Rovit. Our Board has determined that each member of our Audit Committee qualifies as an “audit committee financial expert” as defined in the rules promulgated by the SEC in furtherance of Section 407 of the Sarbanes-Oxley Act of 2002. Our Board has determined that all of the members of our Audit Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules, Section 10A(m)(3)(B) of the Exchange Act and Exchange Act Rule 10A-3(b).

Compensation Committee

Our Compensation Committee is responsible for (i) overseeing our compensation and employee benefits plans and practices, including our executive compensation plans and our incentive compensation and equity-based plans, (ii) evaluating and approving the performance of our Executive Chairman and CEO and other executive officers in light of those goals and objectives and (iii) reviewing and discussing with management our compensation discussion and analysis disclosure and compensation committee reports in order to comply with our public reporting requirements. The responsibilities and authority of our Compensation Committee are described in further detail in the Charter of the Compensation Committee, as adopted by our Board in November 2020, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.”

The current members of our Compensation Committee are Terry L. Polistina (Chair), Sherianne James, and Gautam Patel. Our Board has determined that all of the members of our Compensation Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules.

NCG Committee

Our NCG Committee is responsible for (i) identifying and recommending to our Board individuals qualified to serve as our directors and on our committees of our Board, (ii) advising our Board with respect to board composition, procedures and committees, (iii) developing and recommending to our Board a set of corporate governance principles applicable to the Company and (iv) overseeing the evaluation process of our Board, the committees of the Board, the individual directors and our Executive Chairman and CEO. The responsibilities and authority of our NCG Committee are described in further detail in the Charter of the NCG Committee, as adopted by our Board in July 2018, a copy of which is available at our website www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.”

The current members of our NCG Committee are Sherianne James (Chair), Terry L. Polistina, and Hugh R. Rovit. Our Board has determined that all of the members of our NCG Committee qualify as independent, as such term is defined in Section 303A.02 of the NYSE Rules.

Board and Committee Activities

During Fiscal 2020, our Board held a total of nine meetings and acted by unanimous written consent on a total of three occasions. Our Audit Committee held a total of four meetings during Fiscal 2020. Our Compensation Committee held six meetings and acted by unanimous written consent on two occasions during Fiscal 2020. Our NCG Committee held six meetings and acted by unanimous written consent on one occasion during Fiscal 2020.

During Fiscal 2020, all of our directors attended at least 75% of the meetings of the Board and committees on which they served.

Our Practices and Policies

Corporate Governance Guidelines and Code of Ethics and Business Conduct

Our Board has adopted our Corporate Governance Guidelines to assist it in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitor the effectiveness of policy and decision-making both at our Board and management level, with a view to enhancing stockholder value over the long term. Our Corporate Governance Guidelines address, among other things, our Board and Board committee composition and responsibilities, director qualifications standards and selection and evaluation of our CEO. In addition, pursuant to these guidelines, our Board has formalized a process by which our directors are assessed annually by our NCG Committee. The assessment includes a peer review process and evaluates the Board as a whole, the committees of the Board and the individual directors. In carrying out this assessment, we may retain an external evaluator to assist our Board and NCG Committee at least every three years. Our Board has adopted a Code of Business Conduct and Ethics Policy for directors, officers and employees and a Code of Ethics for the Principal Executive and Senior Financial Officers to provide guidance to our CEO, chief financial officer (“CFO”), principal accounting officer or controller and our business segment chief financial officers or persons performing similar functions.

Majority Voting and Director Resignation Policy

During Fiscal 2019, our Board adopted a majority voting policy for the election of directors. Pursuant to this policy, which applies in the case of uncontested director elections, a director must be elected by a majority of the votes cast with respect to the election of such director. For purposes of this policy, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director and abstentions and broker non-votes are not counted as “votes cast.”

The policy also provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from the Board to the NCG Committee. The NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to the Board concerning the acceptance or rejection of such tendered offer of resignation. The policy requires the decision of the Board to be promptly publicly disclosed.

Board Diversity Policy

In October 2020, our Board adopted a Board Diversity Policy. The purpose of this policy is to set out the basic principles to be followed to ensure that the Board has the appropriate balance of skills, experience, and diversity of perspectives necessary to enhance the effectiveness of the Board and to maintain the highest standards of corporate governance. Pursuant to this policy, selection of Board candidates will be based on a range of perspectives with reference to the Company’s business model and specific needs, including, but not limited to, talents, skills and expertise, industry experience, professional experience, gender, age, race, language, cultural background, educational background, and other similar characteristics.

Anti-Hedging Policy

The Company believes it is improper and inappropriate for our directors, officers, and employees and certain of their family members (each, a “Subject Person”) to engage in hedging, short-term or speculative transactions involving the Company’s securities. Our anti-hedging policy, which we further strengthened during Fiscal 2019, applies to all Subject Persons. The Company prohibits Subject Persons from engaging in (i) derivative, speculative, hedging or monetization transactions in Company securities (including, but not limited to, any trading on derivatives (such as swaps, forwards, and/or futures) of Company securities that allow a stockholder to lock in the value of Company securities in exchange for all or part of the potential upside appreciation in the value of such stock), (ii) short sales (i.e., selling stock the Subject Person does not own and borrowing shares to make delivery) and (iii) buying or selling puts, calls, options or other derivatives in respect of Company securities.

Anti-Pledging Policy

In addition, the Company believes it is improper and inappropriate for any Subject Person to engage in pledging transactions involving the Company’s securities. During Fiscal 2019, we adopted a robust anti-pledging policy, which prohibits Subject Persons from pledging or encumbering Company securities as collateral for a loan or other indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account as collateral for a margin loan or borrowing against Company securities on margin. Any pledges (and any modifications or replacements of such pledges) that existed prior to the adoption of our policy are grandfathered unless otherwise prohibited by applicable law or Company policy and so long as any modification or replacement of any pre-existing pledge does not result in additional shares being pledged.

Securities Trading Policy

Our Company believes that it is appropriate to monitor and prohibit certain trading in the securities of our Company. Accordingly, trading of the Company’s securities by directors, executive officers and certain other employees who are so designated by the office of the Company’s General Counsel is subject to trading period limitations or must be conducted in accordance with a previously established trading plan that meets SEC requirements. At all times, including during approved trading periods, directors, executive officers and certain other employees notified by the office of the Company’s General Counsel are required to obtain preclearance from the Company’s General Counsel or his designee prior to entering into any transactions in Company securities, unless those transactions occur in accordance with a previously established trading plan that meets SEC requirements.

Transactions subject to our securities trading policy include, among others, purchases and sales of Company stock, bonds, options, puts and calls, derivative securities based on securities of the Company, gifts of Company securities, contributions of Company securities to a trust, sales of Company stock acquired upon the exercise of stock options, broker-assisted cashless exercises of stock options, market sales to raise cash to fund the exercise of stock options and trades in Company’s stock made under an employee benefit plan.

Stock Ownership Guidelines

Our Board believes that our directors, named executive officers (“NEOs”) and certain of the Company’s other officers and employees should own and hold Company common stock to further align their interests with the interests of stockholders and to further promote the Company’s commitment to sound corporate governance.

To memorialize this commitment, effective January 29, 2013, our Board, upon the recommendation of our Compensation Committee, established stock ownership and retention guidelines (the “SOG”) applicable to the Company’s directors, NEOs and all other officers of the Company and its subsidiaries with a level of Vice President or above (such officers and our NEOs, our “Covered Officers”). Effective January 1, 2020, the Company improved and enhanced the SOG to further align it with best practices by: (i) increasing our directors’ and Covered Officers’ retention requirement from 25% to 50% of their net after-tax shares received under awards granted (other than equity awards granted pursuant to the annual cash bonus plan) until they reach their required stock ownership under the SOG; and (ii) extending the applicable time period for our directors and Covered Officers to achieve the minimum ownership requirements to five years from the date of eligibility or promotion. Even when the required stock ownership is obtained, all employee incentive plan participants, including NEOs, are subject to an additional stock retention requirement requiring them to retain at least 25% of their net after-tax shares of Company stock received under awards for one year after the date of vesting.

Under the updated SOG, our directors are expected to achieve stock ownership with a value of at least five times their annual cash retainer. In addition, our Covered Officers are expected to achieve the levels of stock ownership indicated below (which equal a dollar value of stock based on a multiple of the Covered Officer’s base salary).

Position	$ Value of Stock to be Retained (Multiple of Base Salary or Cash Retainer)	Years to Achieve
Board Members	5x Cash Retainer	5 years
Executive Chairman and CEO	5x Base Salary	5 years
Chief Operating Officer, CFO, General Counsel and Business Units Presidents	3x Base Salary	5 years
Senior Vice Presidents	2x Base Salary	5 years
Vice Presidents	1x Base Salary	5 years

The stock ownership levels attained by a director or a Covered Officer are based on shares directly owned by the director or Covered Officer, whether through earned and vested restricted stock units (“RSU”) or performance stock units (“PSU”) or restricted stock grants or open market purchases. Unvested restricted shares, unvested RSUs and PSUs and stock options do not count toward the ownership goals; provided, that, effective January 1, 2020, unvested time-based restricted stock and unvested time-based RSUs count toward the ownership goals. On an annual basis, our Compensation Committee reviews the progress of our directors and Covered Officers in meeting these guidelines. In some circumstances, failure to meet the guidelines by a director or a Covered Officer could result in additional retention requirements or other actions by our Compensation Committee.

Compensation Clawback Policy

We have adopted a Compensation Clawback Policy setting forth the conditions under which applicable incentive compensation provided to our executive officers may be subject to forfeiture, disgorgement, recoupment or diminution (“clawback”). This policy provides that our Board or our Compensation Committee shall require the clawback or adjustment of incentive-based compensation to the Company in the following circumstances:

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As required by Section 304 of the Sarbanes Oxley Act of 2002, which generally provides that if the Company is required to prepare an accounting restatement due to material noncompliance as a result of misconduct with financial reporting requirements under the securities laws, then the CEO and CFO must reimburse the Company for any incentive-based compensation or equity compensation and profits from the sale of the Company’s securities during the 12-month period following initial publication of the financial statements that had been restated;

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As required by Section 954 of the Dodd-Frank Act and Rule 10D-1of the Exchange Act, which generally require that, in the event the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under the securities laws, the Company may recover from any of its current or former executive officers who received incentive compensation, including stock options, during the three-year period preceding the date on which the Company is required to prepare a restatement based on the erroneous financial reporting, any amount that exceeds what would have been paid to the executive officer after giving effect to the restatement; and

•	As required by any other applicable law, regulation or regulatory requirement.

Additionally, our Board or Compensation Committee in their discretion may require that any executive officer who has been awarded incentive-based compensation shall forfeit, disgorge, return or adjust such compensation in the following circumstances:

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If the Company suffers significant financial loss, reputational damage or similar adverse impact as a result of actions taken or decisions made by the executive officer in circumstances constituting illegal or intentionally wrongful conduct or gross negligence; or

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If the executive officer is awarded or is paid out under any incentive compensation plan of the Company on the basis of a material misstatement of financial calculations or information or if events coming to light after the award disclose a material misstatement which would have significantly reduced the amount of the award or payout if known at the time of the award or payout.

The awards and incentive compensation subject to clawback under this policy include vested and unvested equity awards, shares acquired upon vesting or lapse of restrictions, short- and long-term incentive bonuses and similar compensation, discretionary bonuses, any other awards or compensation under the Company’s equity plans and any other incentive compensation plan of the Company. Any clawback under this policy may, in the discretion of our Board or Compensation Committee, be effectuated through the reduction, forfeiture or cancellation of awards, the return of paid-out cash or exercised or released shares, adjustments to future incentive compensation opportunities or in such other manner as our Board and Compensation Committee determine to be appropriate, except as otherwise required by law.

In addition, under the Company’s equity plans, any equity award granted may be cancelled by our Compensation Committee in its sole discretion, except as prohibited by applicable law, if the participant, without the consent of the Company, while employed by or providing services to the Company or any affiliate or after termination of such employment or service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or is adverse to the interests of the Company or any affiliate, including fraud or conduct contributing to any financial restatements or irregularities engaged in, as determined by our Compensation Committee in its sole discretion. Our Compensation Committee may also provide in any award agreement that the participant will forfeit any gain realized on the vesting or exercise of such award and must repay the gain to the Company, in each case except as prohibited by applicable law, if (i) the participant engages in any activity referred to in the preceding sentence or (ii) the amount of any such gain is in excess of what the participant should have received under the terms of the award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error). Additionally, awards are subject to clawback, forfeiture or similar requirements to the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Act). Equity awards issued have included these provisions.

Risk Oversight

The Company’s risk assessment and management function is led by the Company’s senior management, which is responsible for day-to-day management of the Company’s risk profile, with oversight from our Board and its committees. Central to our Board’s oversight function is our Audit Committee. In accordance with our Audit Committee Charter, our Audit Committee is responsible for the oversight of the financial reporting process and internal controls. In this capacity, our Audit Committee is responsible for reviewing and evaluating guidelines and policies governing the process by which senior management of the Company and the relevant departments of the Company, including the internal audit department, assess and manage the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

The Company has implemented an annual formalized risk assessment process. In accordance with this process, a governance risk and compliance committee of certain members of senior management has the responsibility to identify, assess and oversee the management of risk for the Company. This committee obtains input from other members of management and subject matter experts as needed. Management uses the collective input received to measure the potential likelihood and impact of key risks and to determine the adequacy of the Company’s risk management strategy. Periodically, representatives of this committee report to our Audit Committee on its activities and the Company’s risk exposure.

In Fiscal 2020, our management and our Audit Committee reviewed our reporting processes and took a number of actions to further enhance such processes. In connection with such efforts, we made changes to our internal control over financial reporting in order to remediate the material weakness that we disclosed in our 2020 Annual Report. We expect remediation of this material weakness will be completed during fiscal year 2021. See Item 9A of our 2020 Annual Report for a detailed discussion of this remediation process.

Environmental, Social and Governance Matters and Policies

We are committed to sustainability and recognize the impact our business has on the world. We believe in making a positive difference in the communities in which we live and work and strive to discharge our corporate social responsibilities from a global perspective and throughout every aspect of our operations. Our Board recognizes the negative effect poor environmental practices and human capital management may have on us and our returns. Our Board carefully considers and balances the impact on the environment, people and the communities of which we are a part in deciding how to operate our business. Our Board receives periodic reports regarding our risk exposure and risk mitigation efforts in these areas.

While our corporate social responsibility commitments address many areas, we focus on four key priorities: product and content safety, environmental sustainability, human rights and ethical sourcing and diversity and inclusion.

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Product & Content Safety – Product safety is essential to upholding our consumers’ trust and expectations and we embed quality and safety processes into every product we deliver. This includes embracing our responsibility to create safe, high-quality products and marketing them responsibly. It is an important part of how we uphold our commitments to all our consumers.

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Environmental Sustainability – We are passionate about protecting our planet and conserving natural resources for future generations, including pursuing innovative ways to reduce our environmental impacts across our businesses. We drive our strategic environmental blueprint across our organization with the intention of reducing the environmental impacts of our products, minimizing the environmental footprint of our operations and processes and encouraging our employees and partners to embrace and promote environmental responsibility.

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Human Rights & Ethical Sourcing – Treating people with fairness, dignity and respect and operating ethically in our supply chain are our core values. We demonstrate these deep beliefs in the way we treat our employees and in the expectations and requirements we have of those with whom we do business. We work with our third-party factories and licensees to ensure all products are manufactured in safe and healthy environments and the human rights of workers in our supply chain are being upheld.

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Diversity & Inclusion – We believe that supporting gender equality and promoting inclusion across our business and society makes the world a better place for all. We know that the more inclusive we are as a company, the stronger our business will be. We support the personal and professional growth of our diverse worker base, with a goal of positively impacting their lives and well-being.

To further these priorities, the Board has adopted, among other things, (i) an Environmental Policy, which sets forth our commitment to the health and safety of our employees and protection of the environment across our global operations; (ii) a Human Rights Policy, which sets forth our commitment to respect and promote human rights, including the protection of minority groups’ rights and women’s rights, in furtherance of the guidance set forth in, among others, the Universal Declaration of Human Rights, UN Guiding Principles on Business and Human Rights, the International Labour Organizations Declaration on Fundamental Principles and Rights at Work, and the Organization for Economic Cooperation and Development for Multinational Enterprises; (iii) a Global Energy and Greenhouse Gas (GHG) Policy, which sets forth our commitment to the protection of the environment, preservation of natural resources, and the effective management and reduction of energy and GHGs by, among other things, identifying opportunities for purchasing direct, renewable energy in key markets and requiring energy considerations when making investments for major renovations and new capital equipment and major construction; and (iv) a Global Environmental, Social and Governance (“ESG”) Policy, which sets forth our commitment to ESG.

Related Person Transactions Policy

Our Board has adopted a written policy for the review, approval and ratification of transactions that involve related persons and potential conflicts of interest. See “Certain Relationships and Related Transactions” for discussion of this policy and disclosure of our related-person transactions.

Transfer of Our Shares of Common Stock

Our Company has substantial deferred tax assets related to net operating losses and tax credits (together, “Tax Attributes”) for U.S. federal and state income tax purposes. These Tax Attributes are an important asset of the Company because we expect to use these Tax Attributes to offset future taxable income. The Company’s ability to utilize or realize the carrying value of such Tax Attributes may be impacted if the Company experiences an “ownership change” or certain other events under applicable tax rules. If an “ownership change” were to occur, we could lose the ability to use a significant portion of our Tax Attributes, which could have a material adverse effect on the Company’s results of operations and financial condition.

Accordingly, we have adopted certain transfer restrictions designed to limit an “ownership change.” These transfer restrictions are subject to certain exceptions, including, among others, prior approval of a Prohibited Transfer by our Board. As previously disclosed, our Board has granted pre-approvals to certain large institutional investors and their affiliates. The foregoing description of the transfer restrictions contained within our Charter is not complete and is qualified in its entirety by reference to the full text of the Charter, which is incorporated by reference into this report.

Governance Documents Availability

We have posted our Corporate Governance Guidelines, Code of Business Conduct and Ethics for directors, officers and employees, Code of Ethics for the Principal Executive and Senior Financial Officers, Director Resignation Policy, Board Diversity Policy, Global ESG Governance Policy, Global Energy and Greenhouse Gas Policy, Human Rights Policy, Environmental Policy, Charter, By-laws, Audit Committee Charter, Compensation Committee Charter and NCG Committee Charter on our website www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.” We intend to disclose any amendments to, and, if applicable, any waivers of, these governance documents on that section of our website. These governance documents are also available in print without charge to any stockholder of record that makes a written request to the Company. Inquiries must be directed to the Investor Relations Department at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Director Compensation

Our Compensation Committee is responsible for approving, subject to review by our Board as a whole, compensation programs for our non-employee directors. In that function, our Compensation Committee considers market and peer company data regarding director compensation and annually evaluates the Company’s director compensation practices in light of that data and the characteristics of the Company as a whole, with the assistance of its independent compensation advisors. Our director compensation program for each non-employee director is described in the table and discussion below. Mr. Maura, our only director who is an employee of the Company, does not receive compensation for his service as a director.

For Fiscal 2020, compensation for service on the standing committees of our Board, was paid in an annual amount as follows below.

Committee	Chair Annual Retainer	Member Annual Retainer

Audit	$20,000	N/A

Compensation	$15,000	N/A

NCG	$15,000	N/A

Director Compensation Table for Fiscal 2020

Under our director compensation program, at the beginning of each fiscal year, each non-employee director receives an annual grant of RSUs equal to that number of shares of the Company’s common stock with a value on the date of grant of $125,000. Additionally, each director is eligible to receive an annual cash retainer of $105,000 which is paid quarterly. In addition, the Lead Independent Director (Mr. Polistina was appointed to this position in July 2018) receives an additional annual cash retainer of $40,000 and an additional annual equity retainer amount of $20,000. Directors are permitted to make an annual election to receive all of their director compensation (including for service on committees of our Board) in the form of Company stock in lieu of cash. For Fiscal 2020, the grants of RSUs were made on December 16, 2019. All such RSUs vested at the end of Fiscal 2020, which is October 1, 2020.

The table set forth below, together with its footnotes, provides information regarding compensation paid to our directors in Fiscal 2020.

Name(1)	Fees Earned or Paid in Cash(2)	Stock Awards(3)(4)	All Other Compensation(5)	Total
Kenneth C. Ambrecht(6)	$-	$245,482	$5,509	$250,991
David S. Harris(7)	$-	$230,443	$5,171	$235,614
Sherianne James	$105,000	$125,236	$3,081	$233,317
Norman S. Matthews	$-	$245,482	$5,509	$250,991
Terry L. Polistina	$-	$310,627	$5,621	$316,248
Hugh R. Rovit	$105,000	$125,236	$5,171	$235,407

(1)

This table includes only directors who received compensation during Fiscal 2020. Each of Mr. Patel, Ms. Ward, Ms. Chow and Mr. Campbell were appointed after the completion of Fiscal 2020 and thus did not receive any compensation for that fiscal year.

(2)

Amounts reflected in this column include the annual retainer fees and committee Chair fees paid in cash to the applicable director during Fiscal 2020. Messrs. Ambrecht, Harris, Matthews and Polistina elected to take all of their retainer in stock in lieu of cash.

(3)

Amounts in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The value was computed by multiplying the number of shares underlying the stock award by the closing price per share of the Company’s common stock on each grant date (or, as applicable, the last trading date immediately prior to the grant date if the grant date fell on a date when the New York Stock Exchange was closed), which was $62.40 on December 16, 2019. The directors received RSUs on December 16, 2019, which vested on October 1, 2020 as follows: Mr. Ambrecht, 3,934; Mr. Harris, 3,693; Ms. James, 2,007; Mr. Matthews, 3,934; Mr. Polistina, 4,978; and Mr. Rovit, 2,007.

(4)	As of September 30, 2020, Messrs. Matthews, Polistina and Rovit held 3,934, 2,007 and 4,978 outstanding unvested RSUs respectively and Ms. James held 2,007 outstanding unvested RSUs.
(5)

Includes dividends paid on RSUs which were not factored into the grant date fair value of the RSUs. The amount of the dividends for Messrs. Ambrecht, Harris, Matthews, Polistina and Rovit was $5,509, $5,171, $5,509, $5,621, $5,171, respectively and $3,081 for Ms. James.

(6)	Mr. Ambrecht passed away unexpectedly on September 25, 2020.
(7)	On January 10, 2020, David S. Harris resigned from our Board.

Compensation Committee Interlocks and Insider Participation

The current members of our Compensation Committee are Terry L. Polistina (Chair), Sherianne James and Gautam Patel. During Fiscal 2020, none of the members of our Compensation Committee were an officer or employee of the Company. In addition, during Fiscal 2020, none of our executive officers served as a member of the compensation committee of any other entity that has one or more executive officers serving on our Board or our Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Based solely upon review of Forms 3, 4, and 5 (and amendments thereto) furnished to us during or in respect of Fiscal 2020 and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and 10% stockholders were satisfied in a timely manner during Fiscal 2020 with respect to the Company. Subsequent to Fiscal 2020, due to an administrative oversight, each of David M. Maura, Randal D. Lewis, Ehsan Zargar and Rebeckah Long filed one late report with respect to the vesting of certain units.

AUDIT COMMITTEE REPORT

Our Audit Committee consists of Gautam Patel (Chair), Leslie L. Campbell, Joan Chow, and Hugh R. Rovit. The Audit Committee operates under, and has the responsibility and authority set forth in, the written charter adopted by the Board, which can be viewed on our website, www.spectrumbrands.com, under “Investor Relations – Corporate Governance.”

The Audit Committee Charter adopted by the Board incorporates requirements mandated by the Sarbanes-Oxley Act of 2002 and the NYSE listing standards. All members of the Audit Committee are independent as defined by SEC rules and NYSE listing standards. At least one member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules.

Management is responsible for our internal controls and the financial reporting process. Our independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and auditing the Company’s internal control over financial reporting and issuing their reports thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has reviewed and discussed with management and KPMG LLP the audited financial statements for the fiscal year ended September 30, 2020, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and KPMG LLP’s audit of the Company’s internal control over financial reporting. The Audit Committee also adopted a resolution stating that the Audit Committee must approve on an engagement by engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has pre-approved other specified audit, or audit related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee has discussed with KPMG LLP the matters that are required to be discussed by Auditing Standard No. 16 (Communications with Audit Committees). In addition, KPMG LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and the Audit Committee has discussed with KPMG LLP their firm’s independence. The Audit Committee concluded that the provision of services by the independent auditors did not impair their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended September 30, 2020 be included in our Annual Report on Form 10-K filed with the SEC for that year. The Audit Committee also recommended to the Board that KPMG LLP be appointed as our independent registered public accounting firm for Fiscal 2021.

The foregoing report is furnished by the Audit Committee of the Board.

AUDIT COMMITTEE

Gautam Patel, Chairman

Leslie L. Campbell

Joan Chow

Hugh R. Rovit

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (the “CD&A”) section summarizes our general philosophy with respect to the compensation of our CEO, CFO and our three most highly paid executive officers in Fiscal 2020 (collectively, our “named executive officers” or “NEOs”). This CD&A provides an overview and analysis of the compensation programs and policies for our NEOs, the material compensation decisions made by our Compensation Committee under such programs and policies and the material factors considered by the Compensation Committee in making those decisions. The discussion below is intended to help you understand the detailed information provided in our executive compensation tables and put that information into context within our overall compensation philosophy.

Fiscal 2020 Named Executive Officers

Our NEOs for Fiscal 2020 were:

David M. Maura	Chief Executive Officer and Executive Chairman
Jeremy W. Smeltser	Executive Vice President and Chief Financial Officer
Randal D. Lewis	Executive Vice President and Chief Operating Officer
Ehsan Zargar	Executive Vice President, General Counsel and Corporate Secretary
Rebeckah Long	Senior Vice President, Global Human Resources

Highlights/Executive Summary

Our executive compensation program is designed to link pay for performance, encourage prudent decision-making and create a balanced focus on short-term and long-term performance and value creation. Our executive compensation is heavily weighted toward variable compensation, as described in more detail below, which is central to our philosophy that a significant portion of compensation align with the achievement of performance goals. The three primary components of our executive compensation are base salary, our Management Incentive Program (“MIP”) and our equity based, long-term incentive program (“LTIP”). Our MIP and LTIP include goals tied directly to the performance of the Company.

Our teams faced and overcame many challenges during Fiscal 2020 that drove tangible and impressive results. Continued focus on our Global Productivity Improvement Program yielded improvements to create a better, faster, and stronger company propelling our efforts to reinvest in and reignite growth. Additionally, we weathered demand and supply interruptions from the COVID-19 pandemic while abiding by all government mandates. We also overcame gross tariff headwinds of over $120 million, which were about $70 million higher than the prior year. It has been imperative that we maintain compensation programs that retain, encourage, and reward a strong management team to drive a business strategy that has not only allowed us to weather the storm but thrive and create gains for our investors.

We are proud of the success we had in Fiscal 2020 and its aftermath and the returns to our investors during this period. From the last day of Fiscal 2019 on September 30, 2019 to the end of Fiscal 2020 on September 30, 2020, our stock price rose 8.4% from $52.72 to $57.16 and our stock price has continued to rise to close at $78.98 as of December 31, 2020 for a 22.8% stock price increase since the beginning of the calendar year.

In addition, in Fiscal 2020, we returned $440 million to shareholders by repurchasing $365 million of shares and paying over $75 million in cash dividends. We believe our stock price performance and returns to shareholders were achieved due to our ability to manage our operational performance successfully and achieve sales growth despite supply chain interruptions, the impact of tariffs and the global economic contraction. All of this is described further below.

The Transformation of Our Company and Our Fiscal 2020 Accomplishments

Over the past several years, we commenced or completed substantial and transformative changes at our Company and delivered on a number of important accomplishments. These changes positioned the Company well to not only survive but thrive during Fiscal 2020, notwithstanding the challenges posed by the COVID-19 pandemic on both our supply chain and customer base and the ongoing impact of tariffs. Some of these transformative changes and important accomplishments are summarized below under five broad categories: (i) management team and Board member changes, (ii) corporate governance, (iii) compensation practice changes, (iv) strategic and operational accomplishments and (v) our Fiscal 2020 results. Our transformative changes and initiatives were designed to provide significant and positive outcomes for the Company and our shareholders.

Management and Board Member Composition

We have made significant changes to our executive management team and our Board over the past few years. Following the appointment of Mr. Smeltser as CFO in the first quarter of 2020, there have been no further changes to senior management in Fiscal 2020. This follows two prior years of changes to our management which, coupled with the appointment of Mr. Smeltser as CFO in Fiscal 2020, put in place a top notch, talented, and stable leadership team which allowed us not only to weather the significant challenges presented by the COVID-19 pandemic, but to deliver financial performance ahead of our Fiscal 2020 annual operating plan.

On October 9, 2020, we appointed Gautam Patel and Anne S. Ward, each an independent, highly qualified, and diverse background candidate to our Board. These appointments were made in response to shareholder feedback and in furtherance of the Board’s commitment to advancing our Board’s knowledge base and skill set and advancing diversity and gender inclusion. The Board and Ms. Ward have mutually agreed that Ms. Ward shall not be re-nominated to the Board upon the completion of her term at the Annual Meeting. The decision not to be re-nominated to the Board was made to allow Ms. Ward to pursue other opportunities and not because of any disagreement with the Company on matters relating to its operations, policies or practices. Our Board believes that the Company and its stakeholders are benefited by a highly skilled board with a significant variety of expertise and experiences and diversity across race, gender, and ethnicity. In addition, as part of the Company’s shareholder engagement program and its commitment to improved corporate governance, the Board also adopted a Board Diversity Policy, which is further described on page 24 of this Proxy Statement.

We believe the changes we have made over the past several years resulted in a senior management team and a Board with a skillset that aligns with our current going forward operating model and business strategy and has contributed to the success we had in Fiscal 2020 and that we envision in upcoming years. We are proud that majority of our Board is comprised of female and diverse background members and our five NEOs include a woman and an executive with a diverse background. We have advanced our aim of promoting diversity.

Corporate Governance Changes

With respect to our corporate governance, since completing the merger with our controlling stockholder, HRG, in July of 2018, we have consistently taken action to adopt best practices and improve our corporate governance. Our corporate governance practices now include appointing a lead independent director, increasing diversity among our Board and executive team, a majority of our Board being composed of independent directors, all of our committees of the Board being composed of independent directors, all members of our Audit Committee being financial experts and hiring a new independent compensation consultant. In connection with such changes, we have adopted or strengthened a number of our corporate governance policies, including our corporate governance and code of ethics policies, our majority voting and director resignation policy, our related person transaction policy, our anti-hedging policy, our anti-pledging policy and our stock ownership policy.

In order to enhance our ESG efforts, we have also adopted a number of new policies and procedures including, adopting a new global environmental, social and governance policy, a new global energy and greenhouse gas policy and further strengthened our environmental policy and human rights policy. See “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies”.

Compensation Practice Changes

Longer-term vesting schedules. As part of our transformation changes, in Fiscal 2019, we improved our equity compensation program to drive longer term service and performance. As reflected in our LTIP grants in Fiscal 2020, we changed the vesting schedules of our equity programs to three-year cliff vesting for time vesting awards and three-year performance programs for performance vesting awards, replacing prior programs which had one and two-year vesting schedules.

One-Time Bridge Grants. As described in the CD&A in last year’s proxy statement, the transition to a three-year cliff vesting performance and service period under the new LTIP created a “gap” in our employees’ compensation opportunity, in that, under this new plan, there would be no long-term incentive vesting opportunity from the beginning of Fiscal 2019 until September 30, 2021. The lack of any potential vesting or payout of long-term compensation opportunities during Fiscal 2019 and 2020 raised retention concerns. To address this gap, our Compensation Committee granted our NEOs and other selected employees special “Bridge Grants” in early Fiscal 2019. The Bridge Grants contributed significantly to the reported compensation in the Summary Compensation Table for Fiscal 2019 in last year’s proxy statement, and the portion of the Bridge Grants dependent on Fiscal 2020 performance is reported in the Fiscal 2020 Summary Compensation Table numbers below.

These Bridge Grants were granted at the beginning of Fiscal 2019 and were designed to cover two performance cycles—the Fiscal 2019 compensation cycle and the Fiscal 2020 compensation cycle. The Bridge Grants consisted of the following elements: 60% of the original number of shares granted was eligible to vest based on performance metrics (30% for Fiscal 2019 performance and 30% for Fiscal 2020 performance), while 40% was eligible to vest solely based on continued service (20% through November 21, 2019 and 20% through November 21, 2020). As a result, the 30% portion of the Bridge Grants dependent on Fiscal 2020 performance is reported in the Summary Compensation Table below as Fiscal 2020 compensation. We achieved the performance metrics for both Fiscal 2019 and Fiscal 2020.

Recent Compensation Changes

As discussed further in this CD&A, since Fiscal 2020 we have made several enhancements to our executive compensation programs, including the ones listed below. We continue to review and assess our executive compensation programs in response to shareholder feedback and developments.

•	For our equity based LTIP program, we introduced a third performance metric (Adjusted Return on Equity), which is weighted equally with Adjusted EBITDA and Adjusted Free Cash Flow.

•	We eliminated tax equalization on our financial and tax planning benefit, automobile allowance and life insurance for all executives.

•	Our CEO voluntarily agreed to eliminate his tax planning, financial assistance benefit (including tax equalization) and executive automobile allowance.

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We adopted a new equity plan, the Spectrum Brands Holdings, Inc. 2020 Omnibus Equity Plan (the “2020 Equity Plan”) that includes best governance enhancements, including double-trigger rather than single-trigger vesting on a change in control, a one-year minimum vesting requirement and an explicit prohibition on dividend payments on unvested awards.

•	We changed our MIP to be paid entirely in cash instead of a mix of cash and equity as we had done in prior years.

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We added Net Sales as an additional metric to our annual MIP. The addition of this metric provides further differentiation between our annual and long-term incentives plans, as previously suggested by our shareholders. We believe the addition of Net Sales will contribute toward a focus on organic growth of the Company and a corresponding increase in market share.

Strategic and Operational Accomplishments

Prior to Fiscal 2020, we completed several significant strategic accomplishments which have positioned us to thrive in the current macroeconomic climate. These accomplishments included: (i) the completion of a merger with our previous majority shareholder, HRG Legacy, which, among other things, allowed us to acquire tax assets at a discount and (ii) streamlining our business with the disposition of two non-core business units (our global battery and lighting business and our global auto care business) in asset sales which generated approximately $2.9 billion (before adjustments) in proceeds which was used to aggressively pay down debt and de-lever our balance sheet. Additionally, we ended Fiscal 2020 with a strong balance sheet composed of $1.1 billion in total liquidity and a net debt to Adjusted EBITDA leverage ratio of 3.4 times.

Following the completion of the asset sales, we continued to drive efficiencies thorough our Global Productivity Improvement Program, which is a review of the Company’s operations with a view towards resetting our operating model and business strategies to lower costs, improve efficiencies and enable greater organic growth for each of our divisions. This assessment yielded key findings that we have been using to overhaul our operating and strategy model, our commercial go-to-market plans, our sourcing and procurement processes and our use of technology and automation to operate our business more efficiently. These actions are expected to reduce our overall annualized operating costs by a total of at least $200 million. Through the end of Fiscal 2020, we have captured over $90 million of gross cost savings from the Fiscal 2018 baseline and our expected savings in Fiscal 2021 and beyond will continue to place the Company on a positive trajectory in the future. We have reinvested a substantial portion of the savings in growth-enabling activities, including improved consumer insights, consumer and additional research and development and marketing. For example, in Fiscal 2020, the Company meaningfully increased spending on advertising and promotion by 46% to $49.8 million to reinvest behind our brands, raise awareness and drive future organic growth.

Our Fiscal 2020 Results

Significantly Improved Financial Strength

Our efforts to reinvest in and reignite growth across our business units are driving tangible and impressive results. We believe that our transformational activities described above positioned us to meet the challenges and succeed in Fiscal 2020. Highlights of our Fiscal 2020 performance are the following.

•	Our teams faced and overcame the following challenges during Fiscal 2020.

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Overcoming demand and supply interruptions from the COVID-19 pandemic, due in part to government shutdowns, and reduced capacity mandates for two of our plants in Mexico and one in the Philippines for HHI.

•	Prioritizing the safety of our employees in light of the pandemic while abiding by all government mandates.

•	Overcoming gross tariff headwinds of over $120 million, which were about $70 million higher than the prior year.

•	We achieved and exceeded our Fiscal 2020 operating plan.

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We delivered on our ongoing Global Productivity Improvement Program to create a better, faster, and stronger company. We anticipate the program will reduce our overall annualized operating costs by at least a total of $200 million.

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Our strategic initiatives and operational performance were recognized by the market, as our total shareholder returns increased 13% in Fiscal 2020 and 27% in calendar 2020, including through the return of capital through dividends.

•	We returned $440 million to shareholders by repurchasing $365 million of shares and paying over $75 million in dividends.

•	Our net sales increased 4.3% and our organic net sales increased 4.6%.

•	Our full-year operating income increased 237% over Fiscal 2019.

•	We achieved Adjusted EBITDA of $580.2 million, representing an increase of 2.3% from Fiscal 2019, and Adjusted EBITDA improved across all business units.

•	We meaningfully increased advertisement and promotion spending by 46% to $49.8 million to reinvest in our brands, raise awareness and drive future organic growth.

•	We had full year cash flow from operations of $290 million.

•	We have a strong balance sheet with over $1.1 billion of total liquidity at year end. This includes a cash balance of $531.6 million.

Below is a summary of our Fiscal 2020 highlights.

•   Our stock price rose 8.4% in Fiscal 2020 and has risen 22.8% for calendar year 2020

•   We returned $440 million to shareholders through share repurchases and dividends

•   We continued to deliver savings of over $90 million against the Fiscal 2018 baseline on our Global Productivity Improvement Program creating a better, faster and stronger company

•   We overcame demand and supply interruptions from the COVID-19 pandemic and $120 million in gross tariff headwinds

•   Our full-year net sales increased 4.3% and our organic net sales increased 4.6%

•   We achieved and exceeded our Fiscal 2020 annual operating plan

•   We continued to execute significant changes to our Company’s operations and business strategy

•   We meaningfully increased spending on advertising and promotion by 46% to $49.8 million to support our organic growth strategy

•   We ended Fiscal 2020 with a strong balance sheet comprised of $1.1 billion in total liquidity and a net debt to Adjusted EBITDA leverage ratio of 3.4 times

•   We adopted our 2020 Equity Plan which includes certain best practice enhancements, including double-trigger vesting on a change in control, a one-year minimum vesting requirement and an explicit prohibition on dividend payments on unvested awards

•   We hired Willis Towers Watson (“WTW”), a leading compensation consulting firm, to review Company practices

•   We added two highly qualified and diverse members to our Board

•   We successfully integrated a new senior operating team in our business to align with our new business strategy

Detailed information regarding the non-GAAP financial measures described above is provided below in Appendix A.

Fiscal 2020 Executive Compensation Overview

Our Fiscal 2020 executive compensation program includes base salary, annual bonus or MIP and the LTIP program. This program was designed after taking into account feedback from shareholders, based on our robust outreach efforts. Highlights of our executive compensation program in Fiscal 2020 included the following:

✓  Our NEOs’ base salaries and annual bonus targets remained the same as in Fiscal 2019, other than for Mr. Lewis and Ms. Long whose annual bonus targets were increased for Fiscal 2020 and whose base salaries were increased on September 9, 2019 and October 1, 2019, respectively, in each case, in connection with merit-based promotions and increased responsibilities.

✓  Our NEOs’ compensation is in line with market.

✓  Annual bonuses were paid in cash, in response to shareholder feedback.

✓  Our 2020 LTIP equity grants were modified to introduce a third performance metric (Adjusted Return on Equity), which will be weighted equally with Adjusted EBITDA and Adjusted Free Cash Flow.

✓  We adopted a new equity plan, which includes the following best practices:

•   Double-trigger vesting on a change in control.

•   A minimum vesting requirement.

•   No dividend payments on unvested awards.

✓  We further enhanced our compensation program:

•   We strengthened our stock ownership guidelines by increasing, as of January 1, 2020, to 50% the net after-tax portion of our directors’, NEOs’ and other Covered Officers’ shares that they must retain to satisfy our stock ownership requirements.

•   We maintained our robust anti-pledging policy.

•   We strengthened our existing anti-hedging policy.

✓  We eliminated certain executive perquisites:

•   Our CEO voluntarily eliminated his tax planning, financial assistance benefit (and any related tax equalization) and executive automobile allowance.

•   We eliminated the tax equalization on our financial and tax planning benefit, automobile allowance and life insurance for all executives.

Our Compensation Governance Best Practices

We have adopted significant policies with respect to our executive compensation programs, which help to further align our executives’ interests with those of our shareholders.

What We Do

✓  We maintain an independent Compensation Committee with an ongoing review of our compensation philosophy and practices.

✓  We retained a new independent compensation consulting firm, reporting to the Compensation Committee.

✓  We strongly align pay and performance by placing 87.9% of our CEO’s ongoing compensation opportunity and 75.7% (on average) of our other current NEOs’ ongoing compensation opportunities at risk and earned on the basis of Company performance.

What We Do

✓  We continue to engage in rigorous shareholder outreach to understand shareholder feedback and input on a variety of matters, including business strategy, compensation programs and corporate governance.

✓  We annually assess our compensation program and have determined that the risks associated with our compensation policies are not reasonably likely to result in a material adverse effect on the Company and its subsidiaries taken as a whole.

✓  We have robust stock ownership and retention guidelines for our directors, NEOs and certain other officers, and, effective January 1, 2020, we have increased the requirement to retain 50% of net after-tax shares (up from 25%).

✓  We provide reasonable post-employment provisions and have post-employment restrictive and executive cooperation covenants.

✓  We have a robust clawback policy, described in greater detail under the section titled “Compensation Clawback Policy.”

✓  For new employment agreements entered into during Fiscal 2019 and thereafter, we have provided that upon termination of employment any performance-based awards are forfeited.

✓  70% of our equity based awards are based on achievement of performance. The remainder are time-based equity that are still subject to market risk.

✓  We strengthened our anti-hedging policy and adopted a robust anti-pledging policy.

What We Don’t Do

X  We do not provide any gross-ups for golden parachutes or for other compensation in the future.

X  We do not make loans to executive officers or directors.

X  We do not allow our NEOs to purchase stock of the Company on margin, enter into short sales or buy or sell derivatives in respect of securities of the Company.

X  We do not provide immediate vesting on equity based awards. Our 2020 Equity Plan further enhances this practice by providing for a one-year minimum vesting requirement for all awards granted under the 2020 Equity Plan, subject to limited exceptions.

X  We do not grant discounted options and we do not reprice stock options without shareholder approval.

X  We do not provide for accelerated vesting of equity upon retirement for our NEOs.

X  We do not provide for single-trigger vesting of equity. Our 2020 Equity Plan further enhances this practice by providing for double-trigger vesting on a change in control.

X  We do not provide excessive perquisites and our NEOs do not participate in defined benefit pension plans or nonqualified deferred compensation plans.

X  We do not guarantee minimum bonuses to our NEOs.

X  We do not pay any dividends on unearned and unvested equity awards, unless and until earned and vested. Our 2020 Equity Plan further enhances this practice by explicitly prohibiting the payment of dividends on unvested equity awards.

Shareholder Engagement

Our Board takes its management oversight responsibilities seriously. Our key values are predicated on strong and effective governance, independent thought and decision-making and a commitment to driving shareholder value. We received a vote of 84% from our shareholders with respect to our executive compensation at our 2020 Annual Meeting. This followed a vote of over 97% from our shareholders with respect to our executive compensation in the prior year. As discussed below, we highly value the input of our shareholders and took this into account as we designed our programs.

What we learn through our ongoing engagements is regularly shared with our Board and incorporated into our disclosures, plans and practices, as deemed appropriate.

During Fiscal 2019, we invited shareholders representing nearly 46% of our outstanding shares to discuss their views with our Board regarding our business strategy, corporate governance and executive compensation programs.

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We engaged the proxy solicitation firm, Okapi Partners to (i) assist in a robust shareholder outreach process to further align our going-forward compensation programs with shareholder needs and (ii) facilitate the opportunity for shareholders to individually and directly engage with certain members of management.

•	We engaged in discussions with a major proxy advisory firm to understand its perspective on our compensation programs and best practices generally in executive compensation programs.

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We reached out to shareholders representing 77.69% of the votes to discuss and engage in dialogue with our shareholders with respect to our Company, including our corporate governance and compensation practices.

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In advance of our Fiscal 2020 annual meeting, our General Counsel, CFO and other Company representatives engaged with nine of our largest shareholders representing 40% of our shares outstanding, including our top three institutional investors.

Partially in response to the feedback and input from our shareholders and a proxy advisory firm, we made the changes specified below over the past two years to our executive compensation practices. In addition, in light of our values and to reinforce shareholder confidence in our executive compensation programs, in Fiscal 2020, we engaged Willis Towers Watson (“WTW”) as a new independent compensation consultant for going-forward compensation decisions.

What We Heard	How We Responded
• Shareholders raised concern on our use of Adjusted EBITDA and Adjusted Cash Flow on both MIP and LTIP.

✓  We introduced a third performance metric (Adjusted Return on Equity), which is be weighted equally with Adjusted EBITDA and Adjusted Free Cash Flow for our LTIP equity performance program.

✓  Additionally, for the Fiscal 2021 annual MIP, we added a net sales measure to address shareholder concerns.

• Shareholders told us that the size of our NEO salaries and annual bonus targets were appropriate.

✓  Our NEOs’ base salaries and annual bonus targets remained the same in Fiscal 2020 as in Fiscal 2019, other than for Mr. Lewis and Ms. Long whose (i) annual bonus targets were increased for Fiscal 2020 and (ii) base salaries were increased on September 9, 2019 and October 1, 2019, respectively and in each case, in connection with merit-based promotions and increased responsibilities.

• Shareholders asked us to enhance our stock ownership guidelines.

✓  We strengthened our stock ownership guidelines by increasing, as of January 1, 2020, to 50% the net after-tax portion of our directors’, NEOs’ and other Covered Officers’ shares that they must retain to satisfy our stock ownership requirements.

What We Heard	How We Responded

• Shareholders did not express concern with our perquisites program and other compensation practices • A proxy advisory firm raised concerns regarding our anti-hedging policy

✓  Nonetheless, at our own initiative, we eliminated the tax equalization on our financial and tax planning benefit, life insurance and automobile allowance for all executives in Fiscal 2020.

✓  Our CEO voluntarily eliminated his tax planning, financial assistance benefit (and any related tax equalization) and, his executive automobile allowance.

✓  We further strengthened our anti-hedging policy. In addition, on our initiative, we adopted a robust policy prohibiting the pledging of our stock.

During our dialogue with shareholders in Fiscal 2020, we received the following feedback:

•	Shareholders were generally supportive of our compensation structure.

•	Specifically, shareholders were supportive of our transition to three-year cliff vesting for our long-term incentive program, based on a cumulative three-year performance period.

•	Shareholders generally appreciated that the Bridge Grants were one-time awards related to a transition period and they will not occur again.

•	Shareholders noted that they have no concerns about our underlying compensation structure from a governance perspective because of our pay and performance alignment.

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Shareholders asked about our equity run rate analysis. We explained that our increased equity run rate in Fiscal 2019 was related to the one-time Bridge Grants. Our Fiscal 2020 run rate has decreased and is in line with the Fiscal 2018 rate of approximately 1.21%

•	Shareholders commended us on deleveraging our balance sheet and noted that they would prefer we continue to operate with less leverage.

•	In Fiscal 2020, we updated our near-to medium-term target net leverage ratio to 3.0x-4.0x target range (previously 3.5x-4.0x target range).

•	Shareholders asked us about our plans to de-classify our Board, as well as our director onboarding process and how we look at board refreshment.

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We explained to shareholders that given the volatility in the market as a result of the COVID-19 pandemic, we postponed our plans to consider de-classifying our Board in 2020. However, we are committed to enhancing our corporate governance processes and have included a proposal to de-classify our Board in this Proxy Statement.

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In addition, we told shareholders that we were in the process of expanding the size of the Board and are actively seeking out highly-skilled, diverse candidates to add to the board. As described above, this has been achieved.

•	Shareholders noted that they are focused on our ESG efforts and that they would welcome continued discussion relating to ESG.

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As described on pages 20 and 33 herein, in order to promote our ESG efforts, we have also adopted a number of new policies and procedures including, adopting a new global environmental, social and governance policy, a new global energy and greenhouse gas policy and further strengthened our environmental policy and human rights policy. We intend to continue to review and enhance our ESG processes, procedures and disclosures.

•	Shareholders asked how we are handling labor and supply chain issues with respect to COVID-19.

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We have weathered the COVID-19 pandemic by realigning our supply chain to better reflect and accommodate new demand patterns, have continued to execute on our Global Productivity Improvement Plan, having increased our target run rate savings from $100 million to $200 million against the Fiscal 2018 baseline and our team has continued to embrace a more consumer-driven mindset as we increase investment in our new commercial operations group.

We continue to engage in rigorous shareholder outreach and are doing so in Fiscal 2021 to continue our dialogue and receive input from our shareholders on a variety of matters.

Compensation Overview and Philosophy

Our compensation programs are administered by our Compensation Committee. In Fiscal 2020, these programs were based on our “pay-for-performance” philosophy in which variable compensation represents a majority of an executive’s potential compensation. The variable incentive compensation programs continued our focus on the Company-wide goals of increasing growth and earnings, maximizing free cash flow generation and building for superior long-term shareholder returns. Each year, the Compensation Committee and the Company, along with the assistance of an independent compensation consultant, go through a thoughtful process to review risks and opportunities applicable to the Company. As noted above, Fiscal 2020 was a successful year as our teams overcame many challenges, including demand and supply interruptions from the COVID-19 pandemic and gross tariff headwinds and delivered on our Global Productivity Improvement Program creating a better, faster and stronger company.

In establishing our compensation programs for Fiscal 2020, our Compensation Committee obtained the advice of Lyons, Benenson & Company Inc. (“LB&Co.”) and Pearl Meyer & Partners (“Pearl Meyer”), as independent compensation consultants and evaluated the compensation programs with reference to a peer group of 14 companies, as outlined in the section below, “Role of Committee-Retained Consultants.” During the middle of Fiscal 2020, our Committee retained a new independent consultant, WTW, who replaced LB&Co. and Pearl Meyer for going forward compensation decisions.

Background on Compensation Considerations

Our Compensation Committee pursued several objectives in determining our executive compensation programs for Fiscal 2020:

•	To attract and retain highly qualified executives for the Company and in each of our business segments.

•	To align the compensation paid to our executives with our overall corporate business strategies while leaving the flexibility necessary to respond to changing business priorities and circumstances.

•	To align the interests of our executives with those of our shareholders and to reward our executives when they perform in a manner that creates value for our shareholders.

In order to pursue these objectives, our Compensation Committee:

•	Considered the advice of LB&Co. and Pearl Meyer on executive compensation issues and program design, including advice on the corporate compensation program as it compared to our peer group companies.

•	Conducted an annual review of total compensation for each NEO, including the compensation and benefit values offered to each executive and other compensation factors.

•	Consulted with our CEO and other members of senior management with regard to compensation matters and met in executive session without management to evaluate management’s input.

•	Solicited comments and concurrence from other Board members regarding its recommendations and actions.

•	Considered the feedback of our shareholders and the Say on Pay vote results.

Philosophy on Performance-Based Compensation

Our Fiscal 2020 executive compensation programs were designed so that, at target levels of performance, a significant portion of the value of each NEO’s annual compensation (which varies by individual) would be based on the achievement of Company-wide Fiscal 2020 performance objectives. In approving these programs, our Compensation Committee concluded that a combination of annual fixed base pay and incentive-based pay provided our NEOs with an appropriate mix of cash compensation and equity-based compensation.

For Fiscal 2020, the percentage of ongoing target annual compensation that was fixed (base salary) for our CEO was 12.1% and for the other current NEOs was 21.3% as a group. The chart below sets forth the percentage of compensation that was fixed compared to at risk at target for the CEO and the other current NEOs as a group. The chart below excludes the Fiscal 2020 portion of the Bridge Grants which are not a regular part of our ongoing compensation programs.

In addition, to highlight the alignment of the incentive plans with shareholder interests, our ongoing annual and long-term incentive programs (whether equity or cash-based) in Fiscal 2020 were predominantly performance-based with (i) our MIP being 100% performance-based and (ii) the three-year LTIP being 70% performance-based.

The remainder of each executive’s compensation was made up of amounts that did not vary based on performance. For each of our NEOs, these non-performance-based amounts are set forth in agreements with the executives as described in “—Executive Compensation Tables—Termination and Change in Control Provisions—Executive-Specific Provisions regarding Employment, Termination and Change in Control—Agreements with NEOs,” and are subject to annual review and potential increase by our Compensation Committee. These amounts are determined by our Compensation Committee considering the executive’s performance, current market conditions, the Company’s financial condition at the time such compensation levels are determined, compensation levels for similarly situated executives with other companies, experience level and the duties and responsibilities of such executive’s position.

Our Compensation Decision Making Process

Our Compensation Committee engages in a robust process in making compensation decisions. In Fiscal 2020, our Compensation Committee retained LB&Co. and Pear Meyer, and then WTW as its independent consultants to assist in formulating and evaluating executive and director compensation programs. Prior to the retention of WTW to replace its prior consultants, the Committee retained the services of the consultants, LB&Co. and Pearl Meyer, who assisted them in approving the targets for the 2020 MIP and the 2020 LTIP grants, each of which are reported in the Summary Compensation Table below.

In addition, our Compensation Committee consulted with our CEO regarding the Company’s compensation plans and performance targets, however, our CEO did not participate in any discussions with respect to his own compensation. From time to time, our Compensation Committee also consulted with other senior executives of our Company and outside counsel.

WTW provided advice on the executive compensation implications of changes to our business (including our Global Productivity Improvement Plan, demand, and supply interruptions from the COVID-19 pandemic), our corporate governance and compensation structure and the philosophy of our executive compensation plans. During the second half of Fiscal 2020, our Compensation Committee periodically requested WTW to:

•	Provide comparative market data for our peer group and other groups on request, with respect to compensation matters.

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Analyze our compensation and benefit programs relative to our peer group, including our mix of performance-based compensation, non-variable compensation and the retentive features of our compensation plans in light of the Company’s strategies and prospects.

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Review the plan designs, including the performance metrics selected, for our various incentive plans and make recommendations to our Compensation Committee on appropriate plan designs to support the overall corporate strategic objectives.

•	Advise our Compensation Committee on compensation matters and management proposals with respect to compensation matters.

•	Assist in the preparation of our Compensation Discussion and Analysis disclosure and related matters.

•	On request, participate in meetings of our Compensation Committee.

In order to encourage an independent viewpoint, our Compensation Committee and its members (i) had access to WTW at any time without management present and (ii) consulted from time to time with each other, other non-management members of our Board and WTW without management present.

LB&Co., with input from management and our Compensation Committee, developed a peer group of companies based on a variety of criteria, including type of business, revenue, assets and market capitalization. The composition of this peer group is reviewed annually and, if appropriate, revised, based on changes in business orientation of peer group companies, changes in financial size or performance of the Company and the peer group companies and any mergers, acquisitions, spin-offs or bankruptcies of the companies in the peer group or changes at our Company. WTW reviewed this peer group, and confirmed that there were no changes for Fiscal 2020. At the end of Fiscal 2020, the peer group utilized consisted of the following 14 companies:

✓Central Garden and Pet Company	✓Fortune Brands Home & Security, Inc.	✓Newell Brands, Inc.

✓Church & Dwight Co., Inc.	✓Hanesbrands, Inc.	✓Nu Skin Enterprises, Inc.

✓The Clorox Company	✓Hasbro, Inc.	✓The Scotts Miracle-Gro Company

✓Edgewell Personal Care Company	✓Helen of Troy Limited	✓Tupperware Brands Corporation

✓Energizer Holdings, Inc.	✓Mattel, Inc.

Our Compensation Committee reviews market data as part of assessing the appropriateness and reasonableness of our compensation levels and mix of pay. Although our Compensation Committee does not target a particular range for total compensation as compared to our peer group, it does take this information into account when establishing our compensation programs.

No fees were paid to LB&Co., Pearl Meyer or WTW for services other than executive and director compensation consulting during Fiscal 2020. In accordance with SEC rules, our Compensation Committee considered the independence of LB&Co., Pearl Meyer and WTW including an assessment of the following factors: (i) other services provided to the Company by each consultant, (ii) fees paid by the Company as a percentage of the consulting firm’s total revenue, (iii) policies or procedures maintained by LB&Co., Pearl Meyer and WTW that are designed to prevent conflicts of interest, (iv) any business or personal relationships between the individual consultants involved in the engagement and any member of our Compensation Committee, (v) any Company stock owned by individual consultants involved in the engagement and (vi) any business or personal relationships between our executive officers and the consultants or the individual consultants involved in the engagement. Our Compensation Committee has concluded that no conflicts of interest prevented LB&Co., Pearl Meyer or WTW from independently advising our Compensation Committee during Fiscal 2020.

Compensation Elements

In Fiscal 2020, our ongoing annual compensation for our NEOs included the following elements:

Element	Purpose	Operation	Performance Measures
Base Salary	• Forms basis for competitive compensation package	• Base salary reflects competitive market conditions, individual performance and internal parity

•   Performance of the individual is considered by the Compensation Committee, which is advised by its independent compensation consultant, when setting and reviewing base salary levels and continued employment

MIP Bonus	• Motivate achievement of strategic priorities relating to key annual financial metrics

•   Target bonus opportunities are determined by competitive market practices and internal parity

•   Actual bonus payouts, which can range from 0-250% of target for the CEO and 0-200% of target for our other NEOs are determined based on achievement of

• Equally weighted between Adjusted EBITDA and Adjusted Free Cash Flow

Element	Purpose	Operation	Performance Measures
financial metrics established at the beginning of the performance period
LTIP: Restricted Stock Units (majority is performance-based and remainder is time-based)	• Align compensation with key drivers of the business • Encourage focus on long-term shareholder value creation	• Size of award determined by competitive market practices, corporate and individual performance and internal parity and retention considerations

•  Long-term incentive awards focusing on cumulative performance over three-year period ending Fiscal 2022, based on equally weighted Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity

•  The majority of each of the new long-term incentive awards (70%) are performance-based

In addition to the foregoing, Fiscal 2020 compensation as reported in the Summary Compensation Table below includes the final portion of the one-time Bridge Grants, that were awarded in early Fiscal 2019, that was dependent on Fiscal 2020 performance. The Bridge Grants were awarded in early Fiscal 2019 as a result of the switch in the LTIP vesting schedule starting in Fiscal 2019, as described under “Compensation Practice Changes” on page 34 and further below.

Base Salaries

The annual base salaries for our NEOs were initially set forth in each executive’s employment agreement or separate letter agreement and such salaries may be increased from time to time by our Compensation Committee.

In determining the initial annual base salary for each NEO or in making any subsequent increases, our Compensation Committee considered the market conditions at the time such compensation levels were determined, the Company’s financial condition at the time such compensation levels were determined, compensation levels for similarly situated executives at other companies, experience level and the duties and responsibilities of such executive’s position.

Base salary levels are subject to evaluation from time to time by our Compensation Committee to determine whether increases are appropriate. Our NEOs’ base salaries remained the same in Fiscal 2020 as in Fiscal 2019.

Annual Bonus

Our management personnel, including our NEOs, participate in our annual cash bonus MIP, which is designed to compensate executives and other managers based on achievement of annual corporate, business segment, and/or divisional financial goals. Under the MIP bonus plan, 100% of the annual bonus is performance-based and no bonus is paid if the relevant performance metrics are not achieved.

Under the MIP, each participant has the opportunity to earn a bonus amount that is 100% contingent upon achieving the annual performance goals set by our Compensation Committee and reviewed by our Board. Particular performance goals are established during the first quarter of the relevant fiscal year and reflect our Compensation Committee’s views of the critical indicators of corporate success in light of primary business priorities. The specific financial targets with respect to performance goals are then set by our Compensation Committee based on our annual operating plan, as approved by our Board, during the first quarter of the relevant fiscal year. The annual operating plan includes performance targets for the Company as a whole, as well as for each business segment.

The Fiscal 2020 MIP design included a minimum financial threshold level for each of Adjusted EBITDA and Adjusted Free Cash Flow, below which no payout would be earned with respect to that objective. The achievement of the goals of Adjusted EBITDA and Adjusted Free Cash Flow is determined and earned independently of one another. For Fiscal 2020, based on our Adjusted EBITDA and Adjusted Free Cash Flow performance, the MIP payout was achieved at 128.25% of target. As a result of shareholder feedback during Fiscal 2020, we changed our MIP to be paid entirely in cash instead of a mix of cash and equity, as we had done in prior years. This unplanned change resulted in a reduction of $17 million in Adjusted EBITDA for Fiscal 2020, which was added back in to determine the final achievement calculation for the payment of the MIP, since the original targets were set based on the assumption that the MIP would be settled in shares of our Common Stock. This is also the case for our LTIP awards.

For the purposes of our MIP and LTIP, Adjusted EBITDA and Adjusted Free Cash Flow have the following meanings:

“Adjusted EBITDA” means net earnings before interest, taxes, depreciation and amortization, but excluding restructuring, acquisition and integration charges and other one-time charges. The result of the formula in the preceding sentence is then adjusted by the Compensation Committee in good faith so as to negate the effects of any dispositions; provided, however, that Adjusted EBITDA resulting from businesses or products lines acquired (in Board approved transactions) during the applicable fiscal year will, to the extent reasonably and in good faith determined by the Compensation Committee to be appropriate, be included in the calculation from the date of acquisition.

“Adjusted Free Cash Flow” means Adjusted EBITDA, plus or minus changes in current and long-term assets and liabilities, less cash payments for taxes, restructuring and interest. Any reductions in Adjusted Free Cash Flow resulting from transaction costs or financing fees incurred in connection with any Board approved acquisition or refinancing (in each case during the applicable fiscal year) are added back to Adjusted Free Cash Flow, subject to the approval of the Compensation Committee, reasonably and in good faith. The result of the formula in the preceding sentences is then adjusted by the Compensation Committee reasonably and in good faith so as to negate the effects of any dispositions; provided, however, that Adjusted Free Cash Flow resulting from businesses or products lines acquired (in Board approved transactions) during the fiscal year will, to the extent reasonably and in good faith determined by the Compensation Committee to be appropriate, be included in the calculation from the date of acquisition.

Long-Term Equity Program

Since our LTIP measures performance over three years, we are able to effectively focus on the achievement of significant and sustained improvements in performance and strategic initiatives over the long term. For Fiscal 2020, we provided our LTIP grants in the form of time-based RSUs and performance-based PSUs that will be eligible to vest after the three-year period commencing October 1, 2019 and ending September 30, 2022. These awards have the features described below.

•

70% of the award vests based on three-year cumulative performance against equally weighted Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity measures. The relatively large performance component of these awards is believed to serve as a valuable incentive to drive outcomes over the long-term for our Company and shareholders.

•

30% will vest at the end of the three-year service period. The relatively small time-based component of these awards as part of our overall compensation mix is believed to serve as an important long term retention and risk mitigation feature. See “-Fiscal 2020 Compensation Component Pay-Outs-LTIP.”

•	In addition, there is an opportunity to earn additional PSUs under the LTIP (subject to a cap of 125% of target PSUs) if superior performance is achieved.

One-Time Bridge Grants

In early Fiscal 2019, our NEOs received the one-time Bridge Grants described above. Although the grants were made and the number of shares determined at the beginning of Fiscal 2019 (as described in the CD&A in last year’s proxy statement), the final portion of these one-time grants is reported as part of Fiscal 2020 compensation in our Summary Compensation Table because they were dependent on Fiscal 2020 performance metrics to be determined in Fiscal 2020. Half of this final Fiscal 2020 portion was eligible to vest if Adjusted EBITDA for Fiscal 2020 targets were met, and the other half was eligible to vest if Adjusted Free Cash Flow for Fiscal 2020 targets were met, in each case subject to continued employment through November 21, 2020. The Bridge Grants, which were granted in connection with the Fiscal 2019 transition to a new single long-term incentive program that will payout in a cliff only at the end of a three-year performance period ending September 30, 2021, were made at a roughly 15% discount from the compensation opportunities that would have been available under our prior long-term incentive plans during Fiscal 2019 and Fiscal 2020. For more information regarding the Bridge Grants, see page 34. Because of the special circumstances surrounding our transition to a new long-term equity plan noted above, the Bridge Grants are not indicative of our regular, ongoing annual compensation.

Analysis of our CEO’s Fiscal 2020 Compensation

Mr. Maura’s total Fiscal 2020 compensation is reported in the Summary Compensation Table.

•	Mr. Maura’s annual compensation opportunity breaks down as follows: 12% fixed (base salary) and 88% variable (annual and long-term incentives).

•	Mr. Maura’s ongoing target direct compensation (base salary, target MIP bonus and target annual LTIP award grant date value) is $7,425,000.

•

Mr. Maura’s variable compensation is comprised of (i) 25% time-based RSUs that will cliff vest at the conclusion of a three-year service period and are subject to market risk and (ii) 75% performance-based incentives, including his annual target MIP bonus and the value of his PSUs under the LTIP assuming three-year performance target achievement, which, in each case, are only eligible to be earned on the basis of Company performance relative to pre-established goals.

As discussed above under “One-Time Bridge Grants”, the final portion of the one-time Bridge Grants impacted Mr. Maura’s Fiscal 2020 compensation, which is included in the Summary Compensation Table below on page 52. The final Fiscal 2020 performance portion of his Bridge Grant, valued at $3,011,339 for purposes of the table, which vested based on continued service through November 21, 2020, subject to meeting the Fiscal 2020 performance metrics. The Bridge Grant was approved by our Compensation Committee in early Fiscal 2019, with the advice of its prior independent compensation consultant. Because of the special circumstances surrounding our transition to a new long-term equity plan, the portion of the Bridge Grants included in Mr. Maura’s Fiscal 2020 compensation is not indicative of his regular, ongoing annual compensation levels. If the Bridge Grant is excluded, Mr. Maura’s reported compensation in Fiscal 2020 would have been $7,937,019 instead of $10,948,358. The Bridge Grants are calculated in their entirety and will not impact Mr. Maura’s reported compensation in future years. The Bridge Grants were one-time, non-recurring compensation approved in early Fiscal 2019.

Fiscal 2020 Compensation Component Pay-Outs

Base Salary

The annual base salaries at the end of Fiscal 2020 for our NEOs are set forth below:

Named Executive	Annual Base Salary at the end of Fiscal 2020
David M. Maura	$900,000
Jeremy W. Smeltser	$500,000
Randal D. Lewis	$550,000
Ehsan Zargar	$400,000
Rebeckah Long	$300,000

Management Incentive Plan

For Fiscal 2020, our MIP award levels achievable at target for each participating NEO were as follows:

Named Executive	MIP Target as % of Annual Base Salary
David M. Maura	125%
Jeremy W. Smeltser	80%
Randal D. Lewis	90%
Ehsan Zargar	60%
Rebeckah Long	60%

The Fiscal 2020 MIP generally followed the plan design from prior years with the corporate goals of increasing Adjusted EBITDA and Adjusted Free Cash Flow. Our Compensation Committee established the following weightings:

•	50% Adjusted EBITDA

•	50% Adjusted Free Cash Flow

The table below shows the two performance metrics for our NEOs and the applicable levels of performance required to achieve threshold, target and maximum payouts. The performance metrics for each of our NEOs were equal to those established for the Company as a whole. The maximum MIP bonus payable is 250% of target for Mr. Maura and 200% for our other NEOs. As described in the table below, we achieved payouts of 138.69% based on Adjusted EBITDA achievement and 117.8% based on Adjusted Free Cash Flow, not giving effect to the impact on EBITDA or the cash flow impact of switching the payment to cash from shares.

Performance Required to Achieve Bonus % as Indicated ($ in millions)
Performance Metric	Weight (% of Target Bonus)	Threshold (0%)	Target (100%)	Maximum (200%) (1)	Actual	Calculated 2020 Payout Factor (% of Target Bonus)
Adjusted EBITDA	50%	$517.50	$575.00	$632.50	$597.25	138.69%
Adjusted Free Cash Flow	50%	$225.00	$250.00	$275.00	$254.45	117.80%

(1)	Mr. Maura is eligible to receive a maximum MIP equal to 250% of target if we achieve Adjusted EBITDA and Adjusted Free Cash Flow of $661.25 million and $287.5 million, respectively.

Long Term Incentive Plan

Our Fiscal 2020 LTIP grants cover service and cumulative performance over the three-year period commencing October 1, 2019 and ending September 30, 2022. Of the total grant, 70% is in the form of PSUs and will vest based on the achievement of cumulative Adjusted EBITDA, cumulative Adjusted Free Cash Flow and Adjusted Return on Equity over the three-year period. The remaining 30% is in the form of RSUs, which will vest based on continued service, with cliff vesting at the end of such three-year period. In addition, with respect to the PSU component of the LTIP, there is an opportunity to earn additional PSUs if superior performance is achieved (subject to a cap of 125% of the target PSUs).

The chart below sets forth the number of PSUs and RSUs each NEO was granted in Fiscal 2020 pursuant to the LTIP.

Name	70% Performance- Based	30% Time Based	Potential Upside Performance -Based
David M. Maura	60,693	26,012	15,173
Jeremy W. Smeltser	11,240	4,817	2,810
Randal D. Lewis	24,727	10,597	6,182
Ehsan Zargar	17,983	7,707	4,496
Rebeckah Long	3,934	1,686	984

The table below shows the three performance metrics for our NEOs and the applicable levels of performance required to achieve threshold, target and maximum vesting of PSUs.

Performance Measure (in $ millions)	Threshold (0% of PSUs vest)	Target (100% of PSUs vest)	Maximum (125% of PSUs vest)
Adjusted EBITDA	1,725.0	1,795.0	1,812.8
Adjusted Free Cash Flow	750.0	875.0	908.2
Adjusted Return on Equity	10.64%	11.49%	11.70%

Under the LTIP, the three performance goals may be earned independently of one another. The achievement of the performance goals for each of our NEOs will be measured on a consolidated Company-wide basis. Acquisitions by the Company are included in the Adjusted EBITDA, Adjusted Free Cash Flow and Adjusted Return on Equity calculations, subject to the negative discretion of our Compensation Committee. Awards for performance between threshold and target levels and between target and maximum levels, will be determined based on linear interpolation. If neither threshold performance level is achieved, then no PSUs will be earned.

Our Compensation Committee also provided in the award agreements for our NEOs that such officers are required to hold at least 50% of the net shares they receive (after any shares withheld by the Company for tax purposes) until such NEO achieves the required stock ownership. Thereafter they are required to hold 25% of the net after-tax shares they receive for at least one year following vesting. In addition, our NEOs and all other officers at the Vice President level or higher, are subject to the share ownership and retention guidelines discussed above (see “Directors, Executive Officers and Corporate Governance-Corporate Governance-Our Practices and Policies-Stock Ownership Guidelines”).

Deferral and Post-Termination Benefits

Retirement Benefits. Our Company maintains a 401(k) plan for our employees, including our NEOs.

Supplemental Executive Life Insurance Program. During Fiscal 2020, each of Messrs. Maura, Lewis and Zargar participated in a program pursuant to which the Company, on behalf of each participant, made an annual contribution on October 1 equal to 15% of such participant’s base salary as of that date into a Company-owned executive life insurance policy for such participant. The investment options for each such policy are selected by the insurance provider.

Post-Termination Benefits. As described below, the Company had entered into agreements with our NEOs which govern, among other things, post-termination benefits payable to each such NEO should his or her employment with the Company terminate. In each case, the receipt of post-termination benefits subject to the NEO’s execution of a waiver and release agreement in favor of the Company and continued compliance with post-employment restrictive covenants and other executive cooperation.

Perquisites and Benefits

The Company provides certain limited perquisites and other benefits to certain executives, including our NEOs. Among these benefits are financial and tax planning services, car allowances or leased car programs, executive medical exams and executive life and disability insurance. Mr. Maura has voluntarily agreed to cease receiving any benefits for financial or tax planning services, any gross-up on financial planning and his automobile allowance. Similarly, we do not provide gross-ups for our other NEOs.

Important Compensation Policies and Guidelines

Timing and Pricing of Stock-Based Grants

The Company did not grant stock options to its employees during Fiscal 2020 and does not anticipate that it will use stock options as part of its compensation program going forward.

The Company does provide stock, restricted stock, RSUs and PSUs as part of the compensation program made available to directors, NEOs and other employees. With respect to annual or special grants of stock or restricted stock, these are generally made on the date or as soon as practicable following the date on which such grants are approved by our Compensation Committee or our Board, or, if the award dictated a subsequent date or the achievement of a particular event prior to grant, as soon as practicable after such subsequent date or achievement of such event. The granting of stock, to the extent granted by the Company, will generally be granted the day after the second business day following the public dissemination of the Company’s financial results or such other date as determined by the Company’s General Counsel, using that day’s NYSE adjusted market close price to convert to a round number of shares. For purposes of valuing awards made under our equity plans, the grant price is generally the closing sale price of the Company’s common stock on the exchange on which the Company’s shares are listed on the day of the grant date.

Impact of Tax and Accounting Considerations

We consider accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants. Section 162(m) of the Internal Revenue Code, as amended by the Tax Cuts and Jobs Act of 2017, generally limits the deductibility of certain compensation in excess of $1 million paid in any one year to any “covered employee.” A “covered employee” under Section 162(m) is any employee who has served as our CEO, CFO or other most highly compensated executive officers for tax years after December 31, 2016. Prior to the amendment, qualified performance-based compensation was not subject to this deduction limit if certain requirements were met. Under the Tax Cuts and Jobs Act of 2017, the performance-based exception has been repealed, unless compensation paid to any “covered employee” qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017. We do not expect the disallowance of a deduction for compensation paid to our NEOs in excess of $1 million, as a result of these changes to Section 162(m), to significantly alter our compensation programs. The overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the pay component and the shareholder value that management and the Compensation Committee believe the pay component reinforces.

In structuring the compensation for our NEOs, our Compensation Committee will review a variety of factors which may include the deductibility of such compensation under Section 162(m), to the extent applicable. However, this is not the driving or most influential factor and the Compensation Committee has approved in the past and specifically reserves the right to pay or approve nondeductible compensation currently and in the future.

Executive Compensation Tables

The following tables and footnotes show the compensation earned for service in all capacities during Fiscal 2020, Fiscal 2019, and Fiscal 2018 by our NEOs. We refer you to the “Compensation Discussion and Analysis” and the “Termination and Change in Control Provisions” sections of this report as well as the corresponding footnotes to the tables for material factors necessary for an understanding of the compensation detailed in the tables entitled “Summary Compensation Table,” “All Other Compensation Table for Fiscal 2020” and “Grants of Plan-Based Awards Table for Fiscal 2020.”

Summary Compensation Table

Name and Principal Position(1)	Year	Salary	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total(*)
David M. Maura	2020	$900,000	-	$8,411,326	$1,442,813	$194,219	$10,948,358
Executive Chairman and	2019	$900,000	-	$13,588,411	$5,000,000	$199,711	$19,688,122
Chief Executive Officer	2018	$769,744	-	$3,336,463	-	$417,421	$4,523,628

Jeremy W. Smeltser	2020	$500,000	-	$1,000,030	$513,000	$136,699	$2,149,729
Executive Vice President and
Chief Financial Officer			-

Randal D. Lewis	2020	$550,000	-	$3,161,022	$634,838	$173,121	$4,518,981
Executive Vice President and	2019	$447,788	-	$4,075,662	$500,000	$145,954	$5,169,404
Chief Operating Officer

Ehsan Zargar	2020	$400,000	-	$2,881,385	$307,800	$156,599	$3,745,784
Executive Vice President and	2019	$400,000	-	$4,691,949	$500,000	$114,538	$5,706,487
General Counsel	2018	$315,384	$5,000,000	-	-	$165,582	$5,480,966

Rebeckah Long	2020	$300,000	-	$382,050	$230,850	$21,325	$934,225
Senior Vice President, Global	2019	$231,607	-	$626,206	$53,750	$18,602	$930,165
Human Resources

(*)

As noted, the Summary Compensation Table includes the performance portion of the Bridge Grants attributed to Fiscal 2020. Because of the special circumstances surrounding our transition to a new long-term equity plan, we do not believe that the Bridge Grants are indicative of our regular, ongoing annual compensation. If these amounts were excluded, the totals for Fiscal 2020 would have been as follows: Mr. Maura ($7,937,019), Mr. Lewis ($3,557,938), Mr. Zargar ($2,464,371) and Ms. Long ($902,188). The Bridge Grants were one-time, non-recurring compensation made in Fiscal 2018, and will not impact the compensation reported in the Summary Compensation Table in future fiscal years. See “Compensation Discussion and Analysis-Analysis of our CEO’s Fiscal 2020 Compensation” and “Compensation Discussion and Analysis-Compensation Elements-Special Awards” for more information.

(1)	Mr. Smeltser became an Executive Vice President on October 1, 2019 and our CFO on November 17, 2019.
(2)

This column reflects the aggregate grant date fair value of the awards computed in accordance with ASC Topic 718. For a discussion of the relevant ASC 718 valuation assumptions, see Note 2, Significant Accounting Policies and Practices, of the Notes to Consolidated Financial Statements, included in our Annual Report on Form 10-K for Fiscal 2020. For Fiscal 2020, this column reflects (i) grants under the LTIP and (ii) the portion of the Bridge Grants granted in Fiscal 2019 that were dependent on Fiscal 2020 performance. If the maximum performance under the LTIP was achieved then the value of the awards in Fiscal 2020 would have been as follows: Mr. Maura ($9,356,301); Mr. Smeltser ($1,175,037); Mr. Lewis ($3,546,037); Mr. Zargar ($3,161,396); and Ms. Long ($443,334) in each case based on the stock price on the date of grant. At the lowest level of performance, the performance-based restricted stock unit awards are forfeited. The amounts shown in this column do not reflect the actual payout.

(3)

For Fiscal 2020, this column represents amounts earned under the Company’s 2020 MIP, as applicable. For additional detail on the 2020 MIP and the determination of the awards thereunder, please refer to the discussion under the heading “Compensation Discussion and Analysis-Fiscal 2020 Compensation Component Pay-Outs-Management Incentive Plan” and the table entitled “Grants of Plan-Based Awards Table for Fiscal 2020” and its accompanying footnotes. The cash incentive awards payable under the 2018 and 2019 MIP to our NEOs were settled in shares of common stock in lieu of cash on December 7, 2018 and December 6, 2019, respectively, as follows: Mr. Maura - 2,748 shares for the 2018 MIP and 20,538 for the 2019 MIP; Mr. Lewis - 6,572 shares for the 2019 MIP; Mr. Zargar - 4,382 shares for the 2019 MIP; Ms. Long - 1,594 shares for the 2019 MIP and, in each case, are reported under Stock Awards.

(4)	Please see the following table for the details of the amounts that comprise the All Other Compensation column.

All Other Compensation Table for Fiscal 2020

Name	Financial Planning Services Provided to Executive (2)	Life Insurance Premiums Paid on Executives Behalf (3)	Car Allowance/ Personal Use of Company Car (4)	Company Contributions to Executive’s Qualified Retirement Plan (5)	Company Contributions to Executive’s Supplemental Life Insurance Policy (6)	Dividends (7)	Other (8)	Total
David M. Maura (1)	$-	$7,602	$-	$9,750	$75,606	$101,261	-	$194,219
Jeremy W. Smeltser	$20,000	$580	$20,384	$7,404	$75,000	$-	$13,331	$136,699
Randal D. Lewis	$20,000	$8,123	$18,218	$11,962	$82,500	$32,318	-	$173,121
Ehsan Zargar	$20,000	$2,382	$18,000	$13,126	$60,000	$43,091	-	$156,599
Rebeckah Long	$-	$2,011	$11,958	$6,279	$-	$1,077	-	$21,325

(1)	Mr. Maura voluntarily eliminated his financial planning, car allowance and any tax equalization payments in Fiscal 2020.
(2)

The Company provides reimbursements for expenses related to financial planning and tax preparation services, up to $20,000 annually, to Messrs. Smeltser, Lewis and Zargar. For Fiscal 2020, these reimbursements have yet to be paid out, other than for $800 to Mr. Smeltser, but this benefit is being included here to reflect the totality of benefits in respect of Fiscal 2020 for Messrs. Smeltser, Lewis and Zargar.

(3)

The amount represents the life insurance premium paid for Fiscal 2020. The Company provides life insurance coverage equal to three times (two times, for Ms. Long) base salary for each executive officer.

(4)

The Company sponsors a leased car or car allowance program. Under the leased car program, costs associated with using a vehicle are provided, which also include maintenance, insurance and license and registration. Under the car allowance program, the executive receives a fixed monthly allowance. As noted above, beginning with Fiscal 2020, Mr. Maura has given up his car allowance.

(5)	Represents amounts contributed under the Company-sponsored 401(k) retirement plan.
(6)	This amount reflects the premium paid by the Company equal to 15% of base salary toward individual supplemental life insurance policies.
(7)	This amount reflects dividend equivalent paid in respect of RSUs held by NEOs which were not factored into the grant date fair value of the RSUs.
(8)	This amount for Mr. Smeltser represents relocation expenses in connection with his hiring as CFO.

Grants of Plan-Based Awards Table for Fiscal 2020

The following table and footnotes provide information with respect to equity grants made to our NEOs during Fiscal 2020 as well as the range of future payouts under non-equity incentive plans for our NEOs indicated.

Name	Grant Date		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #	All Other Stock Awards: Number of Shares of Stock or Units #	Grant Date Fair Value of Stock Awards $(4)
David M. Maura	10/01/2019	(1)	$0	$1,125,000	$2,812,500
	11/21/2019	(2)	-	-	-		48,220			3,011,339
	12/16/2019	(3)				0	60,693	75,866	26,012	5,399,987
Jeremy W. Smeltser	10/01/2019	(1)	$0	$400,000	$800,000
	12/16/2019	(3)	-	-	-	0	11,240	14,050	4,817	1,000,030
Randal D. Lewis	10/01/2019	(1)	$0	$495,000	$990,000
	11/21/2019	(2)	-	-	-		15,389			961,043
	12/16/2019	(3)				0	24,727	30,909	10,597	2,199,979
Ehsan Zargar	10/01/2019	(1)	$0	$240,000	$480,000
	11/21/2019	(2)	-	-	-		20,519			1,281,412
	12/16/2019	(3)				0	17,983	22,479	7,707	1,599,973
Rebeckah Long	10/01/2019	(1)	$0	$180,000	$360,000
	11/21/2019	(2)	-	-	-		513			32,037
	12/16/2019	(3)				0	3,934	4,918	1,686	350,014

(1)

Represents the threshold, target and maximum payouts under the Fiscal 2020 MIP. The actual amounts earned under the plan for Fiscal 2020 are disclosed in the Summary Compensation Table above as part of the column entitled “Non-Equity Incentive Plan Awards.” For Mr. Maura, the maximum payout for the disclosed awards is equal to 250% of target. For our other NEOs, the maximum payouts for the disclosed awards are equal to 200% of target. See “Compensation Discussion and Analysis-Fiscal 2020 Compensation Component Pay-Outs-Management Incentive Plan” for a discussion of the terms of the Fiscal 2020 MIP.

(2)

Represents the number of PSUs earned under the portion of the Bridge Grants granted in Fiscal 2019 that were dependent on Fiscal 2020 performance. See “Compensation Discussion and Analysis—Compensation Elements—One-Time Bridge Grants” for a discussion of the terms of these awards.

(3)

Represents the number of RSUs and PSUs awarded under the Fiscal 2020 LTIP grants and shows (a) the threshold, target and maximum payouts, denominated in the number of shares of stock, in respect of PSUs and (b) the number of shares of stock underlying the RSUs. See “Compensation Discussion and Analysis-Fiscal 2020 Compensation Components Pay-Outs-LTIP” for a discussion of the terms of these awards.

(4)

Except as otherwise noted, reflects the value at the grant date value based upon the probable outcome of the relevant performance conditions. This amount is consistent with the estimate of aggregate compensation costs to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of any estimated forfeitures.

Outstanding Equity Awards at the End of Fiscal 2020

The following table and footnotes set forth information regarding outstanding options and restricted stock unit awards as of September 30, 2020 for our NEOs. The market value of shares that have not vested was determined by multiplying $57.16, the closing market price of the Company’s stock on September 30, 2020, the last trading day of Fiscal 2020, by the number of shares.

Name	Number of Securities Underlying Unexercised Options Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)		Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
David M. Maura	65,294	$52.83	11/29/2022	–		–	–		–
	64,142	$72.92	11/29/2023	–		–	–		–
	26,743	$82.85	11/25/2024	–		–	–		–
	1,164	$86.38	11/24/2025	–		–	–		–
	51,309	$95.43	11/28/2026	–		–	–		–
	–	–	–	32,146	(4)	$1,837,465	48,220	(5)	$2,756,255
	–	–	–	35,817	(6)	$2,047,300	83,573	(7)	$4,777,033
	–	–	–	26,012	(8)	$1,486,846	60,693	(9)	$3,469,212
Jeremy W. Smeltser	–	–	–	4,817	(8)	$275,340	11,240	(5)	$642,478
Randal D. Lewis	–	–	–	10,260	(4)	$586,462	15,389	(5)	$879,635
	–	–	–	9,949	(6)	$568,685	23,215	(7)	$1,326,969
	–	–	–	10,597	(8)	$605,725	24,727	(9)	$1,413,395
Ehsan Zargar	3,958	$72.92	11/29/2023	–		–	–		–
	5,009	$82.86	11/25/2024	–		–	–		–
	–	–	–	13,679	(4)	$781,892	20,519	(5)	$1,172,866
	–	–	–	10,613	(6)	$606,639	24,762	(7)	$1,415,396
	–	–	–	7,707	(8)	$440,532	17,983	(9)	$1,027,809
Rebeckah Long	–	–	–	342	(4)	$19,549	513	(5)	$29,323
	–	–	–	1,658	(6)	$94,771	3,869	(7)	$221,152
	–	–	–	1,686	(8)	$96,372	3,934	(9)	$224,867

(1)	This column shows the number of outstanding RSUs subject to time-based vesting.
(2)	The market value is based on the per share closing price of our common stock on September 30, 2020 ($57.16).
(3)

This column shows the number of Bridge Grant RSUs and Fiscal 2019 and 2020 LTIP RSUs subject to performance-based vesting. In the case of the Fiscal 2019 and 2020 LTIP grants, because none of the performance metrics have been satisfied as of the date of this report (even at the threshold level), we have shown in accordance with SEC rules only the number of RSUs that would be payable upon the lowest level of performance (which is 0%).

(4)	These include the Fiscal 2020 Bridge Grant RSUs, which vested on November 21, 2020.
(5)	These include the Fiscal 2020 Bridge Grant PSUs, which vested on November 21, 2020.
(6)	These Fiscal 2019 LTIP RSUs cliff vest on December 3, 2021, subject to continued employment.
(7)	These Fiscal 2019 LTIP PSUs cliff vest on December 3, 2021, subject to continued employment and achievement of the applicable performance metrics.
(8)	These Fiscal 2020 LTIP RSUs cliff vest on December 2, 2022, subject to continued employment.
(9)	These Fiscal 2020 LTIP PSUs cliff vest on December 2, 2022, subject to continued employment and achievement of the applicable performance metrics.

Stock Vested During Fiscal 2020

The following table and footnotes provide information regarding stock awards vesting during Fiscal 2020 for our NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
David M. Maura	80,366	$5,018,857	(1)
Jeremy W. Smeltser	–	$–
Randal D. Lewis	25,649	$1,601,780	(2)
Ehsan Zargar	34,199	$2,135,728	(3)
Rebeckah Long	855	$53,395	(4)

(1)

The amount for Mr. Maura in this column represents the value realized upon the vesting of 80,366 RSUs on November 21, 2019. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $62.45 on November 20, 2019 (the last trading day before November 21, 2019).

(2)

The amount for Mr. Lewis in this column represents the value realized upon the vesting of 25,649 RSUs on November 21, 2019. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $62.45 on November 20, 2019 (the last trading day before November 21, 2019).

(3)

The amount for Mr. Zargar in this column represents the value realized upon the vesting of 34,199 RSUs on November 21, 2019. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $62.45 on November 20, 2019 (the last trading day before November 21, 2019).

(4)

The amount for Ms. Long in this column represents the value realized upon the vesting of 855 RSUs on November 21, 2019. The value was computed by multiplying the number of shares vested by the closing price per share of the Company’s common stock on each such vesting date, which was $62.45 on November 20, 2019 (the last trading day before November 21, 2019).

Pension Benefits

None of our NEOs participated in any pension plans during or as of the end of, Fiscal 2020.

Non-Qualified Deferred Compensation

None of our NEOs participated in any Company non-qualified deferred compensation programs during or as of the end of, Fiscal 2020.

Termination and Change in Control Provisions

Awards under the Company Equity Plan

For purposes of these incentive plans, “change in control” generally means the occurrence of any of the events listed below and “Applicable Company” means the Company or SPB Legacy with respect to the former equity plan of SPB Legacy which was assumed by the Company:

(i)	the acquisition, by any individual, entity or group of beneficial ownership of more than 50% of the combined voting power of the Applicable Company’s then outstanding securities;

(ii)

individuals who constituted our Board at the effective time of the plan and directors who are nominated and elected as their successors from time to time cease for any reason to constitute at least a majority of our Board;

(iii)

consummation of a merger or consolidation of the Applicable Company or any direct or indirect subsidiary of the Applicable Company with any other entity, other than (A) a merger or consolidation which results in the voting securities of the Applicable Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Applicable Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of the Applicable Company (or similar transaction) in which no individual, entity or group is or becomes the beneficial owner, directly or indirectly, of voting securities of the Applicable Company (not including in the securities beneficially owned by such individual, entity or group any securities acquired directly from the Applicable Company or any of its direct or indirect subsidiaries) representing 50% or more of the combined voting power of the Applicable Company’s then outstanding voting securities or (C) a merger or consolidation affecting the Applicable Company as a result of which a Designated Holder (as defined below) owns after such transaction more than 50% of the combined voting power of the voting securities of the Applicable Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; or

(iv)

approval by the shareholders of the Applicable Company of either a complete liquidation or dissolution of the Applicable Company or the sale or other disposition of all or substantially all of the assets of the Applicable Company, other than a sale or disposition by the Applicable Company of all or substantially all of the assets of the Applicable Company to an entity, more than 50% of the combined voting power of the voting securities of which are owned by shareholders of the Applicable Company in substantially the same proportions as their ownership of the Applicable Company immediately prior to such sale; provided that, in each case, it shall not be a change in control if, immediately following the occurrence of the event described above (i) the record holders of the common stock of the Applicable Company immediately prior to the event continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following the event or (ii) the Harbinger Master Fund, the Harbinger Special Situations Fund, HRG and their respective affiliates and subsidiaries (the “Designated Holders”) beneficially own, directly or indirectly, more than 50% of the combined voting power of the Applicable Company or any successor.

Executive-Specific Provisions Regarding Employment, Termination and Change in Control

Agreements with NEOs

Our Compensation Committee periodically evaluates the appropriateness of entering into employment agreements, severance agreements or other written agreements with the Company’s NEOs to govern compensation and other aspects of the employment relationship. During Fiscal 2020, the Company and/or its wholly owned subsidiary, SBI, had written employment agreements with its NEOs as follows: (i) an Employment Agreement, dated January 20, 2016, as amended and restated on dated April 25, 2018, with Mr. Maura (the “Maura Employment Agreement”); (ii) an employment agreement, dated September 9, 2019, with Mr. Smeltser (the “Smeltser Employment Agreement”); (iii) an employment agreement dated September 9, 2019, with Mr. Lewis (the “Lewis Employment Agreement”); (iv) an employment Agreement, dated October 1, 2018, with Mr. Zargar (the “Zargar Employment Agreement”); and (v) a letter agreement, dated September 9, 2019, with Ms. Long (the “Long Letter Agreement”), which was supplemented by a severance agreement with Ms. Long dated September 9, 2019 (the “Long Severance Agreement”).

Agreement with Mr. Maura

Pursuant to the Maura Employment Agreement, the initial term will be until April 24, 2021, subject to earlier termination, with automatic one-year renewals thereafter. The Maura Employment Agreement provides Mr. Maura with an annual base salary as Executive Chairman of $700,000 and an annual base salary of $200,000 for the duration of his services as CEO and he will be eligible to receive a performance-based MIP bonus for each fiscal year, based on a target of 125% of his total base salary, as may be applicable at the time (the “Target Amount”), paid during the applicable fiscal year during the term of the Maura Employment Agreement, provided the Company achieves certain annual performance goals as established by our Board and/or our Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash and/or stock. If Mr. Maura exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee no later than the close of the first quarter of the year following the applicable fiscal year; provided that the bonus will not exceed 250% of the Target Amount.

Under the terms of the Maura Employment Agreement, Mr. Maura was entitled to receive a performance-based EIP grant with a target value of $3.2 million for his service as Executive Chairman and CEO and a performance-based S3B grant with a target value of $3 million, each in accordance with those programs grant cycles. In Fiscal 2019, our Compensation Committee eliminated the EIP and S3B bonus programs and replaced them with our performance based LTIP bonus program. Based on the review of peer groups, Mr. Maura received an LTIP grant with target value of $5.4 million for Fiscal 2020. In addition, at the discretion of the Compensation Committee and/or the Board, Mr. Maura is also eligible to receive future grants and/or participate in future multi-year incentive programs.

The Maura Employment Agreement also provides Mr. Maura with, among other things: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Maura to participate in the Company’s executive auto lease program which Mr. Maura has waived beginning in Fiscal 2020; (iii) a stipend for income tax filings and returns preparation and advice and estate planning advice which Mr. Maura has waived; and (iv) eligibility for Mr. Maura to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.

Under the Maura Employment Agreement, Mr. Maura is entitled to receive severance benefits if his employment is terminated under certain circumstances. In general, termination as Executive Chairman and as CEO is determined separately, so that termination from either position will generally provide for payments in respect only of that position and a termination from both positions will provide for payments in respect of both positions.

In the event that Mr. Maura is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” from his role as Executive Chairman or as CEO or all his roles, Mr. Maura’s compensation (with respect to such roles) and other benefits (in the case where he is terminated from all his roles) provided under his employment agreement cease at the time of such termination and Mr. Maura is entitled to no further compensation under his employment agreement with respect to such role. Notwithstanding this, the Company would pay to Mr. Maura accrued compensation and benefits and continuation of Company medical benefits to the extent required by law.

If Mr. Maura’s role as CEO is terminated (without terminating his role as Executive Chairman), without “cause,” by the Company, by Mr. Maura for “good reason,” due to Mr. Maura’s death or disability or upon a Company-initiated non-renewal or upon a change in control, Mr. Maura will be entitled to receive the following severance benefits: (i) the vesting of $250,000 of his outstanding time-based equity awards, based on grant-date value, as determined by the Compensation Committee; (ii) a cash payment of $500,000 ratably monthly in arrears over the 12-month period following such termination; and (iii) a pro rata portion, in cash, of the annual MIP bonus related to the base salary that Mr. Maura would have earned for the fiscal year in which termination occurs. Notwithstanding the foregoing, if Mr. Maura’s employment is terminated in a CIC Termination (as defined below) during the initial term of the Maura Employment Agreement, then instead of the payment in clause (ii) above, he will receive a cash payment equal to the greater of (x) a cash amount equal to $500,000 or (y) a cash amount equal to his then-current base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.

In addition to the payments above, if Mr. Maura’s employment (as Executive Chairman) is terminated by the Company without “cause,” by Mr. Maura for “good reason,” upon Mr. Maura’s death or disability or upon a Company-initiated non-renewal of his employment agreement, the Company shall pay or provide for Mr. Maura: (i) (a) a cash payment equal to 1.5 times the base salary in effect immediately prior to his termination, plus (b) a cash payment equal to 1.0 times his target annual MIP bonus of 125% of his then-current base salary, each payable ratably on a monthly basis over the 18-month period immediately following his termination; (ii) the pro rata portion, in cash, of the annual MIP bonus (if any) he would have earned for the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Maura for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, provide Mr. Maura and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Maura and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Maura or the Company than the cost to Mr. Maura and the Company immediately prior to such date; and (iv) payment of accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will promptly vest as provided in the applicable equity award agreements. Notwithstanding the foregoing, if Mr. Maura’s employment is terminated in a CIC Termination during the initial term of the Maura Employment Agreement, then instead of the payment in clause (i)(a) above, he will receive a cash payment equal to the greater of (x) a cash amount equal to 1.5 times his then-current base salary or (y) a cash amount equal to his then-current base salary times the number of months remaining in the initial term, with a pro rata amount being calculated for any partial month in that time period.

If Mr. Maura’s employment is terminated by the Company without “cause” (and not due to death or disability) or by Mr. Maura for “good reason” during the period that begins 60 days prior to the occurrence of a change in control (or, in limited cases, earlier) and ends upon the first anniversary of the change in control (a “CIC Termination”), then Mr. Maura will receive all severance benefits available to him as if he terminated his employment for “good reason” and all of his outstanding and unvested performance-based equity awards will vest in full (at the target level).

The payment of the severance payments and vesting of equity awards described above with respect to a termination of Mr. Maura’s employment are conditioned upon Mr. Maura’s execution of a release of claims in favor of the Company and its controlled affiliates and Mr. Maura’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. The non-competition and non-solicitation provisions extend for 18 months following Mr. Maura’s termination and confidentiality provisions extend for seven years following Mr. Maura’s termination.

Under the Maura Employment Agreement, (a) “good reason” is defined as the occurrence of any of the following events without Mr. Maura’s consent: (i) any reduction in Mr. Maura’s annual base salary or target MIP bonus opportunity then in effect; (ii) the required relocation of Mr. Maura’s office at which he is principally employed as of April 25, 2018 to a location more than 50 miles from such office or the requirement by the Company that Mr. Maura be based at a location other than such office on an extended basis, except for required business travel; (iii) a substantial diminution or other substantive adverse change in the nature or scope of Mr. Maura’s responsibilities, authorities, powers, functions or duties; (iv) a breach by the Company of any of its other material obligations under the Maura Employment Agreement; or (v) the failure of the Company to obtain the agreement of any successor to the Company to assume and agree to perform the Maura Employment Agreement; and (b) “cause” is defined, in general, as the occurrence of any of the following events: (i) the commission by Mr. Maura of any deliberate and premeditated act taken by Mr. Maura in bad faith against the interests of the Company that causes or is reasonably anticipated to cause material harm to the Company; (ii) Mr. Maura has been convicted of or pleads nolo contendere with respect to, any felony or of any lesser crime or offense having as its predicate element fraud, dishonesty or misappropriation of the property of the Company that causes or is reasonably anticipated to cause material harm to the Company; (iii) the habitual drug addiction or intoxication of Mr. Maura which negatively impacts his job performance or Mr. Maura’s failure of a company-required drug test; (iv) the willful failure or refusal of Mr. Maura to perform his duties as set forth in the employment agreement or the willful failure or refusal to follow the direction of our Board, which is not cured after 30 calendar days’ notice; or (v) Mr. Maura materially breaches any of the terms of the Maura Employment Agreement or any other agreement between himself and the Company and the breach is not cured within 30 calendar days after written notice from the Company.

Agreement with Mr. Smeltser

On September 9, 2019, the Company entered into an employment agreement with Jeremy W. Smeltser. Pursuant to the Smeltser Employment Agreement, the initial term was until September 30, 2020 and thereafter is subject to automatic one-year renewals, subject to earlier termination. Pursuant to the Smeltser Employment Agreement, Mr. Smeltser will receive an annual base salary of $500,000, subject to periodic review and increase by the Compensation Committee, in its discretion. In addition, Mr. Smeltser will receive a performance-based cash bonus under the MIP for each fiscal year (commencing with Fiscal 2020) during the term of the agreement. The MIP bonus will be based on a target of 80% (and a maximum of 160%) of Mr. Smeltser’s base salary paid during the applicable fiscal year, provided that the Company achieves certain annual performance goals as established by the Board and/or Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash or equity, provided that Mr. Smeltser remains employed with the corporation on the date the bonus is paid.

The Smeltser Employment Agreement provides that on or prior to December 31, 2019, Mr. Smeltser will receive an equity or equity based award with a grant date value of $1,000,000 and that for each subsequent fiscal year ending during the term (commencing with Fiscal 2021), he shall be eligible to receive an equity or equity based award with a target value of 200% of his base salary.

The Smeltser Employment Agreement also provides Mr. Smeltser with certain other compensation and benefits, including: (i) relocation reimbursement of up to $75,000 as well as the use of a Company-funded apartment for up to 12 months; (ii) four weeks of paid vacation for each full year; (iii) eligibility to participate in any of the Company’s insurance plans and other benefits, if any, as are made available to other executive officers of the Company; and (iv) eligibility for Mr. Smeltser to participate in the Company’s executive auto lease program during the term of the employment agreement.

The Smeltser Employment Agreement contains the following provisions applicable upon the termination of Mr. Smeltser’s employment with the Company and/or in the event of a change in control of the Company.

In the event that Mr. Smeltser is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Smeltser’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Smeltser is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Smeltser would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Smeltser accrued pay and benefits.

If the employment of Mr. Smeltser with the Company is terminated by the Company without “cause,” by Mr. Smeltser for “good reason,” or is terminated due to Mr. Smeltser’s death or disability, Mr. Smeltser is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Smeltser’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. In such event the Company will: (i) pay Mr. Smeltser (a) 1.5 times his base salary in effect immediately prior to his termination, plus (b) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination; (ii) pay Mr. Smeltser the pro rata portion of the annual bonus (if any) he would have earned pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Smeltser for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, arrange to provide Mr. Smeltser and his dependents with medical and dental benefits on a basis substantially similar to those provided to Mr. Smeltser and his dependents by the Company immediately prior to the date of termination, subject to his electing COBRA coverage; and (iv) pay Mr. Smeltser his accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will vest on a pro rata basis and all performance-based awards will be forfeited.

The non-competition and non-solicitation provisions extend for 18 months following Mr. Smeltser’s termination and confidentiality provisions extend for up to seven years following Mr. Smeltser’s termination. Mr. Smeltser is also subject to a cooperation provision that extends for six years following Mr. Smeltser’s termination.

The definitions of “good reason” and “cause” under the Smeltser Employment Agreement are similar to the definitions of such terms in the Maura Employment Agreement.

Agreements with Mr. Lewis

On September 9, 2019, Mr. Lewis was promoted to the office of Executive Vice President and entered into the Lewis Employment Agreement, which superseded a prior severance agreement. Pursuant to the Lewis Employment Agreement, the initial term was until September 30, 2020 and thereafter is subject to automatic one-year renewals, subject to earlier termination. Pursuant to the Lewis Employment Agreement, Mr. Lewis will receive an annual base salary of $550,000, subject to periodic review and increase by the Compensation Committee, in its discretion. In addition, Mr. Lewis will receive a performance-based cash bonus under the MIP for each fiscal year (commencing with Fiscal 2020) during the term of the agreement. The MIP bonus will be based on a target of 90% (and a maximum of 180%) of Mr. Lewis’s base salary paid during the applicable fiscal year, provided that the Company achieves certain annual performance goals as established by the Board and/or Compensation Committee. If such performance goals are met, the MIP bonus will be payable in cash or equity, provided that Mr. Lewis remains employed with the corporation on the date the bonus is paid.

The Lewis Employment Agreement provides that on or prior to December 31, 2019, Mr. Lewis shall receive an equity or equity based award with a grant date value of $2,200,000 and that for each subsequent fiscal year ending during the term (commencing with Fiscal 2021), he shall be eligible to receive an equity or equity based award with a target value of 400% of his base salary.

The Lewis Employment Agreement also provides Mr. Lewis with certain other compensation and benefits, including: (i) four weeks of paid vacation for each full year; (ii) eligibility to participate in any of the Company’s insurance plans and other benefits, if any, as are made available to other executive officers of the Company; and (iii) eligibility for Mr. Lewis to participate in the Company’s executive auto lease program during the term of the employment agreement.

The Lewis Employment Agreement contains the following provisions applicable upon the termination of Mr. Lewis’s employment with the Company and/or in the event of a change in control of the Company.

In the event that Mr. Lewis is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Lewis’s salary and other benefits provided under his employment agreement cease at the time of such termination and Mr. Lewis is entitled to no further compensation under his employment agreement. Notwithstanding this, Mr. Lewis would be entitled to continue to participate in the Company’s medical benefit plans to the extent required by law. Further, upon any such termination of employment, the Company would pay to Mr. Lewis accrued pay and benefits.

If the employment of Mr. Lewis with the Company is terminated by the Company without “cause,” by Mr. Lewis for “good reason,” or is terminated due to Mr. Lewis’s death or disability, Mr. Lewis is entitled to receive certain post-termination benefits, detailed below, contingent upon execution of a separation agreement with a release of claims agreeable to the Company and Mr. Lewis’s compliance with the non-competition, non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. In such event the Company will: (i) pay Mr. Lewis (a) 1.5 times his base salary in effect immediately prior to his termination, plus (b) 1.0 times his target annual bonus award for the fiscal year in which such termination occurs, ratably over the 18-month period immediately following his termination; (ii) pay Mr. Lewis the pro rata portion of the annual bonus (if any) he would have earned pursuant to any annual bonus or incentive plan maintained by the Company with respect to the fiscal year in which such termination occurs if his employment had not ceased, to be paid at the same time such bonus would have been paid to Mr. Lewis for such fiscal year if his employment had not terminated; (iii) for the 18-month period immediately following such termination, arrange to provide Mr. Lewis and his dependents with medical and dental benefits on a basis substantially similar to those provided to Mr. Lewis and his dependents by the Company immediately prior to the date of termination, subject to his electing COBRA coverage; and (iv) pay Mr. Lewis his accrued vacation time pursuant to Company policy. In addition, all unvested outstanding time-based equity awards will vest on a pro rata basis and all performance-based awards will be forfeited.

The non-competition and non-solicitation provisions extend for 18 months following Mr. Lewis’s termination and confidentiality provisions extend for up to seven years following Mr. Lewis’s termination. Mr. Lewis is also subject to a cooperation provision that extends for six years following Mr. Lewis’s termination.

The definitions of “good reason” and “cause” under the Lewis Employment Agreement were similar to the definitions of such terms in the Maura Employment Agreement.

Agreement with Mr. Zargar

On September 13, 2018, the Company and SBI and Mr. Zargar entered into an employment agreement which became effective as of October 1, 2018. The initial term of the Zargar Employment Agreement will extend until September 30, 2021, subject to earlier termination, with automatic one-year renewals thereafter. The Zargar Employment Agreement provides Mr. Zargar with an annual base salary of $400,000 and he will be eligible to receive a performance-based management incentive plan bonus for each fiscal year starting in Fiscal 2019, based on a target of at least 60% of the then-current base salary (the “Target Amount”) paid during the applicable fiscal year during the term, provided the Company achieves certain annual performance goals as established by the Board and/or the Compensation Committee. If such performance goals are met, the bonus will be payable in cash or stock. If Mr. Zargar exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee provided that the bonus will not exceed 200% of the Target Amount.

Mr. Zargar will also be eligible for future equity awards under the Company’s equity plan at the discretion of the Compensation Committee and/or Board and will be eligible to participate in future multi-year incentive programs as may be adopted from time to time. The Zargar Employment Agreement also provides Mr. Zargar with certain other compensation and benefits, including the following: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Zargar to participate in the Company’s executive auto lease program; (iii) a stipend for corporate apartment and income tax filings and returns preparation and advice and estate planning advice; and (iv) eligibility for Mr. Zargar to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.

Under the Zargar Employment Agreement, Mr. Zargar is entitled to receive severance benefits if his employment is terminated under certain circumstances. In the event that Mr. Zargar is terminated with “cause” or terminates his employment voluntarily, other than for “good reason,” Mr. Zargar’s compensation and other benefits provided under his employment agreement cease at the time of such termination and Mr. Zargar is entitled to no further compensation under his employment agreement with respect to such role. Notwithstanding this, the Company would pay to Mr. Zargar accrued compensation and benefits and continuation of Company medical benefits to the extent required by law.

If Mr. Zargar’s employment is terminated by the Company without “cause,” by Mr. Zargar for “good reason” (as defined below) or by reason of death or by the Company for disability or upon a Company-initiated non-renewal, he will be entitled to the following severance benefits: (i) a cash payment equal to 2.99 times his then-current base salary, (ii) a cash payment equal to 1.5 times his then-current target annual MIP bonus, each payable ratably on a monthly basis over the 18-month period following termination; (iii) a pro rata portion, in cash, of the annual bonus Mr. Zargar would have earned for the fiscal year in which termination occurs if his employment had not ceased; (iv) for the 18-month period following termination provide Mr. Zargar and his dependents with medical insurance coverage and other employee benefits on a basis substantially similar to those provided to Mr. Zargar and his dependents by the Company immediately prior to the date of termination at no greater cost to Mr. Zargar or the Company than the cost to Mr. Zargar or the Company immediately prior to such date; and (v) payment of accrued vacation time pursuant to Company policy. In addition, all unvested outstanding performance-based and time-based equity awards will immediately vest in full (at target) as provided in the applicable equity award agreements.

In the case of termination, severance payments and vesting are conditioned upon Mr. Zargar’s execution of a release of claims in favor of the Company and its affiliates and Mr. Zargar’s compliance with the non-solicitation, non-disparagement and confidentiality restrictions set forth in his employment agreement. The non-solicitation provisions extend for 18 months following Mr. Zargar’s termination and the confidentiality provisions extend for seven years following Mr. Zargar’s termination. Mr. Zargar is also subject to a two-year cooperation provision.

The definitions of “good reason” and “cause” under the Zargar Employment Agreement are similar to the definitions of such terms in the Maura Employment Agreement.

Agreements with Ms. Long

On September 9, 2019, the Company entered into the Long Letter Agreement and the Long Severance Agreement with Ms. Long. Pursuant to the Long Letter Agreement, effective as of September 9, 2019, Ms. Long was promoted to Senior Vice President, Global Human Resources for the Company. Effective as of September 9, 2019, Ms. Long’s base salary was increased from $250,000 to $300,000 (pro-rated for Fiscal 2019). For Fiscal 2020, Ms. Long’s target bonus was increased from 40% to 60% and her long-term incentive award for Fiscal 2020 is $350,000.

Pursuant to the Long Severance Agreement, if Ms. Long’s employment is terminated by the Company without cause, she will receive as severance 52 weeks of base pay and (subject to her timely election of COBRA) 52 weeks of continued medical coverage. The receipt of severance benefits is conditioned upon her execution of an effective and irrevocable release of claims as well as continued compliance with her post employment restrictive covenants, including 12-month non-compete and non-solicit, a 5-year confidentiality provision, a 6-year cooperation provision and perpetual non-disparagement provisions. “Cause” for purposes of the Long Severance Agreement generally means: (i) the commission by Ms. Long of any theft, fraud, embezzlement or other material act of disloyalty or dishonesty with respect to the Company (including the unauthorized disclosure of confidential or proprietary information of the Company); (ii) Ms. Long’s conviction of or plea of guilty or nolo contendere to, a felony or other crime of moral turpitude, disloyalty or dishonesty; (iii) Ms. Long’s willful misconduct or gross neglect in the performance of Ms. Long’s job duties and responsibilities to the Company; (iv) the willful or intentional failure or refusal by Ms. Long to follow the written and specific, reasonable and lawful directives of Ms. Long’s supervisor or the Company’s senior management team, which failure or refusal to perform (to the extent curable) is not completely cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company detailing such failure or refusal to perform, provided that in no event shall the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (v) the failure or refusal by Ms. Long to perform her duties and responsibilities to the Company or any of its affiliates, which failure or refusal to perform (to the extent curable) is not completely cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company detailing such failure or refusal to perform, provided that in no event shall the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (vi) Ms. Long’s breach of any of the terms of this Agreement, any other agreement between Ms. Long and the Company or any Company policy, which breach (to the extent curable) is not cured to the Company’s reasonable satisfaction within 15 days after receipt of a written notice from the Company to Ms. Long of such breach, provided that in no event shall the Company be required to provide more than one such notice or cure period (to the extent a cure period is applicable) within any 12-month period; (vii) Ms. Long engages in conduct that discriminates against or harasses any employee or other person providing services to the Company on the basis of any protected class such that it would harm the reputation of the Company or its affiliates if Ms. Long was retained as an employee, as determined by the Company in good faith after a reasonable inquiry; or (viii) Ms. Long engages in intentional, reckless or negligent conduct that has or is reasonably likely to have an adverse effect on the Company’s business or reputation, as determined by the Company in good faith.

Amounts Payable upon Termination or Change in Control

The following tables set forth the amounts that would have been payable at September 30, 2020 to each of our NEOs who were employed by the Company as NEOs on the last day of Fiscal 2020 under the various scenarios for termination of employment or a change in control of the Company had such scenarios occurred on September 30, 2020.

David Maura	Termination Scenarios (Assumes Termination on 9/30/2020)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause			Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$–		$2,425,000		$2,425,000		$2,425,000
Annual Bonus(2)	$–		$1,442,813		$1,442,813		$1,442,813
Equity Awards (Intrinsic Value)(3)	$–	$			$–		$–
Unvested Restricted Stock	$–		$7,736,267	(4)	$7,736,267	(4)	$16,374,111	(5)
Other Benefits	$–		$–		$–		$–
Health and Welfare(6)	$–		$10,492		$10,492		$10,492
Car allowance(7)	$–		$24,000		$24,000		$24,000
Accrued, Unused Vacation(8)	$–		$47,942		$47,942		$47,942
Total	$–		$11,686,514		$11,686,514		$20,324,358

(1)

Reflects cash severance payment, under the applicable termination scenarios, of $500,000 for termination of the role of CEO, plus 1.5x Executive Chairman base salary and 1.0x the Fiscal 2020 Executive Chairman target bonus. Payments are to be made in monthly installments over 12 or 18 months (for the CEO and Executive Chairman payments, respectively) subject to the requirements of Section 409A of the Internal Revenue Code.
(2)	Reflects annual MIP bonus for Fiscal 2020 payable at 128.25% of target. Payment is subject to Section 409A of the Internal Revenue Code.
(3)	Reflects value of accelerated vesting of equity awards, if any, using a stock price of $57.16 which was the Company’s closing price on September 30, 2020.
(4)

Upon a termination without cause or due to death or disability or for resignation with good reason, all time-based RSUs under the Fiscal 2019 and 2020 LTIP and the Fiscal 2020 Bridge Grant would be payable. In addition, a pro rata portion of the Fiscal 2020 Bridge Grant PSUs would be payable, to the extent earned, prorated for the number of days employed during the performance period.

(5)

Upon a termination in connection with a change in control that occurs between 60 days prior to the change in control and the one-year anniversary of the change in control, all RSUs and PSUs granted under the Fiscal 2019 and 2020 LTIP and the Fiscal 2020 Bridge Grant would be subject to accelerated vesting at target.

(6)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(7)	Reflects 12 months of car allowance continuation, which Mr. Maura is currently electing not to receive.
(8)	Represents compensation for 110.8 hours of unused vacation time in Fiscal 2020.

Jeremy W. Smeltser	Termination Scenarios (Assumes Termination on 9/30/2020)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause	Upon Death or Disability	Change in Control & Termination
Cash Severance(1)	$-	$1,150,000	$1,150,000	$1,150,000
Annual Bonus(2)	$-	$513,000	$513,000	$513,000
Equity Awards (Intrinsic Value)(3)	$-	$-	$-	$-
Unvested Restricted Stock	$-	$76,120(4)	$76,120(4)	$76,120(4)
Other Benefits	$-	$-	$-	$-
Health and Welfare(5)	$-	$10,492	$10,492	$10,492
Car allowance(6)	$-	$23,722	$23,722	$23,722
Accrued, Unused Vacation(7)	$-	$31,106	$31,106	$ 31,106
Total	$-	$1,804,440	$1,804,440	$ 1,804,440

(1)

Reflects cash severance payment, under the applicable termination scenarios, of 1.5x base salary and 1.0x the Fiscal 2020 target bonus. Payments are to be made in monthly installments over 18 months subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects annual MIP bonus for Fiscal 2020 payable at 128.25% of target. Payment is subject to Section 409A of the Internal Revenue Code.
(3)

Reflects value of accelerating the vesting of any unvested equity awards, if any, using a stock price of $57.16, which was the Company’s closing price on September 30, 2020, and vested value of 2020 Bridge Cash award.

(4)

Upon a termination without cause or due to death or disability, for resignation with good reason or termination in connection with a change in control, all PSUs will be forfeited. In addition, RSUs under the Fiscal 2020 LTIP will vest pro rata based on days worked during the vesting period (December 2, 2019 through December 2, 2022).

(5)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(6)	Reflects 12 months of car allowance continuation.
(7)	Represents compensation for 129.4 hours of unused vacation time in Fiscal 2020.

Randal D. Lewis	Termination Scenarios (Assumes Termination on 9/30/2020)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability			Change in Control & Termination
Cash Severance(1)	$-	$1,320,000			$1,320,000			$1,320,000
Annual Bonus(2)	$-	$634,838			$634,838			$634,838
Equity Awards (Intrinsic Value)(3)	$-	$-			$-			$-
Unvested Restricted Stock	$-	$1,016,686	(4)		$1,016,686	(4)		$1,016,686	(4)
Other Benefits	$-	$-		$			$
Health and Welfare(5)	$-	$10,492			$10,492			$10,492
Car allowance(6)	$-	$17,083			$17,083			$17,083
Accrued, Unused Vacation(7)	$-	$17,928			$17,928		$
Total	$-	$3,017,027			$3,017,027			$3,017,027

(1)

Reflects cash severance payment, under the applicable termination scenarios, of 1.5x the Executive’s current base salary plus 1.0x the Fiscal 2020 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects annual MIP bonus for Fiscal 2020 payable at 128.25% of target. Payment is subject to the requirements of Section 409A of the Internal Revenue Code.
(3)

Reflects value of accelerating the vesting of any unvested equity awards, if any, using a stock price of $57.16, which was the Company’s closing price on September 30, 2020, and vested value of 2020 Bridge Cash award.

(4)

Upon a termination without cause or due to death or disability, for resignation with good reason or termination in connection with a change in control, all PSUs will be forfeited. In addition, RSUs under the Fiscal 2019 and 2020 LTIP will vest pro rata based on days worked during the vesting period (December 3, 2018 through December 3, 2022). Furthermore, RSUs under the Fiscal 2020 Bridge Grant will vest pro rata based on days worked during the 2020 vesting period (November 21, 2019 through November 21, 2020). For the purposes of these tables, performance has been assumed to be equal to target.

(5)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(6)	Reflects 12 months of car lease payment continuation.
(7)	Represents compensation for 67.8 hours of unused vacation time in Fiscal 2020.

Ehsan Zargar	Termination Scenarios (Assumes Termination on 9/30/2020)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)	$-	$1,556,000		$1,556,000			$1,556,000
Annual Bonus(2)	$-	$307,800		$307,800			$307,800
Equity Awards (Intrinsic Value)(3)	$-	$-		$-		$
Unvested Restricted Stock	$-	$5,445,233	(4)	$5,445,233	(4)		$5,445,233	(4)
Other Benefits	$-	$-		$-			$-
Health and Welfare(5)	$-	$10,492		$10,492			$10,492
Car allowance(6)	$-	$18,000		$18,000			$18,000
Accrued, Unused Vacation(7)	$-	$21,308		$21,308			$21,308
Total	$-	$7,358,833		$7,358,833			$7,358,833

(1)

Reflects cash severance payment, under the applicable termination scenarios, of 2.99x the Executive’s current base salary plus 1.5x the Fiscal 2019 target bonus. Payments are to be made in monthly installments over 18 months, subject to the requirements of Section 409A of the Internal Revenue Code.

(2)	Reflects annual MIP bonus for Fiscal 2020 payable at 128.25% of target. Payment is subject to the requirements of Section 409A of the Internal Revenue Code.

(3)

Reflects value of accelerating the vesting of any unvested equity awards, if any, using a stock price of $57.16, which was the Company’s closing price on September 30, 2020, and vested value of 2020 Bridge Cash award.

(4)

Upon a termination without cause or in connection with a change in control or for resignation with good reason or for death or disability, all RSUs and PSUs granted under the Fiscal 2019 and 020 LTIP and the 2020 Bridge Grant would be subject to accelerated vesting at target.

(5)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(6)	Reflects 12 months of car allowance continuation.
(7)	Represents compensation for 110.8 hours of unused vacation time in Fiscal 2020.

Rebeckah Long	Termination Scenarios (Assumes Termination on 9/30/2020)
Component	Without Good Reason or For Cause	With Good Reason or Without Cause		Upon Death or Disability		Change in Control & Termination
Cash Severance(1)(2)	$-	$300,000		$300,000		$300,000
Annual Bonus(3)	$-	$-		$-		$-
Equity Awards (Intrinsic Value)(4)	$-	$-		$-		$-
Unvested Restricted Stock	$-	$187,775	(5)	$187,775	(5)	$187,775	(5)
Other Benefits	$-	$-		$-		$-
Health and Welfare(6)	$-	$10,492		$10,492		$10,492
Car allowance(7)	$-	$12,000		$12,000		$12,000
Accrued, Unused Vacation(8)	$-	$18,663		$18,663		$18,663
Total	$-	$528,930		$528,930		$528,930

(1)	Should the executive resign with good reason, the severance payment will not be payable.
(2)	Reflects cash severance payment, under the applicable termination scenarios, of 52 weeks of weekly salary.
(3)	No payment would be required under existing agreements.
(4)

Reflects value of accelerating the vesting of any unvested equity awards, if any, using a stock price of $57.16, which was the Company’s closing price on September 30, 2020, and vested value of 2020 Bridge Cash award.

(5)

Upon a termination without cause or due to death or disability, for resignation with good reason or termination in connection with a change in control, the Fiscal 2019 and 2020 LTIP would be forfeited. In addition, a pro rata portion of the Fiscal 2020 Bridge Grant RSUs would be payable based on the number of days employed during the service period and a pro rata portion of the Fiscal 2020 Bridge Grant PSUs would be payable to the extent earned based on the number of days employed during the performance period. For the purposes of these tables, performance has been assumed to be equal to target.

(6)	Reflects 18 months of insurance and other benefits continuation for the Executive and any dependents.
(7)	Reflects 12 months of car allowance continuation.
(8)	Represents compensation for 129.4 hours of unused vacation time in Fiscal 2020.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the section of this report entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for Fiscal 2020.

Compensation Committee

Terry L. Polistina (Chair)

Sherianne James

Gautam Patel

Fiscal 2020 CEO Pay Ratio

Under rules adopted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we are required to determine and disclose the ratio of the annual total compensation of our CEO to that of our global median employee.

To determine the median employee, we made a determination from our global employee population, excluding non-U.S. locations to the extent that the total employees excluded in these locations in aggregate did not exceed 5% of our total employee population at the time of the determination. We established a consistently applied compensation measure of annualized base pay, converted to U.S. dollars based on applicable exchange rates as of September 30, 2020. Our population was evaluated as of September 30, 2020 and reflects paid compensation for the entire fiscal year. Where allowed under the rule, we have annualized compensation for employees newly hired during Fiscal 2020.

Based on the above determination, the total compensation (using the same methodology as we use for our NEOs as set forth in the Summary Compensation Table in this report) for the median employee is $9,090. Using the CEO’s total compensation of $10,953,214 under the same methodology, the resulting ratio is 1,205:1. The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

Alternative Fiscal 2020 CEO Pay Ratio

As discussed above, in Fiscal 2020, Mr. Maura received a special Bridge Grant. The Compensation Committee believes it is helpful in evaluating Mr. Maura’s compensation to exclude such special Bridge Grant. When excluding the Bridge Grant, Mr. Maura’s adjusted compensation is $7,941,875 and the alternative ratio of CEO annual total compensation to the median employee for Fiscal 2020 is estimated to be 874:1. This alternative CEO pay ratio is not a substitute for the CEO pay ratio, but we believe it is helpful in fully evaluating the ratio of Mr. Maura’s annual total compensation to that of our median employee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Beneficial Ownership Table

The following table sets forth information regarding beneficial ownership of our common stock, as of June 15, 2021, by:

•	each person who is known by us to beneficially own more than 5% of the outstanding shares of our common stock (each, a “5% Stockholder”);

•	our NEOs for Fiscal 2020;

•	each of our directors; and

•	all directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Determinations as to the identity of 5% Stockholders is based upon filings with the SEC and other publicly available information. Except as otherwise indicated, we believe, based on the information furnished or otherwise available to us, that each person or entity named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to applicable community property laws. The percentage of beneficial ownership set forth below is based upon 42,628,769shares of common stock issued and outstanding as of the close of business on June 15, 2021. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to vested options, as well as options and RSUs held by that person that are currently expected to vest within 60 days of June 15, 2021, are all deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted below, the address of each beneficial owner listed in the table is c/o Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Outstanding Shares
5% Stockholders
FMR LLC(1)	5,621,827	13.2%
Vanguard Group Inc.(2)	3,766,026	8.8%
Our Directors and Named Executive Officers
Leslie L. Campbell(3)	—	*
Joan Chow(3)	—	*
Sherianne James	3,841	*
Randal D. Lewis	40,368	*
Rebeckah Long	2,142	*
David M. Maura(4)	652,750	1.5%
Gautam Patel(5)	—	*
Terry L. Polistina	32,989	*
Hugh R. Rovit	31,914	*
Jeremy W. Smeltser(6)	8,305	*
Anne S. Ward(7)	—	*
Ehsan Zargar(8)	68,904	*
All Directors and Executive Officers as a Group	841,213	2.0%

*	Indicates less than 1% of our outstanding common stock.
(1)	Based solely on a Schedule 13G/A, filed with the SEC on February 8, 2021. The address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.

(2)	Based solely on a Schedule 13G/A, filed with the SEC on February 10, 2021. The address of Vanguard Group Inc. is 100 Vanguard Blvd, Malvern, Pennsylvania 19355.
(3)	Mr. Campbell and Ms. Chow were appointed to the Board in April 2021.
(4)	Includes shares of common stock underlying options that have vested for Mr. Maura totaling 203,652.
(5)	Mr. Patel was appointed to the Board in October 2020.
(6)	Mr. Smeltser was appointed CFO on November 17, 2019.
(7)	Ms. Ward was appointed to the Board in October 2020 and her term will end at the Annual Meeting.
(8)	Includes shares of common stock underlying options that have vested for Mr. Zargar totaling 8,967.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies on Transactions with Related Persons

All of the Company’s executive officers, directors and employees are required to disclose to the Company’s General Counsel all transactions which involve any actual, potential or suspected activity or personal interest that creates or appears to create a conflict between the interests of the Company and the interests of their executive officers, directors or employees. In cases involving executive officers, directors or senior-level management, the Company’s General Counsel will investigate the proposed transaction for potential conflicts of interest and then refer the matter to the Company’s Audit Committee to make a full review and determination. In cases involving other employees, the Company’s General Counsel, in conjunction with the employee’s regional supervisor and the Company’s Director of Internal Audit, will review the proposed transaction. If they determine that no conflict of interest will result from engaging in the proposed transaction, then they will refer the matter to the Company’s CEO for final approval.

The Company’s legal department and financial accounting department monitor transactions for an evaluation and determination of potential related-person transactions that would need to be disclosed in the Company’s periodic reports or proxy materials under generally accepted accounting principles and applicable SEC rules and regulations.

In addition, under our Corporate Governance Guidelines, our directors are prohibited from taking for themselves opportunities related to the Company’s business that are presented to them in their capacity as a director for the Company’s benefit, from using our property, information or position for personal gain or from competing with the Company for business opportunities if such opportunities were presented to them in their capacity as a director for the Company’s benefit. If the Company’s disinterested Board members determine that the Company will not pursue an opportunity that relates to our business and consent to a director then personally pursuing the opportunity, then the director may do so. The Company has declined and in the future may decline, such opportunities and our directors may pursue such opportunities.

For more information on the Company’s policies and procedures for review and approval of related-person transactions, please see the Company’s Code of Ethics for the Principal Executive Officer and Senior Financial Officers and the Spectrum Brands Code of Business Conduct and Ethics, each of which is posted on the Company’s website at www.spectrumbrands.com under “Investor Relations—Corporate Governance Documents.”

On April 4, 2019, Arlington Value Capital, LLC (“Arlington”) and the Company entered into an agreement (the “Arlington Agreement”) regarding Arlington’s ownership of our common stock. In connection with the execution of the Arlington Agreement, the Board has granted approvals under the Charter to exempt Arlington and certain investment advisory clients for whom Arlington manages assets that may be treated as beneficially owned by Arlington (the “Underlying Arlington Funds”) from the Charter’s transfer restrictions in certain circumstances where ownership of Arlington and the Underlying Arlington Funds would not substantially impair the current ability of the Company to utilize certain net operating loss carryforward and other tax benefits of the Company and its subsidiaries.

On September 15, 2019, Mosaic Acquisition Corp. (“Mosaic”), a special purposes acquisition company where David Maura served as the Executive Chairman and Chief Executive Officer and President, entered into an Agreement and Plan of Merger by and among Mosaic and other related Mosaic entities and Vivint Smart Home, Inc. (“Vivint”). The transaction was finalized and closed on January 17, 2020, following which Mosaic was merged out of existence and Vivint survived the transaction. David Maura served as outside director on the Vivint board from January 17, 2020 until March 26, 2020, the date he resigned from Vivint. Vivint has been and is currently, a customer of the Company’s HHI segment with sales consisting of $8.7 million, $20.9 million and $16.1 million for the years ended September 30, 2020, 2019 and 2018, respectively. All transactions and agreements were executed at arms length and subject to our related person transaction policies.

PRINCIPAL ACCOUNTING FEES AND SERVICES

The following table summarizes the fees KPMG LLP, our independent registered public accounting firm, billed to the Company, including SPB Legacy, SB/RH Holdings, LLC (“SB/RH”), FS Holdco II Ltd. (excluding FGL), HGI Energy, LLC and HGI Funding, LLC (FS Holdco II Ltd., HGI Energy, LLC and HGI Funding LLC were solely related to HRG Legacy).

(in millions)	2020	2019
Audit Fees	$5.1	$6.2
Audit-Related Fees	—	2.6
Tax Fees	0.1	0.1
All Other Fees	—	—

Total	$5.1	$8.9

In the above table, in accordance with the SEC’s definition and rules, “Audit Fees” are fees paid to KPMG LLP for professional services for the audit of the Company and SB/RH, and our consolidated financial statements included in our Form 10-K and the review of our financial statements included in Form 10-Q, or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, such as issuance of comfort letters and statutory audits required for certain of our foreign subsidiaries. “Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements, including the due diligence activities relating to mergers and acquisitions, including the audit of standalone carve-out financial statements used as part of our divestiture of the Global Batteries and Lighting and Global Auto Care divisions. “Tax Fees” are fees for tax compliance, tax advice, and tax planning. Such fees were attributable to services for tax compliance assistance and tax advice. “All Other Fees” are fees, if any, for any services not included in the first three categories.

Pre-Approval of Independent Auditors Services and Fees

The Audit Committee pre-approved the audit services engagement performed by KPMG LLP for the year ended September 30, 2020. In accordance with the Audit Committee’s Pre-Approval Policy, the Audit Committee has pre-approved other specified audit, or audit-related services, provided that the fees incurred by KPMG LLP in connection with any individual engagement do not exceed $200,000 in any 12-month period. The Audit Committee must approve for an engagement-by-engagement basis any individual non-audit or tax engagement in any 12-month period. The Audit Committee has delegated to its Chairman the authority to pre-approve any other specific audit or specific non-audit service which was not previously pre-approved by the Audit Committee, provided that any decision of the Chairman to pre-approve other audit or non-audit services shall be presented to the Audit Committee at its next scheduled meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Currently, our Charter provides for the division of our Board into three classes of as nearly equal number of directors as possible. The term of each class of directors is three years, with the term for one class expiring each year in rotation. As a result, one class of directors is elected at each annual stockholders meeting for a term of three years and to hold office until their successors are elected and qualified or until their earlier death, removal or resignation. The term of the current Class III directors expires at the Annual Meeting. Please see Proposal 4 (approval of the Charter Amendment) on page 75 of this Proxy Statement for a description of our board structure if Proposal 4 is approved by our stockholders at the Annual Meeting.

Our NCG Committee, composed entirely of independent directors under the NYSE Rules, proposes nominees for service to our Board and such nominees are reviewed and approved by the entirety of our Board. Our NCG Committee and our Board recommend that each nominee for director be elected at the Annual Meeting. The nominees for election at the Annual Meeting are David M. Maura and Terry L. Polistina. The nominees have consented to continue to serve as directors if elected. In accordance with our Charter, our Board may at any time increase the size of our Board by fixing the number of directors that constitute our whole Board. In addition, if a nominee becomes unavailable for any reason or should a vacancy occur before the election, which we do not anticipate, the proxies will be voted for the election, as director, of such other person as our Board may recommend. Proxies cannot be voted for a greater number of persons than are included in the class of directors – this year that number is two.

Vote Required

Director nominees up for election in Proposal 1 will each be elected by a majority of the votes cast in person or by proxy. For purposes of this proposal, a majority of votes cast means the number of votes cast “for” a director’s election exceeds the number of votes cast “against” such director’s election.

Our majority voting policy provides that in the event that an incumbent director nominee receives a greater number of votes “against” than votes “for” his or her election, he or she must (within five business days following the final certification of the related election results) offer to tender his or her written resignation from our Board to our NCG Committee. Our NCG Committee will review such offer of resignation and will consider such factors and circumstances as it may deem relevant, and, within 90 days following the final certification of the election results, will make a recommendation to our Board concerning the acceptance or rejection of such tendered offer of resignation. The decision of our Board will be promptly publicly disclosed.

OUR BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR CLASS III DIRECTORS.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has approved the engagement of KPMG as the Company’s independent registered public accounting firm to audit our consolidated financial statements for Fiscal 2021. KPMG has served as the Company’s independent registered public accounting firm since January 2011. Our Audit Committee considers KPMG to be well qualified.

Although stockholder ratification of the appointment of KPMG as our independent registered public accounting firm is not required by any applicable law or regulation, stockholder views are being solicited and will be considered by our Audit Committee and our Board. This proposal will be ratified if the number of votes cast in favor of the action represents a majority of the votes represented at the Annual Meeting in person or by proxy. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the fiscal year if it is determined that such a change would be in the best interests of the Company and its stockholders. We expect that a representative of KPMG will be present at the Annual Meeting, with the opportunity to make a statement if he or she so desires and to be available to answer appropriate questions.

To the Company’s knowledge, neither KPMG nor any of its partners has any direct financial interest or any indirect financial interest in the Company other than as the Company’s independent registered public accounting firm.

For information about the professional services rendered by KPMG to us for Fiscal 2020, please see the section of this Proxy Statement captioned “Principal Accountant Fees and Services.”

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to ratify our appointment of KPMG as our independent registered public accounting firm for Fiscal 2021.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2021.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Act and the related rules of the SEC, we are including in this Proxy Statement a separate resolution to enable our stockholders to approve, on an advisory and non-binding basis, the compensation of our named executive officers.

This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement. Accordingly, stockholders will be asked to vote on the following resolution at the Annual Meeting:

“Resolved, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in the proxy statement for this meeting.”

This vote is advisory, and therefore nonbinding. In considering their vote, stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this Proxy Statement. Our Board and our Compensation Committee expect to consider the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.

Vote Required

The affirmative vote of the holders of a majority of the votes represented at the Annual Meeting in person or by proxy is required to approve, on an advisory basis, the compensation of our named executive officers.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 4

APPROVAL OF THE CHARTER AMENDMENT TO DE-CLASSIFY THE BOARD OF DIRECTORS

Our current Charter requires that our Board be divided into three classes, with members of each class serving three-year terms. We maintained a classified Board because from 2009 until July 13, 2018, we were a controlled company and a majority owned subsidiary of our controlling stockholder, HRG. As previously disclosed, on July 13, 2018, we completed the Merger with HRG and transitioned from a controlled company to a widely-held, public company.

Following the Merger in 2018, we have taken consistent steps each year to adopt best practices and improve our corporate governance policies. See page 20 of this Proxy Statement for a highlight of some of these changes. In furtherance of this, our Board regularly reviews the Company’s corporate governance practices to ensure that they are aligned with developments in the Company’s business, changes in regulations and exchange listing requirements, and continually evolving practices in corporate governance. In conducting this review, the Board considers corporate trends, peer practices, the views of institutional stockholders and the guidelines of proxy advisory firms. Moreover, we have, and will continue to, engage in rigorous stockholder outreach to understand stockholder feedback and input on a variety of matters, including our business strategy, and corporate governance.

In connection with the foregoing, in April 2020, we engaged in a discussion with our stockholders, during which we committed to de-classifying our Board in the 12 to 24 month time period following such discussions. Our Board, after careful review of this matter, believes that now is the appropriate time to de-classify our board structure and to implement an annual election of all directors. To effect such change, our Charter must be amended to de-classify the Board, substantially in the Form attached as Appendix B.

Reasons Why You Should Vote in Favor of this Proposal

Our Board considered the advantages and disadvantages of the current classified structure. In reaching its determination to propose the de-classification of the Board, it concluded, following careful consideration of the matter, that the benefits of a classified structure, including maintaining continuity of experience and encouraging a person seeking control of the Company to initiate arms-length discussions with management and our Board, or to seek to prevent a takeover that our Board believes is not in the best interests of stockholders, were outweighed by our Board’s belief that providing our stockholders with the opportunity annually to register their views on the collective performance of the Board and on each director individually will further our goal of ensuring that our corporate governance policies conform to current best practices and maximize accountability to stockholders. Our Board also believes that de-classification of the Board is consistent with actions it has taken since the Merger to adopt best practices in corporate governance for an independent public company.

Our Board also believes it is important for the Board to be responsive to stockholder feedback and accountable to stockholders and committed to strong corporate governance. After careful consideration of the foregoing matters, our Board has determined that a de-classified Board is in the best interests of the Company and its stockholders going forward. Accordingly, the Board has determined that it is appropriate to seek stockholder approval of the Charter Amendment to de-classify the Board and to provide for directors to be elected annually.

Effect of the Charter Amendment

If the Charter Amendment is approved, our Charter would be amended to provide that (i) our current Class I directors would stand for election at our 2022 annual meeting and would stand for election for one-year terms thereafter; (ii) our current Class II directors would stand for election at our 2023 annual meeting and would stand for election for one-year terms thereafter; (ii) the Class III directors standing for election at this Annual Meeting would hold a three-year term, would stand for election at our 2024 annual meeting and would stand for election for one-year terms thereafter; beginning in 2024, all directors would stand for election for one-year terms at the 2024 annual meeting. In 2024, our Board would be fully de-classified.

Class III directors who are up for election at this Annual Meeting will still be elected for three-year terms, even if this proposal is approved. If the proposal is approved, the Class III directors would stand for election for one-year terms when their current terms expire at the 2024 annual meeting. The Charter Amendment would not change the present number of directors or the Board’s authority to change that number and to fill any vacancies or newly created directorships. If the Charter Amendment is approved, our Charter would be amended promptly after the Annual Meeting to eliminate the classified structure of the Board as described above.

Vote Required

The affirmative vote of holders of at least 66-2/3% of the shares outstanding of the Company then outstanding is required to approve the Charter Amendment.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE CHARTER AMENDMENT TO DE-CLASSIFY THE BOARD OF DIRECTORS.

OTHER BUSINESS

As of the date hereof, the Board knows of no other matters to be brought before the meeting. The persons named on the proxy are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting.

POSSIBLE CHANGE IN ANNUAL MEETING

We are monitoring the public health impact of the coronavirus (COVID-19). The health and well-being of our employees, stockholders, directors, officers, and other stakeholders are paramount. If public health developments warrant, we may change the date or location of the annual meeting, including the possibility that we may hold the annual meeting through a “virtual” or online method. Any such change will be announced as promptly as practicable, through a press release and a filing with the Securities and Exchange Commission, as well as any other notification required by state law.

COMMUNICATIONS WITH OUR BOARD

We believe that communications between the Board, our stockholders and other interested parties are an important part of our corporate governance. Stockholders and other interested parties may communicate with our Board, our Audit Committee, our Compensation Committee, our NCG Committee, any individual director, or all non-management directors as a group, by mailing such communications to the following address: c/o Ehsan Zargar, Executive Vice President, General Counsel, and Corporate Secretary at Spectrum Brands Holdings, Inc., 3001 Deming Way, Middleton, WI 53562.

If the letter is from a stockholder, the letter should state that the sender is a stockholder. Under a process approved by our Board and defined in the Corporate Governance Guidelines, depending on the subject matter, management will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the matter directly (as where information about the Company or its stock is requested); or

•	not forward the letter if it is primarily commercial in nature or relates to an improper or irrelevant topic.

A summary of all relevant communications that are received after the last meeting of the full Board, or of non-management directors, and which are not forwarded will be presented at each Board meeting along with any specific communication requested by a director.

Stockholders and other interested parties who have concerns or complaints relating to accounting, internal accounting controls or other matters may contact the Audit Committee by writing to the following address:

Spectrum Brands Holdings, Inc.

Attention: Audit Committee Chair

3001 Deming Way

Middleton, WI 53562

All communications will be handled in a confidential manner, to the extent practicable and permitted by law. Communications may be made on an anonymous basis; however, in these cases the reporting individual must provide sufficient details for the matter to be reviewed and resolved. The Company will not tolerate any retaliation against an employee who makes a good faith report.

FORWARD-LOOKING STATEMENTS

We have made, implied or incorporated by reference certain forward-looking statements in this Proxy Statement. All statements, other than statements of historical facts included or incorporated by reference in this Proxy Statement, including, without limitation, statements or expectations regarding our Global Productivity Improvement Program, our business strategy, future operations, financial condition, estimated revenues, projected costs, projected synergies, prospects, plans and objectives of management, information concerning expected actions of third parties, retention and future compensation of key personnel, our ability to meet environmental, social, and governance goals, the expected impact of the COVID-19 pandemic, economic, social, and political conditions or civil unrest in the U.S. and other countries, and other statements regarding the Company’s ability to meet its expectations for its fiscal 2021 are forward-looking statements. When used in this Proxy Statement, the words future, anticipate, pro forma, seeks, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, goal, target, could, would, will, can, should, may and similar expressions are also intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.

Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation:

•

the impact of the COVID-19 pandemic on our customers, employees, manufacturing facilities, suppliers, the capital markets and our financial condition, and results of operations, all of which tend to aggravate the other risks and uncertainties we face;

•	the impact of our indebtedness on our business, financial condition, and results of operations;

•	the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies;

•	any failure to comply with financial covenants and other provisions and restrictions of our debt instruments;

•

the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business;

•

the impact of fluctuations in transportation and shipment costs, commodity prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit;

•	interest rate and exchange rate fluctuations;

•	the loss of, significant reduction in, or dependence upon, sales to any significant retail customer(s);

•	competitive promotional activity or spending by competitors, or price reductions by competitors;

•	the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands;

•	the impact of actions taken by significant stockholders;

•	changes in consumer spending preferences and demand for our products, particularly in light of the COVID-19 pandemic and economic stress;

•	our ability to develop and successfully introduce new products, protect our intellectual property and avoid infringing the intellectual property of third parties;

•

our ability to successfully identify, implement, achieve and sustain productivity improvements (including our Global Productivity Improvement Program), cost efficiencies (including at our manufacturing and distribution operations), and cost savings;

•	the seasonal nature of sales of certain of our products;

•	the effects of climate change and unusual weather activity as well as further natural disasters and pandemics;

•	the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations);

•

our discretion to conduct, suspend or discontinue our share repurchase program (including our discretion to conduct purchases, if any, in a variety of manners including open-market purchases or privately negotiated transactions)

•

public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties;

•	the impact of existing, pending or threatened litigation, government regulations or other requirements or operating standards applicable to our business;

•

the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new or increasingly complex global data privacy regulations;

•	changes in accounting policies applicable to our business;

•	our ability to utilize net operating loss carry-forwards to offset tax liabilities from future taxable income;

•	the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring activities;

•	our ability to successfully implement further acquisitions or dispositions and the impact of any such transactions on our financial performance;

•	the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles;

•	the impact of economic, social and political conditions or civil unrest in the U.S. and other countries;

•	the effects of political or economic conditions, terrorist attacks, acts of war, natural disasters, public health concerns or other unrest in international markets;

•	our ability to achieve our goals regarding environmental, social, and governance practices;

•	our increased reliance on third party partners, suppliers, and distributors to achieve our business objectives; and

•

the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including their most recently filed Annual Report on Form 10-K and subsequent Quarterly Report(s) on Form 10-Q.

Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this Proxy Statement is accurate only as of the end of the period covered by this Proxy Statement, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the U.S. and the rules and regulations of the SEC, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

APPENDIX A

INFORMATION REGARDING NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects the ongoing operating performance and trends of our segments, excluding certain non-cash based expenses and/or non-recurring items during each of the comparable periods. It also facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA is also used for determining compliance with the Company’s debt covenants. See Note 12 - Debt in the Notes to the Consolidated Financial Statements, included elsewhere in the 2020 Annual Report, for additional detail. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense (from intangible assets) from net income. Adjusted EBITDA further excludes:

•

Stock based and other incentive compensation costs that consist of costs associated with long-term compensation arrangements and other equity-based compensation based upon achievement of long-term performance metrics; and generally consist of non-cash, stock-based compensation. See Note 19 - Share Based Compensation in Notes to the Consolidated Financial Statements, included elsewhere in the 2020 Annual Report, for further details. Additionally, the Company issued certain incentive bridge awards due to changes in the Company’s long-term compensation plans that allow for cash-based payment upon employee election which have been included in the adjustment but do not qualify for shared-based compensation;

•

Restructuring and related charges, which consist of project costs associated with the restructuring initiatives across the Company’s segments. See Note 5 - Restructuring and Related Charges in Notes to the Consolidated Financial Statements, included elsewhere in the 2020 Annual Report, for further details;

•

Transaction related charges that consist of (1) transaction costs from qualifying acquisition transactions during the period, or subsequent integration related project costs directly associated with an acquired business; and (2) divestiture related transaction costs that are recognized in continuing operations and post-divestiture separation costs consisting of incremental costs to facilitate separation of shared operations, including development of transferred shared service operations, platforms and personnel transferred as part of the divestitures and exiting of transition service arrangements (TSAs) and reverse TSAs. See Note 2 – Significant Accounting Policies and Practices in Notes to the Consolidated Financial Statements, included elsewhere in the 2020 Annual Report, for further details;

•

Gains and losses attributable to the Company’s investment in Energizer common stock, acquired as part of consideration received from the Company’s sale and divestiture of GAC during the year ended September 30, 2019. See Note 3 – Divestitures and Note 7 – Fair Value of Financial Instruments in Notes to the Consolidated Financial Statements, included elsewhere in the 2020 Annual Report, for further details;

•	Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations (when applicable);

•	Non-cash purchase accounting inventory adjustments recognized in earnings from continuing operations after an acquisition (when applicable);

•

Foreign currency gains and losses attributable to multicurrency loans for the years ended September 30, 2020 and 2019, that were entered into with foreign subsidiaries in exchange for the receipt of divestiture proceeds by the parent company and the distribution of the respective foreign

A-1

subsidiaries’ net assets as part of the GBL and GAC divestitures. The Company has entered into various hedging arrangements to mitigate the volatility of foreign exchange risk associated with such loans;

•

Incremental reserves associated with environmental remediation activity of legacy properties and former manufacturing sites assumed by the organization which had previously been exited by the Company, plus legal settlement costs associated with retained litigation from the Company’s divested GAC operations realized during the year ended September 30, 2019. See Note 20 – Commitments and Contingencies in Notes to the Consolidated Financial Statements included elsewhere in the 2020 Annual Report for further discussion;

•

Legal and litigation costs associated with Salus during the years ended September 30, 2020 and 2019 as it is not considered a component of the continuing commercial products company, but continues to be consolidated by the Company after completion of the Spectrum Merger until the Salus operations can be wholly dissolved and/or deconsolidated;

•

Gain on extinguishment of the Salus CLO debt due to the discharge of the obligation during the year ended September 30, 2020. See Note 12 - Debt in Notes to the Consolidated Financial Statements, included elsewhere in the 2020 Annual Report, for further details; and

•

Other adjustments primarily consisting of costs attributable to (1) expenses and cost recovery for flood damage at the Company’s facilities in Middleton, Wisconsin recognized during the years ended September 30, 2020 and 2019; (2) incremental costs for separation of a key executives during the years ended September 30, 2020 and 2019; (3) incremental costs associated with a safety recall in GPC during the year ended September 30, 2019; (4) operating margin on H&G sales to GAC discontinued operations during the year ended September 30, 2019; and (5) certain fines and penalties for delayed shipments following the completion of a GPC distribution center consolidation in EMEA during the year ended September 30, 2019.

We provide this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While our management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace our GAAP financial results and should be read in conjunction with those GAAP results. The table below has been provided to reconcile non-GAAP measurements discussed to the most relevant GAAP financial measurements.

SPECTRUM BRANDS HOLDINGS, INC. (in millions)	Year Ended September 30, 2020	Year Ended September 30, 2019
Net income (loss) from continuing operations	$84.5	$(186.7)
Income tax expense (benefit)	70.9	(7.1)
Interest expense	144.5	222.1
Depreciation and amortization	148.5	180.8

EBITDA	448.4	209.1
Share and incentive based compensation	43.6	53.7
Restructuring and related charges	72.6	65.7
Transaction related charges	23.1	21.8
Loss on Energizer investment	16.8	12.1
Loss on assets held for sale	26.8	—
Write-off from impairment of goodwill	—	116.0
Write-off from impairment of intangible assets	24.2	35.4
Foreign currency loss on multicurrency divestiture loans	3.8	36.2
Legal and environmental remediation reserves	—	10.0
GPC safety recall	—	0.7
Salus	0.6	1.6
Salus CLO debt extinguishment	(76.2)	—
Other	(3.5)	4.7

Adjusted EBITDA	$580.2	$567.0

A-2

APPENDIX B

AMENDMENT TO

CERTIFICATE OF INCORPORATION

OF

SPECTRUM BRANDS HOLDINGS, INC.

Spectrum Brands Holdings, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware, as from time to time amended (the “DGCL”), DOES HEREBY CERTIFY THAT:

1.        The Certificate of Incorporation of the Corporation as heretofore in effect is hereby amended by amending and restating Section 5.2 thereof to provide in its entirety as follows:

“5.2 As of the effective time of the amendment providing for this Section 5.2, the Board is divided into three classes, designated as Class I, Class II and Class III, the terms of office of the Directors assigned to Class I expiring at the 2022 annual meeting of stockholders (an “Annual Meeting”), the terms of office of the Directors assigned to Class II expiring at the 2023 Annual Meeting and the terms of office of the Directors assigned to Class III expiring at the 2024 Annual Meeting. Commencing immediately prior to the election of directors at the 2022 Annual Meeting, the Board shall be divided into two classes of directors, Class A and Class B, with the directors in Class A having a term that expires at the 2023 Annual Meeting and the directors in Class B having a term that expires at the 2024 Annual Meeting. The successors of the directors who, immediately prior to the 2022 Annual Meeting, were members of Class I (and whose terms will expire at the 2022 Annual Meeting) shall be elected to Class A; the directors who, immediately prior to the 2022 Annual Meeting, were members of Class II (and whose terms are scheduled to expire at the 2023 Annual Meeting) shall become members of Class A for a term expiring at the 2023 Annual Meeting; and the directors who, immediately prior to the 2022 Annual Meeting, were members of Class III (and whose terms are scheduled to expire at the 2024 Annual Meeting) shall be members of Class B for a term expiring at the 2024 Annual Meeting. Commencing immediately prior to the election of directors at the 2023 Annual Meeting, there shall be a single class of directors, Class I with all directors of such class having a term that expires at the 2024 Annual Meeting. The successors of the directors who, immediately prior to the 2023 Annual Meeting, were members of Class A (and whose terms will expire at the 2023 Annual Meeting) shall be elected to Class I and the directors who, immediately prior to the 2023 Annual Meeting, were members of Class B (and whose terms are scheduled to expire at the 2024 Annual Meeting) shall become members of Class I for a term expiring at the 2024 Annual Meeting. At the 2024 Annual Meeting and each Annual Meeting thereafter, all Directors shall be elected to serve for one-year terms expiring at the next Annual Meeting. Each Director shall hold office until the expiration of his or her term of office and his or her successor is elected and qualified, or until such Director’s earlier resignation or removal. Any Director appointed to fill a vacancy shall have the same remaining term as that of his or her predecessor, and any Director appointed to a newly created directorship upon an increase in the authorized number of Directors shall have the same remaining term as that of the class to which such newly created directorship is assigned by the Board at the time of its creation. For avoidance of doubt, whenever the Board is divided into more than one class, the number of directorships assigned to each such class need not be as nearly equal in number as possible. Nothing in this Section 5.2 shall apply to any Director that may be separately elected by holders of any class or series of Preferred Stock.”

2.        The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

B-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this      day of                     , 2021.

SPECTRUM BRANDS HOLDINGS, INC.

By:

Name:	Ehsan Zargar
Title:	Executive Vice President, General Counsel & Corporate Secretary

B-2

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET

Log on to:

www.proxyvote.com

Follow the on-screen instructions

available 24 hours

VOTE BY PHONE

Call 1-800-690-6903

Follow the recorded instructions

available 24 hours

VOTE BY MAIL

Vote, sign and date this Proxy

Card and return in the

postage-paid envelope

VOTE IN PERSON

Attend Stockholder Meeting

at the principal office of Spectrum Brands Holdings, Inc.,

3001 Deming Way

Middleton, Wisconsin 53562

on August 3, 2021

Please detach at perforation before mailing.

PROXY CARD

SPECTRUM BRANDS HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 3, 2021

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby constitutes and appoints David M. Maura, Jeremy W. Smeltser, and Ehsan Zargar, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of Spectrum Brands Holdings, Inc. (the “Company”) to be held at the principal office of the Company, 3001 Deming Way, Middleton, Wisconsin 53562, on August 3, 2021, beginning at 9:00 a.m. Eastern Time, and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $0.01 per share, of the Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as indicated on the reverse. They are also given authority to transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement.

This Proxy, when properly executed, will be voted in the manner directed on the reverse side. If no direction is made, this Proxy will be voted as the Board of Directors recommends.

VOTE VIA THE INTERNET: www.proxyvote.com VOTE VIA THE TELEPHONE: 1-800-6903

PLEASE MARK, SIGN, DATE ON THE REVERSE SIDE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

EVERY STOCKHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Annual Stockholder Meeting to Be Held on August 3, 2021.

The Proxy Statement and Annual Report for this meeting are available at:

www.spectrumbrands.com

IF YOU VOTE BY TELEPHONE OR INTERNET,

PLEASE DO NOT MAIL YOUR CARD

Please detach at perforation before mailing.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS, AND FOR PROPOSALS 2, 3 and 4.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN IN THIS EXAMPLE:  ☒

A. 1.	Proposals The Board of Directors recommends you vote “FOR” the proposals. Election of the two Class III Directors:
	Nominees:	FOR	AGAINST	ABSTAIN

	01. David M. Maura	☐	☐	☐

	02. Terry L. Polistina	☐	☐	☐

		FOR	AGAINST	ABSTAIN

2.	Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2021.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

3.	To approve, on an advisory basis, the compensation of the Company’s executive officers.	☐	☐	☐

		FOR	AGAINST	ABSTAIN

4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to de-classify the Board of Directors.	☐	☐	☐

B.	Authorized Signatures — This section must be completed for your vote to be counted. — Sign and Date Below

Note:

Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Date (mm/dd/yyyy) — Please print date below	Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box

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